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                         Twelfth Supplemental Indenture



                           Unitil Energy Systems, Inc.
                     (successor to Concord Electric Company)


                                       to


                     U.S. Bank National Association, Trustee


                          Dated as of December 2, 2002


                           Amending and Restating the
        Concord Electric Company Indenture of Mortgage and Deed of Trust


                            Dated as of July 15, 1958



                        In Connection With the Merger of
                        Exeter & Hampton Electric Company
                          into Concord Electric Company


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

                            Concord Electric Company


                         Twelfth Supplemental Indenture
                          Dated as of December 2, 2002


                                Table of Contents

Section                             Heading                                Page

Recitals.......................................................................1

Part One             Restatement of Indenture..................................3


Article I            Definitions...............................................7

     Section 1.01.   Definitions...............................................7

Article II           General Provisions as to the Bonds.......................15

     Section 2.01.   General Limitations......................................15
     Section 2.02.   General Designation......................................15
     Section 2.03.   Series of Bonds..........................................16
     Section 2.04.   Form and Denomination....................................16
     Section 2.05.   Supplemental Indenture Creating New Series...............16
     Section 2.06.   Request for Authentication and Delivery of Bonds.........17
     Section 2.07.   Execution, Authentication, Delivery......................17
     Section 2.08.   Registration of Holders..................................18
     Section 2.09.   Persons Deemed Owners....................................18
     Section 2.10.   Mutilated, Destroyed, Lost and Stolen Bond...............19
     Section 2.11.   Temporary Bond...........................................19

Article III          Bonds of the Outstanding Series and Exchange Bonds.......19

Article IV           Bonds Against Property Additions.........................21

     Section 4.01.   Definitions for Issuing Bonds Against Property
                     Additions................................................21
       A--Fixed Property, Property Additions..................................21
       B--Purchased Property..................................................22
       C--Gross Expenditures for Property Additions, Gross Expenditures.......22
       D--Retirements.........................................................23
       E--Net Retirements.....................................................23
       F--Net Expenditures for Property Additions, Net Expenditures...........23
       G--Bonded Expenditures.................................................24
       H--Net Bondable Expenditures for Property Additions, Net Bondable
          Expenditures........................................................24

     Section 4.02. Definitions for Earnings Test..............................25
       A--Gross Operating Revenues............................................25
       B--Earnings Available for Interest Charges.............................25
       C--Earnings Available for Interest Charges Certificate, Annual
          Interest Requirements...............................................26
     Section 4.03.   General Provisions.......................................26
     Section 4.04.   Additional Bonds Against Property Additions Issuance
                       Tests..................................................27
     Section 4.05.   Documents Required for Authentication of Bonds...........27

Article V            Bonds for Refunding Purposes.............................29

     Section 5.01.   General Provisions.......................................29
     Section 5.02.   Issuance Requirements....................................29

Article VI           Bonds Against Cash.......................................30

     Section 6.01.   General Provisions.......................................30
     Section 6.02.   Cash Withdrawal Requirements.............................30

Article VII          Redemption of Bonds......................................31

     Section 7.01.   Manner of Redemption.....................................31
     Section 7.02.   Selection of Bonds to Be Redeemed........................31
     Section 7.03.   Notice of Redemption.....................................32
     Section 7.04.   Redemption Price.........................................32
     Section 7.05.   Partial Redemption of Bond...............................32
     Section 7.06.   Deposited Moneys for Redemption..........................32
     Section 7.07.   Cancellation of Bonds....................................32
     Section 7.08.   Payment of Redemption....................................33

Article VIII         General Covenants........................................33

     Section 8.01.   Further Actions..........................................33
     Section 8.02.   Payment..................................................33
     Section 8.03.   Maintain Title of Property...............................34
     Section 8.04.   Taxes and Assessment; Liens..............................34
     Section 8.05.   Conduct Business and Maintain Properties.................34
     Section 8.06.   Compliance with Underlying Mortgages.....................35
     Section 8.07.   Acquisition of Property Subject to Underlying Mortgages..36
     Section 8.08.   Records of Accounts and Certificate......................37
     Section 8.09.   Annual Certificate of Compliance.........................37
     Section 8.10.   Insurance................................................38
     Section 8.11.   Maintenance of Corporate Existence and Rights............38
     Section 8.12.   Eminent Domain...........................................39
     Section 8.13.   Records at Trustee.......................................40
     Section 8.14.   No Extensions for Claims of Interest.....................40
     Section 8.15.   Restricted Payments......................................40
     Section 8.16.   Transactions with Affiliates.............................41

Article IX           Supplemental Indentures and Indenture Modifications......41

     Section 9.01.   Supplemental Indentures without Consent of Bondholders...41
     Section 9.02.   Modification of Indenture................................42
     Section 9.03.   Execution of Supplemental Indenture......................43
     Section 9.04.   Effect of Supplemental Indenture.........................43

Article X            Possession, Use and Release of Mortgaged Property........43

     Section 10.01.  Possession and Use of Mortgaged Property.................43
     Section 10.02.  Alterations to Mortgaged Property........................43
     Section 10.03.  Dispositions of Mortgaged Property without Release.......43
     Section 10.04.  Release of Mortgaged Property............................44
     Section 10.04A. Application for Release of Mortgaged Property............46
     Section 10.05.  Purchaser Protected......................................47
     Section 10.06.  Company's Covenant Regarding Disposition.................47
     Section 10.07.  Powers Exercisable by Receiver or Trustee................47

Article XI           Holding and Application of Trust Moneys..................48

     Section 11.01.  Trust Moneys Defined.....................................48
     Section 11.02.  Withdrawal or Redemption of Outstanding Bonds............48
     Section 11.03.  Redemption Procedures....................................49
     Section 11.05.  Redeemed Bonds...........................................49

Article XII          Consolidations, Mergers and Sales........................50

     Section 12.01.  Consolidation, Merger and Sales Permitted on Certain
                       Terms..................................................50
     Section 12.02.  Successor Corporation Substituted........................52
     Section 12.03.  Opinion of Counsel Required..............................52

Article XIII         Discharge of Indenture...................................52

Article XIV          Default Provisions and Remedies..........................53

     Section 14.01.  Events of Default Defined................................53
     Section 14.02.  Acceleration of Maturity; Rescission and Annulment.......54
     Section 14.03.  Interest on Overdue Payments.............................56
     Section 14.04.  Entry Upon Mortgaged Property............................56
     Section 14.05.  Power of Sale............................................57
     Section 14.06.  Suits for Enforcement; Remedies..........................57
     Section 14.07.  Right of Bondholders to Direct Trustee...................58
     Section 14.08.  Receiver.................................................58
     Section 14.09.  Bonds Due and Payable Following Sale.....................58
     Section 14.10.  Bondholders Right to Bid at Sale.........................58
     Section 14.11.  Purchaser Not Responsible for Proceeds Application.......58
     Section 14.13.  Application of Moneys by Trustee.........................59
     Section 14.14.  Waiver of Appraisement and Other Laws....................59

     Section 14.15.  Payment Event of the Default Suits to Protect Trust
                       Estate.................................................60
     Section 14.16.  Trustee May Enforce Claims Without Possession of Bonds...61
     Section 14.17.  Limitation on Bondholder Suits...........................61

Article XV           The Trustee..............................................62

     Section 15.01.  Certain Duties and Responsibilities......................62
     Section 15.02.  Certain Rights of the Trustee............................63
     Section 15.03.  Trustee's Compensation...................................65
     Section 15.04.  Notice of Events of Default..............................65
     Section 15.05.  Intervention in Judicial Proceedings.....................66
     Section 15.06.  Conversion, Merger, Consolidation or Sale of Business of
                       Trustee................................................66
     Section 15.07.  Resignation of Trustee...................................66
     Section 15.08.  Removal of Trustee.......................................66
     Section 15.09.  Resignation and Removal Becoming Effective...............66
     Section 15.10.  Successor or Temporary Trustee...........................66
     Section 15.11.  Acceptance of Appointment by Successor...................67
     Section 15.12.  Separate Trustee or Co-Trustees..........................67
     Section 15.13.  Payment of Certain Charges...............................68
     Section 15.14.  Instruments Accepted as Conclusive Evidence..............68
     Section 16.01.  Immunity of Incorporators, Stockholders, Officers,
                       Directors and Employees................................68
     Section 16.02.  Evidence of Action by Bondholders; Proof of Execution....69
     Section 16.03.  Exclusive Benefit of Indenture...........................69
     Section 16.04.  Separability of Indenture Provisions.....................69
     Section 16.05.  Service of Notices to the Company and the Trustee........70
     Section 16.06.  Repayment of Unclaimed Money.............................70
     Section 16.07.  Certificates or Opinions to Trustee......................70
     Section 16.08.  Successors and Assigns...................................70
     Section 16.09.  Counterparts.............................................71
     Section 16.11.  New Hampshire Law Applicable.............................71

Signature.....................................................................73

Article One          Creation of Series L bonds................................1

Article Two          Redemption................................................6


Part Two             Restatement of Terms and Provisions of Merger Date Series
                     Bonds

Part Three           Terms and Provisions of Exchange Bonds

Schedule A   --  List of Property
                   Part I - Merrimack County Properties
                   Part II - Rockingham County Properties
Exhibit A    --  Form of Bond

Exhibit B    --  Form of Certificate of Net Bondable Expenditures
Exhibit C    --  Terms and Provisions of Series I, 8.49% Bonds
Exhibit D    --  Terms and Provisions of Series J, 6.96% Bonds
Exhibit E    --  Terms and Provisions of Series K, 8.00% Bonds
Exhibit F    --  Terms and Provisions of Series L, 8.49% Bonds
Exhibit G    --  Terms and Provisions of Series M, 6.96% Bonds
Exhibit H    --  Terms and Provisions of Series N, 8.00% Bonds

     This Twelfth Supplemental Indenture is dated as of December 2, 2002 and entered into by and between Unitil Energy Systems, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of New Hampshire, having its principal office and place of business in Hampton, County of Rockingham in the State of New Hampshire (hereinafter sometimes referred to as the "Company"), and U.S. Bank National Association, a national banking association (successor to Old Colony Trust Company), having an office and place of business in Boston, Massachusetts, as Trustee (hereinafter sometimes referred to as the "Trustee"), with reference to the following Recitals:


                                    Recitals

     The background of this Twelfth Supplemental Indenture is:

     A. The Company has heretofore executed and delivered to the Trustee its Indenture of Mortgage and Deed of Trust dated as of July 15, 1958 (hereinafter sometimes referred to as the "Original Indenture") and has executed and delivered to the Trustee, the following supplemental indentures thereto: (a) a First Supplemental Indenture dated as of January 15, 1968, (b) a Second Supplemental Indenture dated as of November 15, 1971, (c) a Third Supplemental Indenture dated as of July 1, 1975, (d) a Fourth Supplemental Indenture dated as of March 28, 1984, (e) a Fifth Supplemental Indenture dated as of June 1, 1984,
(f) a Sixth Supplemental Indenture dated as of October 29, 1987, (g) a Seventh Supplemental Indenture dated as of August 29, 1991, (h) an Eighth Supplemental Indenture dated as of October 14, 1994, (i) a Ninth Supplemental Indenture dated as of September 1, 1998, (j) a Tenth Supplemental Indenture dated as of January 15, 2001 and (k) an Eleventh Supplemental Indenture dated as of April 20, 2001 (the Original Indenture and such supplemental indentures being sometimes collectively referred to as the "Indenture") for the purpose of securing Bonds of the Company to be issued in series from time to time in the manner and subject to the conditions set forth in the indenture;

     B. There are presently issued and outstanding under the Indenture the following Bonds in the following principal amounts and with the maturity dates indicated:

          (i) $6,000,000 aggregate principal amount of the Company Series I, 8.49% Bonds due October 14, 2024;

          (ii) $10,000,000 aggregate principal amount of the Company Series J, 6.96% Bonds due September 1, 2028; and

          (iii) $7,500,000 aggregate principal amount of the Company Series K, 8.00% Bonds due May 1, 2031;

     C. Exeter & Hampton Electric Company ("Exeter") has executed and delivered to U.S. Bank National Association, a national banking association (successor to Old Colony Trust Company), as Trustee, its Indenture of Mortgage and Deed of Trust dated as of December 1, 1952 (hereinafter sometimes referred to as the "Original Exeter Indenture") and has executed and delivered to such Trustee, the following supplemental indentures thereto: (a) a First

Supplemental Indenture dated as of January 16, 1956, (b) a Second Supplemental Indenture dated as of January 15, 1960, (c) a Third Supplemental Indenture dated as of June 1, 1964, (d) a Fourth Supplemental Indenture dated as of January 15, 1968, (e) a Fifth Supplemental Indenture dated as of November 15, 1971, (f) a Sixth Supplemental Indenture dated as of April 1, 1974, (g) a Seventh Supplemental Indenture dated as of December 15, 1977, (h) an Eighth Supplemental Indenture dated as of October 28, l987, (i) a Ninth Supplemental Indenture dated as of August 29, 1991, (j) a Tenth Supplemental Indenture dated as of October 14, 1994, (k) an Eleventh Supplemental Indenture dated as of September 1, 1998 and (l) a Twelfth Supplemental Indenture dated as of April 20, 2001 (the Original Exeter Indenture and such supplemental indentures being sometimes collectively referred to as the "Exeter Indenture") for the purpose of securing Bonds of Exeter to be issued in series from time to time in the manner and subject to the conditions set forth in the indenture;

     D. There are presently issued and outstanding under the Exeter Indenture the following Bonds (the "Exeter Bonds") in the following principal amounts and with the maturity dates indicated:

          (i) $9,000,000 aggregate principal amount of the Exeter Series K, 8.49% Bonds due October 14, 2024;

          (ii) $10,000,000 aggregate principal amount of the Exeter Series L, 6.96% Bonds due September 1, 2028; and

          (iii) $7,500,000 aggregate principal amount of the Exeter Series M, 8.00% Bonds due May 1, 2031;

     E. Prior to the Merger Date (as hereinafter defined), both the Company and Exeter were wholly-owned subsidiaries of Unitil Corporation, a registered holding company under the Public Utility Holding Company Act of 1935, as amended. On December 2, 2002 (the "Merger Date"), Unitil Corporation combined all of the operations of the Company and Exeter through the merger of Exeter into the Company (the "Merger") pursuant to an Agreement and Plan of Merger dated as of November 26, 2002 between the Company and Exeter (the "Merger Agreement"). On the Merger Date the Company assumed all of the obligations of Exeter under the Exeter Indenture and the Exeter Bonds pursuant to a Consent and Agreement dated as of November 26, 2002 among Exeter, the Company and the holders of the Exeter Bonds and the Bonds outstanding under the Indenture;

     F. On January 24, 2003 (the "Closing Date"), (i) each holder of an Exeter Bond will exchange such Exeter Bond for a bond issued by the Company under the Indenture containing substantially the same terms and provisions as such Exeter Bond (all such exchanges being collectively, the "Exchange"), (ii) the Exeter Indenture will be cancelled and discharged and (iii) the Exeter Bonds will be cancelled;

     G. The Company, in the exercise of the power and authority conferred upon or reserved to it by the provisions of the Indenture and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee this Twelfth Supplemental Indenture (hereinafter sometimes referred to as the "Twelfth Supplemental Indenture") in order to amend and restate the Indenture in connection with the Merger which will be effective as of the Merger Date;

     H. Exeter has obtained and filed with the Trustee the written consent of the holders of the Exeter Bonds to the Exchange and to the restatement of and other amendments to the Indenture which are hereinafter set forth;

     I. The Company has also obtained and filed with the Trustee the written consent of the holders of all of the Bonds under the Indenture outstanding prior to the Merger to the restatement of and the other amendments to the Indenture which are hereinafter set forth;

     J. The Company has determined that all conditions and requirements necessary to make this Twelfth Supplemental Indenture, in the form and terms hereof, a valid, binding and legal agreement in accordance with its terms and the purposes herein expressed, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

     Now, Therefore, in consideration of the premises and of the sum of One Dollar ($1.00) duly paid by the Trustee to the Company at or before the delivery of these presents, and for other valuable consideration, the receipt whereof is hereby acknowledged, the Company hereby covenants and agrees with the Trustee, and its successors in the trust under the Indenture, for the equal benefit of all present and future bondholders as follows:


                                    Part One
                            Restatement of Indenture

     The first Whereas paragraph and all provisions of the Original Indenture which follow such paragraph including, without limitation, the Granting Clauses and Articles I through XVI of such Original Indenture, and all of the indentures supplemental thereto other than this Twelfth Supplemental Indenture, are hereby amended and restated in their entirety to read as follows, provided that this restatement shall not affect any specific terms or provisions of the Bonds outstanding contained in the Bonds themselves except as herein or hereinafter otherwise provided and the form of bond hereinafter issued under the Indenture shall only be in registered form and the form of such bond to be used hereinafter is set forth in Exhibit A hereto:

     Whereas, the Company has duly authorized by law to issue, sell or otherwise dispose of its obligations for its lawful corporate purposes and to secure the payment of such obligations by a first mortgage and deed of trust of and upon its properties, rights, privileges and franchises now owned or hereafter acquired; and

     Whereas the Company has deemed it necessary and advisable to borrow money from time to time to retire its obligations and for other proper corporate purposes, and to issue its Bonds therefor, and to mortgage and pledge its property hereinafter described to secure the payment of said Bonds, and to that end has authorized and directed the issue of its Bonds from time to time limited in aggregate principal amount as hereinafter provided, to be designated as its

First Mortgage Bonds, to be issuable in one or more series, to be fully registered Bonds without coupons, to bear such date or dates, to mature on such date or dates, to bear interest at such rates and to contain and enjoy or to be subject to such provisions as shall be determined by the Board of Directors of the Company prior to the issue thereof; and

     Whereas all things necessary to make the said Bonds, when authenticated by the Trustee and issued as in this Indenture provided, valid, binding and legal obligations of the Company, and to constitute this Indenture a valid first mortgage and deed of trust to secure the payment of the principal of and interest on all Bonds issued hereunder, have been done and performed, and the creation, execution and delivery of this Indenture, and the creation, execution and issue of said Bonds subject to the terms hereof have in all respects been duly authorized;

     Now, Therefore, This Indenture Witnesseth that, in consideration of the premises and of the sum of $1 duly paid to the Company by the Trustee, and of other good and valuable consideration, receipt whereof upon the ensealing and delivery of this Indenture the Company hereby acknowledges, and in order to secure the equal pro rata payment (except as herein otherwise provided) of both the principal of and the interest on all of the Bonds at any time authenticated, issued and outstanding hereunder, according to their tenor, purport and effect and the provisions hereof, and to secure the faithful performance and observance of all the covenants, obligations, conditions and provisions therein and herein contained;

     The Company has given, granted, bargained, sold, warranted, pledged, assigned, transferred, mortgaged and conveyed, and by these presents does give, grant, bargain, sell, warrant, pledge, assign, transfer, mortgage and convey, unto the Trustee and its successors in the trusts hereof, and its and their assigns, all and singular the following described property and rights and interests in property, whether now owned or hereafter acquired by the Company (all of the foregoing, with all other property and rights and interests in property intended to be hereby conveyed, mortgaged, transferred, and assigned, or at any time conveyed, mortgaged, pledged, transferred, assigned or delivered, and all proceeds of any of the foregoing at any time conveyed, mortgaged, transferred, assigned, paid or delivered to and from time to time held by the Trustee upon the trusts hereof, being herein generally called, collectively, the "Mortgaged Property" or "Trust Estate") and grants a security interest therein as permitted by applicable law;

     All real estate and rights and interests in and to real estate, all plants, stations, structures, lines, facilities and other physical property used or useful in the business of generating, producing, transmitting, distributing, utilizing or purchasing electricity, including all machinery, equipment, tools and other tangible personal property used or useful in connection therewith, all dams, reservoirs, water, flowage and riparian rights and all franchises, licenses, permits, easements and rights of way used or useful in connection with said business, and all other property wherever located and of whatever nature, whether real, personal or mixed, in all cases not specifically reserved and excepted, and whether now owned or hereafter acquired by the Company, including, without limiting the generality of the foregoing, all property specifically described in Schedule A hereto;

     Also any and all cash, stocks, shares, bonds, notes, securities and other property which at any time hereafter, by delivery or writing of any kind for the purposes hereof, may be expressly conveyed, mortgaged, pledged, delivered, assigned, transferred or paid to or deposited with the Trustee hereunder by the Company or by a successor corporation, or with its consent by any one in its behalf, as and for any additional security for the Bonds issued and to be issued hereunder, the Trustee being authorized at any and all times to receive such conveyance, mortgage, pledge, delivery, assignment, transfer, payment or deposit, and to hold and apply any and all such cash, stocks, shares, bonds, notes, securities and other property in accordance with the provisions hereof and/or of such writing;

     Together With all the Company's now-existing or hereafter acquired right, title and interest in and to any and all physical property of the Company, now or hereafter subject to any prior mortgage, pledge, charge and/or other encumbrance or lien, and the cash and/or other proceeds therefrom, to the extent that such property, cash and/or proceeds shall not be otherwise held and/or applied pursuant to the requirements of any such mortgage, pledge, charge and/or other encumbrance or lien;

     And Together With all and singular the now-existing and hereafter-acquired rights, privileges, tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with all reversion and reversions, remainder and remainders and, subject to the provisions of Article X hereof, all rents, revenues, income, issues and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire, in and to all and every part of the foregoing, it being the intention to include herein and to subject to the lien hereof all land, interests in land, real estate, equipment, machinery and other physical assets and all franchises whether now owned by the Company or which it may hereafter acquire and wherever situated, as if the same were now owned by the Company and were specifically described and conveyed hereby, except as hereinafter specified;

     Subject, However, in so far as affected thereby, to any Permitted Encumbrances as defined in Section 1.01, and, as to the property specifically described in Schedule A hereto, to the liens, encumbrances, reservations, restrictions, conditions, limitations, covenants, interests and exceptions, if any, set forth or referred to in the descriptions thereof contained in said Schedule A, none of which substantially interferes with the free use and enjoyment by the Company of the property and rights hereinbefore described for the general purposes and uses of the Company's electric business;

     And Subject Further, as to all hereafter-acquired property of any character hereinbefore described, in so far as affected thereby, to any mortgages, encumbrances or liens on such after-acquired property existing at the time of such acquisition or contemporaneously created, conforming to the provisions of
Section 8.07 hereof;

     But Specifically Reserving, Excepting and Excluding from this Indenture, and from the grant, conveyance, mortgage, transfer and assignment herein contained (sometimes hereinafter called "Excepted Property"):

     (a) all property, permits, licenses, franchises and rights, whether now owned or hereafter acquired by the Company, which are intended to be hereby granted, conveyed, mortgaged, transferred and assigned (exclusive of property specifically described in Schedule A hereto), but which cannot be so granted, conveyed, mortgaged, transferred or assigned without the consent of other parties whose consent is not, after reasonable effort, secured, or without subjecting the Trustee to a liability not otherwise contemplated by the provisions of this Indenture, or which otherwise may not be hereby lawfully and/or effectively granted, conveyed, mortgaged, transferred and assigned by the Company;

     (b) the last day of the term of each leasehold estate (oral or written, and/or any agreement therefor) now or hereafter enjoyed by the Company, and whether falling within a general or particular description of property herein;

     (c) all the Company's present and future fuel, merchandise held for sale, cash on hand or in bank, books, choses in action, contracts, shares of stock, bonds and other securities, documents and accounts and bills receivable (except proceeds of the trust estate, and insurance and other moneys, and purchase money obligations, required by, the provisions hereof to be paid to or deposited with the Trustee), and materials, stores, supplies and other personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the plants or systems of the Company; and

     (d) all property of the Company which is not Public Utility Property and which has been duly released by the Trustee from the lien hereof pursuant to
Section 10.04A and is still owned by the Company.

     To Have and to Hold the Trust Estate, with all of the privileges and appurtenances thereunto belonging, unto the Trustee, its successors in the trusts hereof, and its and their assigns, to its and their own use, forever;

     But in Trust Nevertheless for the equal pro rata benefit, security and protection (except as provided in Section 8.14 of this Indenture and except insofar as a sinking, improvement or analogous fund or funds, established in accordance with the provisions of this Indenture, may afford particular security for Bonds of one or more series) of the registered owners of the Bonds from time to time authenticated, issued and outstanding hereunder, without (except as aforesaid) any preference, priority or distinction whatever of any one Bond over any other Bond by reason of priority in the issue, sale or negotiation thereof, or otherwise;

     Provided, However, and these presents are upon the condition, that if the Company shall pay or cause to be paid the principal of and premium, if any, and interest on the Bonds at the times and in the manner therein and herein provided, and shall keep, perform and observe all and singular the covenants, agreements and provisions in the Bonds and in this Indenture expressed to be kept, performed and observed by or on the part of the Company, then this Indenture and the estate and rights hereby granted shall, pursuant to the provisions of Article XIII hereof, cease, determine and be void, but otherwise shall be and remain in full force and effect.

     The Company hereby declares that it holds and will hold and apply all property described in the foregoing clauses (a), (b) and (c) in the fourth preceding paragraph as specifically reserved and excepted upon the trusts herein set forth and as the Trustee (or any purchaser thereof upon any sale thereof hereunder) shall for such purpose direct from time to time, to the fullest extent permitted by law or in equity, as fully as if the same could be and had been hereby granted, conveyed, mortgaged, transferred and assigned to and vested in the Trustee.

     This Indenture Further Witnesseth and it is expressly declared that all Bonds issued and secured hereunder are to be issued, authenticated and delivered and all said mortgaged property and trust estate is to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed and the Company has agreed and covenanted and does hereby agree and covenant with the Trustee and with the respective holders, from time to time, of the said Bonds or any part thereof as follows, that is to say:


                                    Article I

                                   Definitions

     Section 1.01. Definitions. As hereinafter used in this Indenture each of the following terms shall be construed to have the meaning hereinafter specified respectively, unless otherwise clearly indicated by the context.

     "Acceptable Bank" means any bank or trust company (including the Trustee and its affiliates) (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $100,000,000, and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

     "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Annual Interest Requirements" has the meaning set forth in Section
4.02(C).

     "Available Bonds" means Bonds issued under and secured by the lien of this Indenture, which have been purchased or redeemed by the Company but have not been either (a) redeemed by the use of any money deposited with the Trustee for the purposes of any sinking or improvement fund; (b) redeemed with moneys deposited with the Trustee pursuant to Section 8.10, 8.12, 10.03, 10.04 or 10.04A and applied to such redemption pursuant to Section 11.02 or 11.03; or (c) theretofore used as the basis for the issue of Bonds under Article V, or delivered to the Trustee in lieu of payments for any sinking or improvement fund or credited under any other requirement hereof.

     Bonds for the redemption of which moneys shall have been or are concurrently being deposited with the Trustee shall be deemed to have been redeemed within the meaning of this definition, provided that notice of such redemption shall have been duly given or provision satisfactory to the Trustee shall have been made therefor, or such notice shall have been waived.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee of said board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

     "Bond" or "Bonds" means any bond or bonds that have been or may be issued under this Indenture.

     "Bonded" has the meaning set forth in Section 4.01(G).

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in Boston, New York or New Hampshire are required or authorized to be closed.

     "Certificate of Net Bondable Expenditures" has the meaning set forth in
Section 4.01(I).

     "Closing Date" has the meaning set forth in paragraph F of the Recitals.

     "Company" means Concord Electric Company (prior to the Merger Date) and Unitil Energy Systems, Inc. (successor to Concord Electric Company on and after the Merger Date), and, subject to the provisions of Article XII hereof, its successors and assigns.

     "Company Post-Merger Bondable Expenditures" has the meaning set forth in
Section 4.01(H).

     "Company Post-Merger Bonded Expenditures" has the meaning set forth in
Section 4.01(G).

     "Company Post-Merger Gross Expenditures for Property Additions" has the meaning set forth in Section 4.01(C).

     "Company Post-Merger Net Expenditures" has the meaning set forth in Section 4.01(F).

     "Company Post-Merger Net Retirements" has the meaning set forth in Section 4.01(E).

     "Company Post-Merger Property Additions" has the meaning set forth in
Section 4.01(A).

     "Company Pre-Merger Bondable Expenditures" has the meaning set forth in
Section 4.01(H).

     "Company Pre-Merger Bonded Expenditures" has the meaning set forth in
Section 4.01(FG).

     "Company Pre-Merger Gross Expenditures for Property Additions" has the meaning set forth in Section 4.01(C).

     "Company Pre-Merger Net Expenditures" has the meaning set forth in Section 4.01(F).

     "Company Pre-Merger Net Retirements" has the meaning set forth in Section 4.01(E).

     "Company Pre-Merger Property Additions" has the meaning set forth in
Section 4.01(A).

     "Default" means any event, which would with the lapse of time or the giving of notice, or both, become an Event of Default.

     "Earnings Available for Interest Charges" has the meaning set forth in
Section 4.02(B).

     "Earnings Available for Interest Charges Certificate" has the meaning set forth in Section 4.02(C).

     "Engineer" means an individual, co-partnership or corporation engaged in an engineering business or employed by the Company to pass upon engineering questions.

     "Engineer's Certificate" means a certificate signed and verified by an engineer (who, except during the continuance of a Default and except as otherwise provided herein, may be an employee of the Company) appointed by the Board of Directors of the Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "Event of Default" has the meaning set forth in Section 14.01.

     "Excepted Property" has the meaning stated in the third paragraph following the Granting Clauses.

     "Exchange" has the meaning set forth in paragraph E of the Recitals.

     "Exchange Bonds" has the meaning set forth in Article III.

     "Exeter" means Exeter & Hampton Electric Company.

     "Exeter Bonds" has the meaning set forth in paragraph D of the Recitals.

     "Exeter Indenture" has the meaning set forth in paragraph C of the Recitals.

     "Exeter Pre-Merger Bondable Expenditures" has the meaning set forth in
Section 4.01(H).

     "Exeter Pre-Merger Bonded Expenditures" has the meaning set forth in
Section 4.01(G).

     "Exeter Pre-Merger Gross Expenditures for Property Additions" has the meaning set forth in Section 4.01(C).

     "Exeter Pre-Merger Net Expenditures" has the meaning set forth in Section 4.01(F).

     "Exeter Pre-Merger Net Retirements" has the meaning set forth in Section 4.01(E).

     "Exeter Pre-Merger Property Additions" has the meaning set forth in Section 4.01(A).

     "Fixed Property" has the meaning set forth in Section 4.01(A).

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Gross Expenditures" has the meaning set forth in Section 4.01(C).

     "Gross Expenditures for Property Additions" has the meaning set forth in
Section 4.01(C).

     "Gross Operating Revenues" has the meaning set forth in Section 4.02(A).

     "Indenture" means this instrument, together with any and all indentures which may hereafter be made supplemental hereto.

     "Independent Engineer" means any Engineer who has no specific interest, direct or indirect, in the Company and, in the case of an individual, is not a director, officer or employee of the Company and, in the case of a co-partnership or organization, does not have a partner, director, official or employee who is a director, official or employee of the Company.

     "Independent Engineer's Certificate" means a certificate signed and verified by an Independent Engineer.

     "Institutional Holder" means any insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution.

     "Investment" means any investment or acquisition, made in cash or by delivery of property by the Company or any of its Subsidiaries (i) in any Person, whether by acquisition of stock, indebtedness or other obligation or security, or by loan, guaranty, advance, capital contribution or otherwise, or
(ii) in any property.

     "Make Whole Amount" has the meaning set forth in Section 14.02.

     "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

     "Merger" has the meaning set forth in paragraph E of the Recitals.

     "Merger Agreement" has the meaning set forth in paragraph E of the Recitals.

     "Merger Date" has the meaning set forth in paragraph E of the Recitals.

     "Merger Date Series" has the meaning set forth in Article III.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgaged Property" or "Trust Estate" means the assets of the Company now or hereafter subject or subjected to the lien of this Indenture.

     "Net Bondable Expenditures" has the meaning set forth in Section 4.01(H).

     "Net Bondable Expenditures for Property Additions" has the meaning set forth in Section 4.01(H).

     "Net Expenditures" has the meaning set forth in Section 4.01(F).

     "Net Expenditures for Property Additions" has the meaning set forth in
Section 4.01(F).

     "Net Income" has the meaning set forth in Section 8.15.

     "Net Retirements" has the meaning set forth in Section 4.01(E).

     "New Gross Expenditures" has the meaning set forth in Section 4.01(I).

     "New Property Additions" has the meaning set forth in Section 4.01(I).

     "Officers' Certificate" means a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Company. Each Officers' Certificate shall, if required by Section 16.07, contain the statements provided for in said Section.

     "Opinion of Counsel" means an opinion in writing signed by legal counsel satisfactory to the Trustee, who, except during the continuance of a Default, may be of counsel to the Company. Each Opinion of Counsel shall, if required by
Section 16.07, contain the statements provided for in said Section.

     "Order of the Company" means a written instrument signed and verified by the President or a Vice-President and either by the Secretary or the Clerk or the Treasurer or an Assistant Treasurer of the Company requesting or directing the particular action in question to be taken.

     "Outstanding" shall mean, when used with reference to Bonds or to Bonds of a specified series, all Bonds which have been authenticated and delivered under this Indenture or all Bonds of the series specified which have been so authenticated and delivered except:

          (a) Bonds cancelled by the Trustee or delivered to the Trustee for cancellation;

          (b) Bonds for the payment or redemption of which moneys shall have theretofore been irrevocably deposited with the Trustee (whether upon or prior to the maturity or redemption date of said Bonds), provided that if such Bonds are to be redeemed or paid prior to the maturity thereof, notice of such redemption shall have been given or provision satisfactory to the Trustee shall have been made therefor or such notice shall have been waived; and

          (c) Bonds in substitution for which other Bonds have been authenticated and delivered pursuant to Section 2.11;

and, whenever such term is used with reference to any action or nonaction which may be requested or taken by or to which objection may be made by the owners or holders of a specified percentage or proportion of Bonds outstanding hereunder, or of Bonds of a specified series outstanding hereunder, Bonds directly or indirectly owned or held by or for the account of, or for the benefit or interest of, the Company or any other obligor upon the Bonds or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding.

     "Permitted Encumbrances" means as of any particular time any of the following:

          (a) liens for taxes, assessments or governmental charges not then delinquent or the validity of which the Company is contesting in good faith (unless thereby in the opinion of counsel any of the trust estate will be in danger of being lost or forfeited), liens for workmen's compensation awards and similar obligations not then delinquent and liens for judgments, payment of which in the opinion of counsel has been adequately secured;

          (b) any obligations or duties, affecting the property of the Company, to any municipality or public authority with respect to any franchise, grant, license or permit, provided, however, that such franchise, grant, license or permit does not give such municipality or public authority any right to purchase property at less than its fair value;

          (c) the license from the Federal Power Commission issued under the provisions of the Federal Power Act of 1935, so-called, and any modification or renewal of such license, under the terms of which the United States of America has the right to acquire the Company's Sewalls Falls hydro-electric plant and certain associated transmission lines by purchase at the expiration of such license for a sum equal to the net investment of the Company in the plant;

          (d) building or building line restrictions or agreements, easements, exceptions or reservations in any property of the Company for the purpose of roads, streets, pipe lines, sewer lines or mains, water lines, ditches, railroad rights-of-way, telephone, telegraph or electric transmission lines and other like purposes and which, as shown by an Engineer's Certificate, do not impair the use of such property for the purposes for which it is held by the Company;

          (e) liens for laborers' and materialmen's services and materials, but only so long as payment for such labor or material is not yet owing under the terms of employment or the purchase of materials;

          (f) liens, neither assumed by the Company nor on which it customarily pays interest charges, existing upon real estate or rights in or relating to real estate acquired by the Company for substation, transmission line or right of way purposes;

          (g) liens, encumbrances, reservations, restrictions, conditions, limitations, covenants, interests and exceptions, if any, set forth or referred to in Schedule A attached hereto on property now owned by the Company; and

          (h) any mortgage, loan or encumbrance securing indebtedness or obligations permitted under Section 8.07 or Section 12.02.

     "Person" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "Prime Rate" has the meaning set forth in Section 15.13.

     "Property Additions" has the meaning set forth in Section 4.01(A).

     "Public Utility Property" has the meaning set forth in Section 10.04(A).

     "Purchased Property" has the meaning set forth in Section 4.01(B).

     "Resolution" means a copy of a resolution certified by the Secretary, the Clerk or any Assistant Secretary of the Company under the corporate seal of the Company to have been duly adopted by the Board of Directors and to remain in full force and effect without alteration or with only such alterations as are specified in such certificate.

     "Responsible Officer", when used with respect to the Trustee, shall mean
(i) if U.S. Bank National Association is acting as Trustee, any Vice President or any officer in the Corporate Trust Services Department who is responsible for the administration of the trust under the Indenture, or (ii) when any successor is acting as Trustee, any Vice President or any officer in the department of such successor who is responsible for the administration of the trust under the Indenture.

     "Restated Indenture" means this Twelfth Supplemental Indenture which amends and restates the Indenture.

     "Retirements" has the meaning set forth in Section 4.01(D).

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

     "Series I, 8.49% Bonds" has the meaning set forth in Article III.

     "Series J, 6.96% Bonds" has the meaning set forth in Article III.

     "Series K, 8.00% Bonds" has the meaning set forth in Article III.

     "Series L, 8.49% Bonds" has the meaning set forth in Article III.

     "Series M, 6.96% Bonds" has the meaning set forth in Article III.

     "Series N, 8.00% Bonds" has the meaning set forth in Article III.

     "Stockholders Resolution" means a copy of a resolution certified by the Clerk or the Secretary or any Assistant Secretary of the Company under the corporate seal of the Company to have been duly adopted by the stockholders of the Company entitled to vote upon the subject of such resolution and to remain in full force and effect without alteration or with only such alterations as are specified in such certificate.

     "Subsidiary" shall mean any corporation which has more than fifty percent (50%) of its outstanding Voting Stock owned at the time of reference, directly or indirectly, by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

     "Trustee" means U.S. Bank National Association and, subject to the provisions of Article XV hereof, its successors as trustee in the trust hereby created.

     "Trust Estate" or "Mortgaged Property" means the assets of the Company now or hereafter subject or subjected to the lien of this Indenture.

     "Trust Moneys" has the meaning set forth in Section 11.01.

     "Underlying Mortgage" means a mortgage lien or other lien or charge (exclusive of permitted encumbrances) prior to the lien of this Indenture upon any property, plant or equipment acquired by the Company after the execution and delivery of this instrument.

     "United States Governmental Security" means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

     "Voting Stock" shall mean stock of any class or classes having ordinary voting power for the election of a majority of the directors of such corporation, other than stock having such power only by reason of the happening of a contingency.


                                   Article II

                       General Provisions as to the Bonds

     Section 2.01. General Limitations. This Indenture creates a continuing lien to secure the payment of the principal of and interest on all Bonds which may, from time to time, be issued, authenticated and delivered hereunder. All Bonds issued under and in pursuance of this Indenture and at any time Outstanding, shall be in all respects, subject to the provisions and qualifications in this Indenture contained, and except as any sinking or other fund established in accordance with the provisions of this Indenture may afford additional security for the Bonds of any particular series, equally and ratably secured hereby without preference, priority or distinction, on account of the actual time or times of the issue of said Bonds, or any of them, so that all Bonds at any time Outstanding shall have the same rights, lien and preferences under and by virtue of this Indenture, and shall all be equally secured hereby, subject to the provisions and qualifications in this Indenture contained, and except as any sinking or improvement or other fund established in accordance with the provisions of this Indenture may afford additional security for the Bonds of any particular series, with like effect as if they had all been authenticated and delivered simultaneously on the date hereof, whether the same, or any of them, shall actually be authenticated or delivered, or sold or disposed of at some future date.

     Section 2.02. General Designation. The Bonds issued under and secured by this Indenture shall be issuable in series and shall be designated by suitable descriptive words which shall always include the words "First Mortgage," with appropriate insertions and changes and designations in such title descriptive of the respective series of Bonds, as may be determined by the Board of Directors and set forth in the indenture supplemental hereto creating such series (or, with respect to the Exchange Bonds, as set forth in the appropriate Exhibit hereto setting forth the terms and provisions of such Exchange Bonds). The text of the Bonds and of the certificate of the Trustee shall be substantially of the tenor and purport of the Bonds set forth in Exhibit A attached hereto and made a part hereof, with appropriate insertions, omissions, substitutions and variations, in case of Bonds of different denominations and different series, prescribed by the indenture supplemental hereto by which such Bonds shall be created as provided in Section 2.05, and in all other respects not inconsistent with the terms of this Indenture. The Board of Directors may, at the time of the creation of any series, or at any time thereafter, limit the maximum principal amount of Bonds of such series which may be issued and an appropriate insertion in respect of such limitation may, but need not, be made in the Bonds of such series.

     Section 2.03. Series of Bonds. All Bonds of the same series shall be identical in tenor and effect, except as hereinafter in this Section provided, and except that the same may be of different denominations, shall consist of registered Bonds without coupons, and may contain such variations in tenor and effect as are incidental to such differences. Each Bond of each series shall be dated as of the last interest payment date to which interest was paid upon Bonds of such series, unless issued on an interest payment date to which interest was paid upon Bonds of such series, in which event it shall be dated as of the date of issue, or if the date of issue shall be a date prior to the first interest payment date for the Bonds of such series, then unless the supplemental indenture pursuant to which the Bonds of such Series are being created and issued provides otherwise, such Bonds shall bear interest from, and shall be dated as of, the date of initial issuance of such Bonds. Each such Bond shall bear interest from the date thereof.

     Section 2.04. Form and Denomination. The form and text of the Bonds of each series shall be established by the provisions of the supplemental indenture creating such series. The Bonds of each series shall be of such denomination or denominations, interchangeable as between denominations or not so interchangeable, as shall be determined by the Board of Directors at the time such series is created. The Bonds of each series shall be payable on such date or dates as may be fixed by the Board of Directors at the time the series is created. Every order of the Company calling for the authentication and delivery of Bonds shall specify the denomination and series, permitted by the terms of this Indenture, in which the Bonds shall be issued and authenticated.

     All Bonds shall be payable as to principal, interest and premium, if any, in lawful money of the United States of America.

     Section 2.05. Supplemental Indenture Creating New Series. The Bonds of each series (other than the Exchange Bonds) shall be created by an indenture supplemental hereto, authorized by a Resolution and delivered to the Trustee. Such supplemental indenture shall include such lawful provisions consistent with the terms of this Indenture as the Board of Directors shall prescribe:

          (1) With respect to the payment of the principal of and interest on the Bonds of such series without deduction for and/or with respect to reimbursement of specified taxes, assessments or other governmental charges;

          (2) With respect to the right of the Company to redeem Bonds of such series, the redemption price or prices at which they may be redeemed and the time or times, the class or classes, and the manner of their redemption;

          (3) With respect to sinking or improvement funds; and

          (4) With respect to serial maturities, exchangeability, convertibility or other special terms and conditions, including the issuance of Bonds which are to be issued in exchange for other securities.

     Section 2.06. Request for Authentication and Delivery of Bonds. Whenever requesting the authentication and delivery of any Bonds issuable under Articles IV, V or VI, the Company shall furnish the Trustee, in addition to any other instruments elsewhere in this Indenture required, the following:

          (1) A Resolution requesting the Trustee to authenticate and deliver the Bonds, specifying the series, maturities (if Bonds of such series are of serial maturities), and principal amount of Bonds called for, and designating the officer or officers of the Company to whom or upon whose order they shall be delivered;

          (2) In case the Bonds to be authenticated and delivered are of a series not theretofore created, an indenture supplemental hereto authorized by a Resolution as prescribed by Section 2.05 (all Bonds of such series which may be executed, authenticated and delivered hereunder shall conform to the terms expressed in such supplemental indenture); and

          (3) An Opinion of Counsel that all instruments furnished the Trustee conform to the requirements of this Indenture, constitute sufficient authority under this Indenture for it to authenticate and deliver the Bonds applied for, that said Bonds when issued and delivered will be valid and duly secured by the lien of this Indenture, and that all laws and requirements in respect of the authentication and delivery thereof by the Trustee have been complied with.

     Section 2.07. Execution, Authentication, Delivery. All Bonds issued hereunder and secured hereby from time to time shall be executed on behalf of the Company by its President or a Vice-President, and its corporate seal shall be thereunto affixed and attested by its Treasurer or an Assistant Treasurer. The Bonds shall then be delivered to the Trustee for authentication by it, and thereupon, upon compliance with the requirements of and as provided in this Indenture and not otherwise, the Trustee shall authenticate and deliver the same.

     In case any officer who shall have signed, sealed or attested any of said Bonds shall cease to be an officer of the Company before the Bonds so signed, sealed or attested shall have been authenticated or delivered by the Trustee, or issued, such Bonds may nevertheless be issued, authenticated and/or delivered as though such person who signed, sealed or attested such

Bonds had not ceased to be an officer of the Company and also any Bond may be signed, sealed or attested on behalf of the Company by such person as at the actual date of the execution of such Bond shall be the proper officer of the Company, although at the date of such bond such person was not an officer of the Company.

     Only such of the Bonds (whether temporary or definitive) as shall have been authenticated by the Trustee, by signing the certificate endorsed thereon, shall be secured by this Indenture, or shall be entitled to any lien or benefit hereunder, and such certificate of the Trustee shall be conclusive evidence and the only evidence that the Bonds so authenticated have been duly issued hereunder, and are entitled to the benefit of the trusts hereby created.

     Section 2.08. Registration of Holders. The Company shall keep books at the principal office of the Trustee for the registration and transfer of Bonds. Such books shall, in addition to the name of the holder of each registered Bond, show the address of each such holder.

     Such registrations and discharges from registration shall be made under such reasonable regulations as the Company may prescribe and for which the Company may make a charge sufficient to reimburse it for any tax or other governmental charge required to be paid with respect thereto and the charges of the Trustee, all such charges to be paid by the party requesting such registration or discharge from registration as a condition precedent to the exercise of such privilege.

     No transfer of Bonds shall be valid unless made on said books by the registered holder in person, or by his duly authorized attorney, and similarly noted on the Bond. Upon presentation to the Trustee of any Bond accompanied by written instrument of transfer, in a form approved by the Trustee, executed by the registered owner thereof or by his duly authorized attorney, and upon the surrender and cancellation of such Bond, a new Bond or Bonds of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange therefor.

     Unless otherwise provided in the supplemental indenture creating the particular series of Bonds, upon any transfer of Bonds permitted hereunder, the Company will make no service charge against the holder of such Bonds or his transferee for any transfer, but the Company, at its option, may require the payment of a sum sufficient to reimburse it for any tax or governmental charge that may be imposed thereon. All Bonds surrendered in connection with any such transfer shall be forthwith canceled by the Trustee, and upon demand the Trustee shall deliver the same to the Treasurer of the Company or upon his written order.

     The Company shall not be required to make any transfer or transfers of any Bond or Bonds during the 15 days next preceding any date on which interest or principal is required to be paid thereon or with respect thereto nor may any transfer be required with respect to any Bonds that have been called for redemption.

     Section 2.09. Persons Deemed Owners. The Company and the Trustee shall treat the person in whose name any Bond shall be registered as the absolute owner thereof for the purpose of receiving payment of or on account of the principal of such Bond and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

     Section 2.10. Mutilated, Destroyed, Lost and Stolen Bonds. Upon receipt by the Company and the Trustee of evidence satisfactory to them of the loss, theft, destruction or mutilation of any Bond (which evidence shall be, in the case of a holder which is an Institutional Holder, written notice thereof from such Institutional Holder), and of indemnity satisfactory to them (provided that in the case of a holder which is an Institutional Holder, the unsecured agreement of indemnity from such Institutional Holder shall be deemed to be satisfactory) and upon surrender and cancellation of such Bond, if any, if mutilated, the Company may execute, and the Trustee may authenticate and deliver, a new Bond of the same series and of like tenor, to be issued in lieu of such lost, stolen, destroyed or mutilated Bond. Such new Bond may bear such endorsement as may be agreed upon by the Company and the Trustee. The Company may require the payment of a sum sufficient to reimburse it for all expenses in connection with the issue of each new Bond under this Section. Any new Bond issued under the provisions of this Section in lieu of any Bond lost, stolen, destroyed or mutilated shall constitute an original, additional, contractual obligation of the Company and shall be secured equally and ratably with all other Bonds Outstanding.

     Neither the Company nor the Trustee shall be under any duty or liability to issue a new Bond in substitution for or in lieu of any Bond lost, stolen, destroyed or mutilated except under the provisions of this Section.

     Section 2.11. Temporary Bonds. Until definitive Bonds of any series are ready for delivery, the Company may execute and the Trustee shall authenticate and deliver, in lieu of such definitive Bonds, temporary typewritten or printed Bonds, in registered form, substantially of the tenor of the bond hereinbefore described, with appropriate omissions, variations and insertions and with or without appropriate provisions with respect to registration of the principal of such Bonds. Such temporary Bonds may be in such denominations as the Company may determine. Until exchanged for definitive Bonds, such temporary Bonds shall be entitled to the lien and benefit of this Indenture. Upon such exchange, which shall be made at the principal office of the Trustee by the Company, at its own expense and without making any charge therefor, such temporary bond, shall be cancelled, and if the Company so directs, incinerated by the Trustee, and upon the exchange of all said Bonds, said Bonds so cancelled or a certificate of such incineration shall be delivered to the Company. Until such definitive Bonds are ready for delivery, the holder of one or more temporary Bonds may, with the consent of the Company, exchange the same on the surrender thereof to the Trustee for cancellation, and shall be entitled to receive a temporary bond or temporary Bonds of like aggregate principal amount of the same series and maturity in other authorized denominations indicated by such holder.


                                   Article III

               Bonds of the Merger Date Series and Exchange Bonds

     The Bonds of each Merger Date Series shall have the terms, rates and other provisions specified in Part Two hereof. The text of the Bonds of each Merger Date Series and of the authentication certificate of the Trustee shall be, respectively, substantially of the tenor and effect recited in the form of bond contained in the supplemental indenture pursuant to which such Series was issued and shall remain the same except as otherwise herein or hereinafter provided. As used herein, a "Merger Date Series" of Bonds shall mean the Company's First Mortgage Bonds described in clauses (i), (ii) and (iii) hereof issued under the Indenture prior to the Merger Date, each of which has the following principal amount of Bonds Outstanding on the Merger Date and "Exchange Bonds" shall mean the Company's First Mortgage Bonds described in clauses (iv),
(v) and (vi) hereof delivered after but effective as of the Merger Date in exchange for the Exeter Bonds indicated:

               (i) $6,000,000 aggregate principal amount of the Company Series I, 8.49% Bonds due October 14, 2024 (the "Series I, 8.49% Bonds");

               (ii) $10,000,000 aggregate principal amount of the Company Series J, 6.96% Bonds due September 1, 2028 (the "Series J, 6.96% Bonds");

               (iii) $7,500,000 aggregate principal amount of the Company Series K, 8.00% Bonds due May 1, 2031 (the "Series K, 8.00% Bonds");

               (iv) $9,000,000 aggregate principal amount of the Company Series L, 8.49% Bonds due October 14, 2024 (the "Series L, 8.49% Bonds"), in the form and containing the terms and conditions set forth in Exhibit F attached hereto, issued as of the Merger Date in exchange for the Exeter Series K, 8.49% Bonds due October 14, 2024;

               (v) $10,000,000 aggregate principal amount of the Company Series M, 6.96% Bonds due September 1, 2028 (the "Series M, 6.96% Bonds"), in the form and containing the terms and conditions set forth in Exhibit G attached hereto, issued as of the Merger Date in exchange for the Exeter Series L, 6.96% Bonds due September 1, 2028; and

               (vi) $7,500,000 aggregate principal amount of the Company Series N, 8.00% Bonds due May 1, 2031 (the "Series N, 8.00% Bonds"), in the form and containing the terms and conditions set forth in Exhibit H attached hereto, issued as of the Merger Date in exchange for the Exeter Series M, 8.00% Bonds due May 1, 2031.

     The principal of and the premium, if any, and the interest on the Bonds issued prior to or as of the Merger Date shall be payable at the office and place of business of the Trustee in Boston in the Commonwealth of Massachusetts (or, if there be a successor to said Trustee, at its office designated by such successor), in coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

     Each series of Exchange Bonds shall be dated as of the last interest payment date to which interest was paid on the series of Exeter Bonds being exchanged therefore. No Net Bondable Expenditures shall be required to be used for such issuance but otherwise the Company shall comply with the provisions of
Article IV with respect to the issuance of the Exchange Bonds, except that (i) the requirement of an indenture supplemental hereto set forth in Section 4.05(4)(iii) shall not be applicable to the issuance of the Exchange Bonds and
(ii) any
certificates or statements required pursuant to Section 4.05(4)(i) to be made by an Independent Engineer for the issuance of Exchange Bonds may be made by an Engineer who is not an Independent Engineer. Exchange Bonds shall be redeemable at the price and on the conditions set forth in Part Three hereof, any such redemption to be effected in accordance with the provisions of Article XIV of the Indenture.

     The Bonds of each Merger Date Series shall be redeemable at the price and on the conditions set forth in Part Two hereof, any such redemption to be effected in accordance with the provisions of Article VII of this Indenture.


                                   Article IV

                        Bonds Against Property Additions

     Section 4.01. Definitions for Issuing Bonds Against Property Additions. For the purposes of this Indenture each of the following terms shall be construed to have the meaning hereinafter specified respectively:

          (A) Fixed Property, Property Additions. The term "Fixed Property" shall mean the sum of all of the physical property, plant and equipment, real, personal and mixed wherever located which is of such a nature as under sound accounting practice to be properly chargeable to fixed capital account and is in fact so charged, and which is used or is to be used as a part of its permanent and fixed investment in its business as an electric public utility company. Such term shall not, however, include (a) any property of the nature of that expressly excluded from the lien of this Indenture by the Granting Clauses hereof; (b) the cost of any paving or other public improvement assessed against the Exeter or the Company (as the case may be) by, or paid by Exeter or the Company (as the case may be) to, any taxing authority; or (c) any good will or going concern value or value attributable to any franchise or governmental permit except to the extent reflected in the fair value of Purchased Property as evidenced by an Independent Engineer's Certificate;

          The term "Property Additions" shall mean the sum of the following (without duplication): (i) Fixed Property of Exeter located within the State of New Hampshire which Exeter was authorized to use and operate in its business as a public utility company and which was used or useful in such business and was constructed or acquired (by purchase consolidation, merger or in any other way) during the period after June 30, 1952 and to, but not including the Merger Date (the "Exeter Pre-Merger Property Additions"), (ii) Fixed Property of the Company located within the State of New Hampshire which the Company was authorized to use and operate in its business as an electric public utility company and which was used or useful in such business and was constructed or acquired (by purchase, consolidation, merger or in any other way) during the period after May 31, 1958 to, but not including the Merger Date (the "Company Pre-Merger Property Additions"), and (iii) Fixed Property of the Company located within the State of New Hampshire which the Company is authorized to use and operate in its business as an electric public utility company and which is used or useful in such business and constructed or acquired (by purchase, consolidation, merger or in any other way) during the period beginning on and including the Merger Date through the date of calculation but excluding Exeter Pre-Merger Property Additions (the "Company Post-Merger Property Additions").

          When calculating "Property Additions" in the above paragraph, such term shall not, however, include (1) any leasehold interest in property or, unless the same shall be movable physical property and shall constitute personal property in an Opinion of counsel, any permanent improvements constructed on property held under lease (but shall include rights of way and easements, any electric distribution, transmission or service lines and equipment and appurtenances thereto located on and such right of way or easement or on any property of customers or on any leased property or located upon any street, alley or public place of any municipality or upon any public highway), or (2) any property subject to any lien or other encumbrance except permitted encumbrances and the lien hereof. Nothing herein contained, however, shall prevent property meeting the definition of Property Additions as herein in this Section set forth in all respects except that at the time of its construction or acquisition it was subject to such a lien or other encumbrance, from constituting "Property Additions" upon the removal of such lien or other encumbrance.

          Property Additions need not consist of a specific or complete accession, addition or improvement or complete new property but may include construction work in progress, if carried in plant accounts in accordance with sound accounting practice, whether capable of complete description and identification or not.

          (B) Purchased Property. The term "Purchased Property" shall mean any Property Additions devoted to public service at or within a year before the time of their acquisition by Exeter or the Company (as the case may be);

          (C) Gross Expenditures for Property Additions, Gross Expenditures. The term "Gross Expenditures" shall mean the lesser of:

               (1) the fair value of the Property Additions acquired therefor as of the date of and as evidenced by an Engineer's Certificate or, if such Property Additions include Purchased Property, as of the date of and as evidenced by an Independent Engineer's Certificate, and

               (2) the aggregate of (i) the market value or, in the absence thereof, the fair value of any securities or other property of Exeter or the Company (as the case may be) exchanged for Property Additions as of the date of and as evidenced by an Independent Engineer's Certificate and (ii) any cash payments made or monetary obligations (not represented by securities) incurred for Property Additions.

          The term "Gross Expenditures for Property Additions" shall mean the sum of the following (without duplication): (i) Gross Expenditures for Exeter for the Exeter

     Pre-Merger Property Additions (the "Exeter Pre-Merger Gross Expenditures for Property Additions"), (ii) Gross Expenditures for the Company for the Company Pre-Merger Property Additions (the "Company Pre-Merger Gross Expenditures for Property Additions"), and (iii) Gross Expenditures for the Company for the Company Post-Merger Property Additions (the "Company Post-Merger Gross Expenditures for Property Additions");

          (D) Retirements. The removal, replacement, abandonment, permanent withdrawal from use, destruction, loss from any cause, sale, taking under power of eminent domain or other disposition of Fixed Property of Exeter or the Company (as the case may be) shall constitute a Retirement of such property.

          As applied to any period, the term "Retirements" shall mean the aggregate cost of all Fixed Property retired by Exeter or the Company during such period (as the case may be). For the purposes of this definition the cost of Fixed Property shall mean, in the case of Property Additions, the Gross Expenditures made therefor at the time they became Property Additions and, in the case of Fixed Property not constituting Property Additions, its gross book value as recorded on Exeter's or the Company's (as the case may be) books. No reduction in book values of property recorded in Exeter's or the Company's (as the case may be) plant accounts nor the transfer of any amount appearing in any such account to intangible or adjustment accounts, arising out of adjustments required to be made by any regulatory body or otherwise, nor the elimination of any account so transferred, otherwise than in connection with the actual retirement of Fixed Property, shall be taken into account in determining Retirements;

          (E) Net Retirements. The term "Net Retirements" shall mean the sum of the following (without duplication): (i) the aggregate amount of all Retirements made by Exeter under the Exeter Indenture during the period from June 30, 1952 to, but not including, the Merger Date in excess of the aggregate amount of all moneys received by or deposited with the Trustee under the Exeter Indenture during such period pursuant to the provisions of Sections 8.10, 8.12, 11.03, 11.04 and 11.04A thereof (the "Exeter Pre-Merger Net Retirements"), (ii) the aggregate amount of all Retirements made by the Company during the period from May 31, 1958 to, but not including, the Merger Date in excess of the aggregate amount of all moneys received by or deposited with the Trustee during such period pursuant to the provisions of Sections 8.10, 8.12, 10.03, 10.04 and 10.04A hereof (the "Company Pre-Merger Net Retirements") and (iii) the aggregate amount of all Retirements made by the Company during the period beginning on and including the Merger Date through the date of calculation in excess of the aggregate amount of all moneys received by or deposited with the Trustee during such period pursuant to the provisions of Sections 8.10, 8.12, 10.03, 10.04 and 10.04A hereof (the "Company Post-Merger Net Retirements");

          (F) Net Expenditures for Property Additions, Net Expenditures. The term "Net Expenditures for Property Additions", herein sometimes referred to as "Net Expenditures" shall mean the sum of the following (without duplication): (i) the aggregate amount of Exeter Pre-Merger Gross Expenditures for Property Additions, minus Exeter Pre-Merger Net Retirements ("Exeter Pre-Merger Net Expenditures"), (ii) the aggregate amount of Company Pre-Merger Gross Expenditures, minus Company Pre-Merger Net Retirements ("Company Pre-Merger Net Expenditures") and (iii) the aggregate amount of Company Post-Merger Gross Expenditures for Property Additions, minus Company Post-Merger Net Retirements ("Company Post-Merger Net Expenditures");

          (G) Bonded Expenditures. The term "Bonded" or "Bonded Expenditures" as applied to Net Expenditures for Property Additions shall mean the sum of (without duplication): (i) Exeter Pre-Merger Net Expenditures as have been used by Exeter as the basis for the issuance of bonds under the Exeter Indenture, the withdrawal of cash or other credit under any provision of the Exeter Indenture prior to the Merger Date (the "Exeter Pre-Merger Bonded Expenditures"), (ii) Company Pre-Merger Net Expenditures as have been used by the Company as the basis for the issuance of Bonds, the withdrawal of cash or the taking of other credit under the provision of this Indenture prior to the Merger Date (the "Company Pre-Merger Bonded Expenditures") and (iii) Company Post-Merger Net Expenditures as have been used as the basis for the issuance of Bonds, the withdrawal of cash or the taking of other credit under the provisions of this Indenture, on or after the Merger Date (the "Company Post-Merger Bonded Expenditures"); provided, however, (A) the Exeter Pre-Merger Net Expenditures which were bonded on the basis of a ratio of bonds issued or cash withdrawn or other credit taken under the Exeter Indenture of 60% of Net Expenditures for Property Additions shall be recalculated as of the Merger Date as though all such bonds so issued or cash withdrawn or other credit taken under the Exeter Indenture were bonded on the basis of a ratio of 68% of Net Expenditures for Property Additions rather than a ratio of 60%, all as calculated in Annex B to Exhibit B hereof, and the term "Exeter Pre-Merger Bonded Expenditures" shall reflect and mean the amount of bonded Net Expenditures for Property Additions so calculated, and (B) the Company Pre-Merger Net Expenditures used as a basis for bonds issued or cash withdrawn or other credit taken under the Indenture shall be bonded on the basis of a ratio of 68% of Net Expenditures for Property Additions, all as calculated in Annex C to Exhibit B hereof, and the term "Company Pre-Merger Bonded Expenditures" shall reflect and mean the amount of bonded Net Expenditures for Property Additions so calculated;

          (H) Net Bondable Expenditures for Property Additions, Net Bondable Expenditures. The term "Net Bondable Expenditures for Property Additions," herein sometimes, referred to as "Net Bondable Expenditures," shall mean as of any specified date the sum of (without duplication): (i) the excess of Exeter Pre-Merger Net Expenditures over Exeter Pre-Merger Bonded Expenditures (the "Exeter Pre-Merger Bondable Expenditures"), (ii) the excess of Company Pre-Merger Net Expenditures over Company Pre-Merger Bonded Expenditures (the "Company Pre-Merger Bondable Expenditures") and
     (iii) the excess of Company Post-Merger Net Expenditures over Company Post-Merger Bonded Expenditures (the "Company Post-Merger Bondable Expenditures"); and

          (I) Certificate of Net Bondable Expenditures, New Gross Expenditures, New Property Additions. The term "Certificate of Net Bondable Expenditures" shall mean an Officers' Certificate in substantially the form attached hereto as Exhibit B which shall include:

               (i) a statement of the aggregate amount of "Gross Expenditures" (herein sometimes called "New Gross Expenditures") which have not been included in any previous such certificate or in any similar certificate delivered prior to the Merger Date by officers of Exeter pursuant to the Exeter Indenture; a description in reasonable detail of the Property Additions (sometimes hereinafter called "New Property Additions") for which such expenditures were made; and a statement as to whether or not any of such New Property Additions constitute Purchased Property and, if so, a statement of the New Gross Expenditures made therefor;

               (ii) a statement of the aggregate amount of Retirements not included in any previous such certificate or in any similar certificate delivered prior to the Merger Date by officers of Exeter pursuant to the Exeter Indenture and in so far as they represent specific physical property, a description in reasonable detail of such property.

     Section 4.02. Definitions for Earnings Test. For the purposes of this Indenture each of the following terms shall be construed to have the meaning hereinafter specified respectively:

          (A) Gross Operating Revenues. The term "Gross Operating Revenues" as applied to any period shall mean gross receipts of the Company from its business as an electric public utility company for such period and shall not include income derived from stocks, Bonds or other securities or gains arising from appreciation in value or from the sale or other disposition of fixed capital assets of the Company or of stocks, Bonds or other securities.

          (B) Earnings Available for Interest Charges. The term "Earnings Available for Interest Charges" as applied to any period shall mean the amount by which the aggregate Gross Operating Revenues of the Company for such period exceeds all operating expenses of every character (except interest charges on indebtedness of the Company) for such period, such expenses to include (but not to be limited to) rents, insurance premiums, expenditures for maintenance, reasonable charges against income for the establishment of a reserve for depreciation (not less than the amounts required to be charged therefor pursuant to Section 8.05), all taxes (except any Federal and State taxes based directly or indirectly on income, including any State of New Hampshire taxes in the nature of a gross receipts tax which the Company is entitled to recover from its customers in its rates), and all other expenses in connection with its business as an electric public utility company, computed if a uniform system of accounts is prescribed by any commission or other governmental body having jurisdiction in the premises in accordance with such uniform system, otherwise in accordance with accepted accounting practice.

          (C) Earnings Available for Interest Charges Certificate, Annual Interest Requirements. The term "Earnings Available for Interest Charges Certificate" shall mean an officers' certificate:

               (i) stating the Earnings Available for Interest Charges of the Company for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the first day of the month in which the application for the authentication and delivery under this Indenture of Bonds then applied for or other application is made; and

               (ii) stating the aggregate annual charges for interest on all indebtedness of the Company outstanding at the date of such application (except any for the refunding of which Bonds applied for are to be issued) and on all Bonds then to be issued hereunder, said aggregate sum being sometimes herein referred to as the "Annual Interest Requirements."

     For the purposes of such Earnings Available for Interest Charges Certificate, Earnings Available for Interest Charges of the Company (i) shall include for such twelve months period Earnings Available for Interest Charges computed in the same manner as are those of the Company derived by predecessors from all Purchased Property acquired within such twelve months period or about to be acquired by the Company, Gross Expenditures for which have been included in a prior Certificate of Net Bondable Expenditures or are included in the Certificate of Net Bondable Expenditures in connection with which such Earnings Available for Interest Charges Certificate is being filed, (ii) if any Property Additions are disposed of (a "Disposition") within such twelve months period or about to be disposed of by the Company, for such twelve months period Earnings Available for Interest Charges shall be computed in the same manner as though such Disposition occurred on the first day of such period, and (iii) for any such twelve months period which includes one or more days prior to the Merger Date, Earnings Available for Interest Charges for Exeter shall be computed in the same manner as are those of the Company and as though Exeter had merged into the Company on the first day of such twelve months period. Any increase or decrease in Gross Operating Revenues of the Company attributable to higher or lower rates that have been in effect for less than the full twelve-month period for which the computation of the Earnings Available for Interest Charges Certificate is based shall be annualized for such Certificate and there shall also be annualized for such Certificate the related fixed expenses and charges as are known to the principal officers of the Company.

     Section 4.03. General Provisions. Additional Bonds, executed pursuant to the provisions of this Article and Articles V and VI hereof shall be authenticated by the Trustee and delivered to or upon the order of the Company upon the receipt by the Trustee of the following documents in addition to the documents specified elsewhere in said three Articles:

          (a) The documents specified in Section 2.06 hereof;

          (b) A Resolution authorizing the execution and authentication of such Bonds together with a Stockholders Resolution authorizing the issuance of such Bonds under the provisions hereof or, in the alternative, an opinion of counsel to the effect that no such Stockholders Resolution is necessary for the issue or validity of such Bonds or to entitle the same to the security and lien hereof;

          (c) A certified copy of an order issued by each such commission or other body or official as at the time shall, under any pertinent law, have power or authority over the issuance of Bonds hereunder or over the subjection of the mortgaged property or any part thereof to liens, authorizing the issuance of such Bonds, together with an opinion of counsel to the effect that any order or orders tendered are sufficient in the connections aforesaid, or, in the alternative, an opinion of counsel to the effect that no such order is requisite in respect of such additional Bonds or in respect of the lien hereof for the security of such Bonds to render such Bonds the valid obligations of the Company and the lien hereof effective for the security thereof; and

          (d) A receipt or other evidence satisfactory to the Trustee establishing the payment of any stamp, recording or other tax required by law to be paid in connection with the issuance of such additional Bonds or for the effectiveness of the lien of this Indenture for the security thereof, together with an opinion of counsel to the effect that the taxes paid constitute all taxes of either nature aforesaid, or in the alternative an opinion of counsel to the effect that payment of no such tax is requisite in this connection or for the purposes aforesaid.

     Section 4.04. Additional Bonds Against Property Additions Issuance Tests. Additional Bonds of any series other than the Exchange Bonds issued after the execution and delivery of the Twelfth Supplemental Indenture may be issued hereunder to the extent of sixty-eight per cent (68%) of Net Bondable Expenditures for Property Additions as shown by the Certificate of Net Bondable Expenditures required by subparagraph (1) of Section 4.05 hereof provided that the Earnings Available for Interest Charges as shown by the certificate required by subparagraph (3) of said Section 4.05 hereof are equal at least to two (2) times the Annual Interest Requirements stated in such certificate.

     Section 4.05. Documents Required for Authentication of Bonds. When requesting the authentication of Bonds pursuant to this Article the Company shall deliver to the Trustee:

          (1) A Certificate of Net Bondable Expenditures dated as of a date within sixty (60) days of the date on which such Bonds are to be issued;

          (2) An Officers' Certificate dated as of the date of the delivery of such Bonds stating that:

               (i) the amount, if any, shown in Item (12) of the certificate referred to in (1) above plus Gross Expenditures for Property Additions since the date of said certificate exceeds Net Retirements since the date of said certificate;

               (ii) the Company is not in Default hereunder;

          (3) An Earnings Available for Interest Charges Certificate; and

          (4) If there be included in such Certificate of Net Bondable Expenditures any New Gross Expenditures, the following:

               (i) An Engineer's Certificate dated as of the date of such Certificate of Net Bondable Expenditures (such Engineer's Certificate, if such Certificate of Net Bondable Expenditures includes any considerations other than cash or if the New Property Additions thereby acquired include Purchased Property, either to be an Independent Engineer's Certificate or the statements therein contained with respect to considerations other than cash and/or Purchased Property to be those of an Independent Engineer, the scope of whose signature and verification thereof may be limited to such matters):

                    (a) stating that the signer has examined and inspected such
               Property Additions and that their construction or acquisition was reasonable from the standpoint of the Company and of the bondholders;

                    (b) setting forth their fair value as of the date of such
               certificate and if such Property Additions include Purchased Property, deducting any portion thereof not useful in the conduct of the Company's business as an electric public utility company;

                    (c) setting forth, as of the date of such certificate, the market value or, if none, the fair value of any securities, or other property included in such New Gross Expenditures;

                    (d) stating that the amount of such New Gross Expenditures included in said Certificate of Net Bondable Expenditures does not exceed the fair value of the Property Additions acquired thereby; and

                    (e) if the Opinion of Counsel responsive to (ii) of this
               subparagraph (4) sets forth any Permitted Encumbrances, stating that such Permitted Encumbrances do not impair the use of the property to which they pertain for the purposes for which such property is held by the Company;

               (ii) An Opinion of Counsel stating that the Company has good and marketable title to such Property Additions free from all encumbrances excepting the lien of this Indenture and Permitted Encumbrances, specifying any such Permitted Encumbrances, and if any thereof consist of liens for taxes, assessments or governmental charges which are delinquent and the validity of which the Company is contesting in good faith, stating that none of the trust estate will be in danger of being lost or forfeited by reason thereof;

               (iii) An indenture supplemental hereto or other instrument or instruments of conveyance specifically subjecting such Property Additions to the lien hereof together with an Opinion of Counsel stating that such supplemental indenture or other instrument or instruments are sufficient, and no other documents are required, to subject such Property Additions to the lien hereof as a direct first mortgage lien, or, in the alternative, an Opinion of Counsel to the effect that such additions are so subject without any such indenture or other instrument.

                                    Article V

                          Bonds for Refunding Purposes

     Section 5.01. General Provisions. Additional Bonds of any series may, from time to time, be executed by the Company and delivered to the Trustee for or on account of the payment, purchase and cancellation, redemption or other discharge at, before or after maturity, of Available Bonds theretofore authenticated under this Indenture in an aggregate principal amount equal to the aggregate principal amount of such Available Bonds, and the Trustee shall, subject to the provisions of this Article, authenticate and deliver the same to or upon the Order of the Company upon receipt by the Trustee of:

          (1) The documents required by the provisions of Section 4.03 hereof;

          (2) Bonds theretofore authenticated and delivered hereunder; provided, however, that in lieu of Bonds which have been called for redemption or are then about to mature it shall be sufficient if funds in an amount sufficient to redeem or pay the same shall have been deposited with the Trustee and made presently available for payment to the holders of such Bonds and evidence furnished to the satisfaction of the Trustee that notice of any such redemption has been duly given, or provided for, or waived;

          (3) An Officers' Certificate, dated as of the date of the delivery of such additional Bonds, stating that the Company is not in Default hereunder and that all of the Bonds proposed to be refunded constitute Available Bonds.

     Section 5.02. Issuance Requirements. No Bonds shall be authenticated and delivered under the provisions of this Article except (i) Bonds which bear an interest rate no higher than that of the Bonds which they are to refund or (ii) Bonds issued to refund Bonds which have been Outstanding more than five years and which have an expressed maturity not later than two years from the date on which such refunding Bonds are to be issued, unless an Earnings Available for Interest Charges Certificate shall have been filed with the Trustee from which it shall appear and in which the Company certifies that the Earnings Available for Interest Charges of the Company for the period covered by such certificate were at least equal to two times the Annual Interest Requirements therein stated.

                                   Article VI

                               Bonds Against Cash

     Section 6.01. General Provisions. Additional Bonds of any series may be issued under this Indenture from time to time equal in principal amount to the amount of cash at the time deposited with the Trustee provided, nevertheless, that no Bonds shall be issued against cash required to be deposited with the Trustee under any provisions of this Indenture. Bonds so issued may be executed by the Company and delivered to the Trustee and the Trustee shall authenticate and deliver the same to or upon the order of the Company upon receipt of:

          (1) The documents required by the provisions of Section 4.03 hereof;

          (2) An officers' certificate dated as of the date of the delivery of such Bonds stating that the Company is not in Default hereunder;

          (3) An Earnings Available for Interest Charges Certificate;

          (4) Cash in an amount equal to the principal amount of the Bonds to be authenticated;

if it shall appear by the Earnings Available for Interest Charges Certificate responsive to subparagraph (3) of this Section that the Earnings Available for Interest Charges for the period covered by such certificate are at least equal to two (2) times the Annual Interest Requirements therein stated.

     Section 6.02. Cash Withdrawal Requirements. Cash received by and on deposit with the Trustee under the provisions of this Article after the execution and delivery of the Twelfth Supplemental Indenture may on orders of the Company be withdrawn, from time to time, to the extent of sixty-eight per cent (68%) of Net Bondable Expenditures for Property Additions as shown in the pertinent certificate responsive to subparagraph (1) of this Section, upon receipt by the Trustee of:

          (1) A Certificate of Net Bondable Expenditures dated as of a date within sixty (60) days of the date on which such cash is to be withdrawn;

          (2) An Officers' Certificate dated as of the date of the withdrawal of such cash stating that

               (a) the amount, if any, shown in Item (12) of the certificate referred to in (1) above plus Gross Expenditures for Property Additions since the date of said certificate exceeds Net Retirements since the date of said certificate, and

               (b) the Company is not in Default hereunder;

          (3) If there be included in such Certificate of Net Bondable Expenditures any New Gross Expenditures, the documents required by (i),
     (ii) and (iii) of subparagraph (4) of Section 4.05 hereof.


                                   Article VII

                               Redemption of Bonds

     Section 7.01. Manner of Redemption. Whenever the Company shall determine to exercise any optional right it may have to redeem Bonds of any series issued hereunder, it shall file with the Trustee not less than sixty days prior to the date fixed for the redemption of such Bonds, a Resolution specifying the principal amount of and designating the series of Bonds to be redeemed and shall, on or before the date fixed for redemption, deposit with the Trustee sufficient moneys to redeem such Bonds and pay to the Trustee its proper expenses and charges in connection with such redemption.

     Section 7.02. Selection of Bonds to Be Redeemed. The selection of Bonds (or, in case of fully registered Bonds, of portions thereof) to be redeemed shall, in case less than all of the Outstanding Bonds of any series are to be redeemed, be made by the Trustee as follows:

          (a) The particular Bonds of such series to be redeemed in whole or in part shall be designated by the Trustee not more than 60 days nor less than 30 days prior to the date fixed for such redemption by proration so that the principal amount to be redeemed of Bonds of such series then held by each holder shall bear the same ratio to the total principal amount of all Bonds of such series then to be redeemed as the total principal amount of all Bonds of such series then held by such holder bears to the total principal amount of all Bonds of such series then Outstanding; provided, however, that (i) the Trustee in making any proration pursuant to this Section shall make such adjustments as it shall deem proper to the end that the principal amount of Bonds so redeemed shall be $1,000 or a multiple thereof, by increasing or decreasing the amount which would be allocable to any holder on the basis of exact proration by an amount not exceeding $1,000 and (ii) if there shall have been previously filed with the Trustee a written consent of all holders of Bonds of such Series specifying some other method of selecting Bonds of such series to be redeemed such selection shall be made by the Trustee in accordance therewith; or

          (b) If the Trustee shall determine that the selection method described in the foregoing clause (a) shall not then be appropriate, the particular Bonds of such series to be redeemed in whole or in part shall be selected by the Trustee by lot in any manner deemed by it proper.

     The Trustee shall promptly notify the Company in writing of the distinctive numbers of the Bonds which, or portions of which, have been selected for redemption, and the principal amount thereof to be redeemed in the case of fully registered Bonds of a denomination greater than $1,000.

     Section 7.03. Notice of Redemption. Notices of redemption, stating when funds for the redemption are expected to be available to the holders of the Bonds to be wholly or partly redeemed, shall be given to the holders by the Trustee in the name and on behalf of the Company. Redemption notices for all Bonds issued hereunder shall contain the information required by Section 7.04 and, unless otherwise provided in the supplemental indenture creating a particular series, shall be mailed as hereinafter provided not more than 60, nor less than 30, days prior to the date fixed for redemption. The Trustee in the name and on behalf of the Company, as the case may be, shall send a copy of such notice to the registered owner of each Bond, so called for redemption, by reputable overnight courier, or by certified mail, postage prepaid, addressed to him at his last known address as it appears upon the bond register.

     Whenever notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person entitled to such notice. Any such waiver of notice by the holders of Bonds shall be filed with the Trustee.

     Section 7.04. Redemption Price. Each notice of redemption shall specify the price at which such Bonds are to be redeemed, the series, date of maturity, date of redemption, and if less than all of the Bonds outstanding of a specified series are to be redeemed, the serial numbers of such Bonds.

     Section 7.05. Partial Redemption of Bonds. In case any Bond is to be redeemed in part only, such notice shall specify the principal amount thereof to be redeemed and shall state that at the election of the registered owner of such Bond and upon surrender thereof for redemption, a new Bond or new Bonds of that series in aggregate principal amount equal to the unredeemed portion of such Bond will be issued in lieu thereof, and, in such case, the Company shall execute and the Trustee shall authenticate and deliver such new Bond or Bonds to or upon the written order of the registered owner of such Bond at the expense of the Company, provided, however, that the Trustee shall pay interest, premium (if any) and principal upon any Bond without surrender or presentation thereof if any holder which is an Institutional Holder files with the Trustee an agreement pursuant to which such holder agrees that (A) it will not sell, transfer or otherwise dispose of any such Bond with respect to which such redemption has been made unless either (i) it shall have made a notation thereon of the principal so redeemed or (ii) the Bond shall have been presented to the Trustee for such notation or (iii) such Bond shall have been surrendered in exchange for a new Bond having a principal amount equal to the unredeemed portion and (B) it will present the Bond to the Trustee before being paid the entire remaining principal balance of such Bond.

     Section 7.06. Deposited Moneys for Redemption. All moneys deposited with or held by the Trustee for the redemption of Bonds shall be held upon the trusts hereof for the account of the holders of the Bonds designated or selected for redemption.

     Section 7.07. Cancellation of Bonds. All Bonds which have been redeemed shall be cancelled by the Trustee, and shall be delivered to or upon the order of the Company and shall not be reissued.

     Section 7.08. Payment of Redemption. When notice of redemption of any Bond, or part thereof, shall have been duly given or waived, such Bond, or part thereof, shall become due and payable on the date fixed for redemption in said notice and if the amount necessary to redeem such Bond, or part thereof, shall be deposited with the Trustee, such amount shall be held by the Trustee as provided in Section 7.06 and shall be paid when due to the registered owner of such Bond provided that if presentation of such Bond is required hereunder, such Bond shall have been presented to the Trustee. If the amount necessary to redeem any Bond, or part thereof, called for redemption shall have been irrevocably deposited with the Trustee in trust for the account of and shall be immediately available for payment to the holder of such Bond, and all proper charges and expenses of the Trustee in connection therewith shall have been paid, and if the notice hereinbefore mentioned shall have been duly given or waived, or provision satisfactory to the Trustee shall have been made for the giving of such notice, then, when all of said conditions shall have been satisfied and the Trustee has complied with the first sentence of this Section 7.08, (a) the Company (subject to the provisions of Section 16.10) shall be released from all liability on such Bond, or part thereof, so called for redemption, and such Bond, or part thereof, so called for redemption shall no longer be deemed to be Outstanding and shall cease to be entitled to any lien or benefit of or under this Indenture, (b) the holder of such Bond, or part thereof, so called for redemption shall look thereafter for the payment of the principal thereof and premium, if any, and of accrued and unpaid interest, solely to the redemption funds in the hands of the Trustee for payment thereof, and (except as provided in Section 16.10) in no event to the Company, (c) the holder of such Bond shall have the right to receive prepayment of the redemption price thereof, including interest to such redemption date, at any time after the deposit of such redemption price, and (d) after such redemption date, no interest will accrue thereon.

                                  Article VIII

                                General Covenants

     Section 8.01. Further Actions. The Company covenants that it will faithfully do and perform and at all times faithfully observe any and all covenants, undertakings, stipulations and provisions contained in each and every Bond executed, authenticated and delivered hereunder and in the several and successive Resolutions pursuant to or in observance of the provisions of this Indenture. The Company covenants that it will promptly make, execute, and deliver all further assurances, including all financing and continuation statements covering security interests in personal property, indentures supplemental to the Indenture or other instruments, and take all such further action as may reasonably be by the Trustee, or by its counsel, deemed necessary or advisable for the better securing of any Bonds issued or to be issued hereunder, or for better assuring and confirming to the Trustee the Mortgaged Property or any part thereof. The Company covenants that it will cause this Indenture to be duly recorded and/or filed and to be duly rerecorded and/or refiled at the times and in the places now or hereafter required by law for the proper maintenance of the validity and priority of the lien hereof.

     Section 8.02. Payment. The Company covenants that it will promptly pay the principal of and interest on every Bond issued hereunder in lawful money of the United States of America at the dates and places and in the manner prescribed in such Bond and herein. Notwithstanding the above or any other provisions of this Indenture or any Bond issued hereunder, the Company may enter into an agreement with the holder of any Bond providing for the payment to such holder of the principal of (and premium, if any) and interest on such Bond or any part thereof at a place other than as designated therein or in such Bond, providing for the payment to such holder of all or a portion of the principal of and the premium, if any, and interest on such Bond at a place other than the place specified in such Bond as the place for such payment without the necessity in the case of a partial payment of principal, of surrendering the Bond for a new Bond, and in accordance with Section 7.05 for the making of notation of principal payments on such Bond by such holder. The Trustee is authorized to consent to any such agreement and shall not be liable or responsible to any such holder or to the Company for any act or omission on the part of the Company or any holder of a Bond in connection with any such agreement. The Company covenants it will, prior to the maturity of each installment of interest and prior to the maturity of each such Bond, deposit with the Trustee, or other paying agent appointed with respect to the Bonds of any particular series, in lawful money of the United States of America an amount sufficient to make payments of principal (and premium, if any,) and interest on the Bonds on or prior to the date such payments are due.

     Section 8.03. Maintain Title of Property. The Company covenants that, except as to that part of the Mortgaged Property which may hereafter be acquired by it, it is on the Merger Date well seized of the physical properties by it hereby mortgaged or intended so to be and has good right, full power, and lawful authority to make this Indenture and subject such physical properties to the lien hereof in the manner and form herein respectively done or intended; and that it has and, subject to the provisions hereof, will preserve good and indefeasible title to all such physical properties, and will warrant and forever defend the same to the Trustee against the claims of all persons whatsoever.

     Section 8.04. Taxes and Assessment; Liens. The Company covenants that it will promptly pay or cause to be paid all lawful taxes, charges and assessments at any time levied or assessed upon or against the Mortgaged Property or any part thereof, and/or the interest of the Trustee and of the holders of the Bonds Outstanding under this Indenture before the same become delinquent, provided, however, that no such tax, charge or assessment shall be required to be paid so long as the validity of the same shall be contested in good faith by appropriate legal proceedings so long as adequate reserves in respect thereof have been established in accordance with GAAP; that there are not outstanding on the Merger Date and that the Company will not at any time create or permit to be created or allow to accrue or to exist any lien or liens prior to the lien of this Indenture upon the Mortgaged Property or any part thereof, or the income therefrom, save only any Permitted Encumbrances and the lien of any mortgage or other lien on any property hereafter acquired by the Company which may exist on the date of, or be created as a vendor's lien or as a purchase money mortgage in connection with, such acquisition; and that neither the value of the Mortgaged Property nor the lien of this Indenture will be diminished or impaired in any way as the result of any action or nonaction on the part of the Company.

     Section 8.05. Conduct Business and Maintain Properties. The Company covenants that its business will be carried on and conducted in an efficient manner, and that all of its plants, appliances, systems, equipment and property useful and necessary in the carrying on of its business will be kept in thorough repair and maintained in a state of high operating efficiency in accordance with standards generally acceptable in the utility industry. The Company covenants that it will expend for maintenance and reserve for depreciation whatever amounts may be necessary so to maintain the Mortgaged Property and provide for the Retirement of the depreciable portion of the Mortgaged Property, which amounts shall be not less than those prescribed by any governmental regulatory body having jurisdiction in the premises; and that in any event the Company will charge as an expense and credit to depreciation reserve in each of its fiscal years an amount which shall be not less than 2.3% of the average amount of its depreciable property for such year.

     Whenever the holders of at least a majority in principal amount of the Bonds Outstanding shall so request in a written notice served upon the Trustee, but not more frequently than once every five years, the Company shall appoint an Independent Engineer satisfactory to the holders of a majority in principal amount of the Bonds Outstanding to make an inspection of the property of the Company. The Company shall cause such Independent Engineer, within a reasonable time after the date of his appointment, to report to the Company and to the Trustee whether or not the property of the Company is in general being maintained as required by this Section, and whether or not any part of such property that is no longer used or useful in the business of the Company has been duly recorded as retired on its books.

     If such Independent Engineer shall report that the property has not been so maintained, he shall state in his report the character and extent and estimated cost of making good such deficiency. The Company shall then proceed with all reasonable speed to do such maintenance work as may be necessary to make good any such maintenance deficiency, whereupon such engineer shall, within a period of 90 days following the Company's completion of such work, report in writing to the Trustee whether such deficiency has been made good; provided, however, that in case such engineer shall fail or refuse to make such report within such period, the Trustee shall appoint another Independent Engineer satisfactory to the holders of a majority in principal amount of the Bonds Outstanding to make such report. Unless the Trustee shall be so advised in writing by such engineer within one year from the date of any report determining a maintenance deficiency to exist, or such longer period as may be stated in such report to be reasonably necessary for the purpose, that such deficiency has been made good, the Company shall be deemed to have defaulted in the due performance of the covenant as to the maintenance of its property contained in this Section 8.05.

     If such Independent Engineer shall report that there is any property no longer used or useful which has not been recorded as retired on the books of the Company, he shall briefly describe such property and state the aggregate Retirement which should be stated on such books with respect thereto. The Company shall then make on its books appropriate entries recording the Retirement of such property.

     Section 8.06. Compliance with Underlying Mortgages. The Company covenants that all of the covenants, conditions and agreements of any Underlying Mortgage upon any property hereafter acquired by it will in all respects be fully complied with; that upon the payment of all bonds issued under each such mortgage it will procure such mortgage to be effectively satisfied and discharged of record; that the Company will not issue or permit to be issued any additional bonds secured by any Underlying Mortgage, but that each and every such mortgage shall be effectively closed at the date of the acquisition of such property.

     Section 8.07. Acquisition of Property Subject to Underlying Mortgages. The Company covenants that it will not acquire any property which after its acquisition will be subject to any Underlying Mortgage unless prior to the acquisition thereof it shall have filed with the Trustee an Officers' Certificate from which it shall appear and certify that the aggregate of the Earnings Available for Interest Charges of the Company and the Earnings Available for Interest Charges of the property to be acquired, computed in the same manner as are Earnings Available for Interest Charges of the Company in
Section 4.02(c), for any consecutive twelve months out of the fifteen calendar months immediately preceding the acquisition of such property is equal to at least two times the Annual Interest Requirements on all Bonds Outstanding and other indebtedness of the Company for borrowed money, plus all bonds and/or other obligations secured by existing Underlying Mortgages and all bonds and/or other obligations secured by any Underlying Mortgage or other lien (whether or not prior to the lien of this Indenture) upon the property so to be acquired, and will not acquire any property subject to any Underlying Mortgage securing indebtedness in excess of sixty per cent (60%) of the lesser of:

          (a) the fair value of such property to the Company at the date of acquisition thereof; and

          (b) the aggregate of (i) the amount of any lien subject to which such property is acquired, (ii) the amount of any purchase money mortgage or vendor's lien created in connection with its acquisition, (iii) any cash payment made therefor, and (iv) the market value, or, in the absence thereof, the fair value of any securities or other property of the Company exchanged therefor;

all as of the date of and as established by an Independent Engineer's Certificate, filed with the Trustee, dated as of the date of the acquisition of such property, unless to offset such part of such indebtedness as shall exceed such percentage there shall be appropriated Net Bondable Expenditures for Property Additions in an amount equivalent to such excess. Such appropriation shall be evidenced by a Resolution deposited with the Trustee together with a Certificate of Net Bondable Expenditures dated as of the date of such appropriation and, if there be included in such Certificate of Net Bondable Expenditures, any New Gross Expenditures, the documents required by (i), (ii) and (iii) of subparagraph (4) of Section 4.05.

     The Company further covenants that it will not acquire any property which after its acquisition will be subject to any Underlying Mortgage if such acquisition would operate to increase the aggregate principal amount of all bonds and/or other obligations secured by Underlying Mortgages (other than such bonds and/or other obligations for the purchase, payment or redemption of which cash in the necessary amount shall have been irrevocably deposited with the trustee or mortgagee under the Underlying Mortgage or mortgages securing the same or with the Trustee hereunder) to an amount greater than fifteen per cent (15%) of the aggregate principal amount of all Bonds at the time issued and Outstanding under this Indenture.

     Section 8.08. Records of Accounts and Certificate. The Company covenants that proper books of record and account will be kept in which full, true and correct entries will be made of all dealings or transactions of, or in relation to, the plants, properties, business and affairs of the Company, and that it will:

          (a) At such times as the Trustee shall reasonably request, furnish statements in reasonable detail showing the earnings, expenses and financial condition of the Company;

          (b) From time to time furnish to the Trustee such data as to the plants, property and equipment of the Company, as the Trustee shall reasonably request;

          (c) On or before the expiration of one hundred and twenty (120) days after the end of each fiscal year, furnish to the Trustee a full audit and report certified by independent certified public accountants, covering the operations of the Company during such fiscal year, and showing the earnings and expenses for such period, and in reasonable detail, the assets, liabilities and financial condition of the Company at the expiration thereof; provided for the first fiscal year ending after the Merger Date, the foregoing shall be reported on as though Exeter had merged into the Company on the first day of such fiscal year. Said balance sheets and reports shall be available at all reasonable times for the inspection of any bondholder or his authorized agent.

     The Company further covenants that all books, documents and vouchers relating to the plants, properties, business and affairs of the Company shall at all times be open to the inspection of such accountants or other agents as the Trustee may from time to time designate.

     Section 8.09. Annual Certificate of Compliance. The Company covenants that it will, on or before the expiration of ninety (90) days after the end of each fiscal year, file with the Trustee: (1) an Opinion of Counsel either stating that such action has been taken with respect to the execution and delivery of supplemental indentures, conveyances or other instruments, including all financing and continuation statements covering security interests in personal property, and the recording and filing of the same and of this Indenture and the re-recording and re-filing of this Indenture as is necessary for the purpose of maintaining the validity and priority of the lien and security interest hereof on the Mortgaged Property and reciting the details thereof, or stating that no such action is required for such purpose; and (2) an Officers' Certificate fully describing all insurance policies then in force on the Mortgaged Property, or any part thereof, stating that all such policies provide that all losses shall be payable to the Trustee, as its interest may appear, and stating that the Company has complied with the requirements of Section 8.10 with respect to the maintenance of insurance and stating: (a) that all taxes which became due on the Mortgaged Property during such fiscal year have been duly paid unless the Company shall in good faith, by appropriate action, contest any of said taxes, in which event such contest shall be set forth; (b) that all insurance premiums which became due during such fiscal year upon the insurance policies to which reference is hereinbefore made have been paid; (c) that no additional Fixed Property has been acquired by the Company during such calendar year, or if any Fixed Property has been so acquired, briefly describing the same and stating the cost thereof; and (d) whether or not the Company is in default in the fulfillment of any of its obligations under the Indenture and if a Default or Event of Default has occurred and then exists, specifying the nature and period thereof and the action the Company is taking with respect thereto.

     Section 8.10. Insurance. The Company covenants that it will keep such of the Mortgaged Property as is of an insurable nature and of the character usually insured by companies engaged in similar geographical locations in any of the businesses in which the Company is or may be engaged insured against loss or damage by fire and from other hazards customarily insured against by such companies and will carry such insurance with insurance companies of good standing in amounts not less than the fair insurable value of the properties insured.

     All policies required by the provisions of this Section to be carried by the Company shall provide that all losses shall be payable to the Trustee, as its interest may appear. In case of any Event of Default by the Company in fulfilling the covenants contained in this Section with respect to the carrying of insurance, the Trustee may, at its option, effect such insurance in the name of the Company or in the name of the Trustee and all premiums paid by the Trustee for such insurance shall be repaid by the Company on demand and if not so repaid shall be secured by the lien of this Indenture in priority to the indebtedness evidenced by Bonds issued hereunder. Upon the happening of every loss the Company shall make due proof of loss and shall do all things necessary or desirable to cause the insurer or insurers to make payment in full directly to the Trustee. In case of any loss covered by any policy of insurance, any appraisement or adjustment of such loss and settlement and payment of indemnity therefor which shall be agreed upon between the insured and the insurer shall be accepted by the Trustee and the Trustee shall in no way be liable for the adjustment of such loss. The Company shall upon the execution of this Twelfth Supplemental Indenture furnish to the Trustee a statement in writing signed by an officer of the Company fully describing all policies of insurance then in force covering the Mortgaged Property or any part thereof and stating that all such policies provide that all losses shall be payable to the Trustee, as its interest may appear. The Trustee at its option may, but shall not be required to, at any time, require the Company to deposit with it any or all of such insurance policies and shall require such deposit upon the occurrence of an Event of Default.

     The Trustee shall from time to time, upon receiving an Officers' Certificate certifying that the property damaged or destroyed has been repaired or replaced and put in a condition at least as good as that before the loss occurred, pay to the Company the amount of the insurance money received by the Trustee on account of such loss if such amount does not exceed, in the case of any one loss, $50,000. In all other cases the money so received by the Trustee may be paid or applied from time to time in accordance with the provisions of Sections 11.02 and 11.03.

     Section 8.11. Maintenance of Corporate Existence and Rights. Subject to the provisions of Article XII hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. The Company covenants that it now has complete and lawful authority and privilege to maintain and operate its entire system and properties, and that none of its rights, franchises or privileges will be allowed to lapse or be forfeited unless the Board of Directors shall determine that any such right, franchise or privilege is not necessary for the carrying on of the Company's business; provided, however, that the expiration by lapse of time of any right, franchise or privilege shall not constitute a violation of this covenant, but the Company hereby expressly covenants that it will exercise its best endeavors and any and every proper means to procure extension or renewal of each and every such right, franchise or privilege so expiring and necessary or desirable for the maintenance of any of its plants, systems or properties.

     Section 8.12. Eminent Domain. The Company covenants that it will pay or cause to be paid to the Trustee the proceeds of any property subject to the lien of this Indenture which has been taken by any governmental body through the exercise of the power of eminent domain or which has been sold to such a governmental body pursuant to the provisions of any statute or franchise permitting such governmental body to compel the Company to sell the same, except such thereof as may by the terms of an Underlying Mortgage be required to be paid to or deposited with its mortgagee or trustee and as to any moneys which shall be so paid to such mortgagee or trustee, the Company covenants that if any thereof remains on deposit with such mortgagee or trustee upon the satisfaction or release of such Underlying Mortgage it will pay the same to or cause the same to be paid to the Trustee.

     The Company further covenants that if any property subject to the lien of this Indenture is subject to a license under Part I of the Federal Power Act and at any time prior to the sale of such property, either under the terms of said
Part I or otherwise, the Company is required by the terms of said license or by a final valid rule, regulation or order applicable thereto and to the Company, to apply funds held by it in amortization (as distinguished from depreciation) reserves accumulated, pursuant to the provisions of said license or of any such final valid rule, regulation or order, out of surplus earnings in excess of a reasonable rate of return on the Company's net investment in said property as finally determined as provided in said Part I, to the reduction of the amount of the Company's net investment therein, then the Company, if permitted to do so by the provisions of said license or of said rule, regulation or order requiring such reduction, will effect such reduction by paying or causing to be paid to the Trustee such funds so required to be applied to such reduction. If such property shall be purchased from the Company under the provisions of said Part I or of said license by the United States or by any subsequent licensee of said property under the provisions of said Part I, and the purchase price paid to the Company for such property by such purchaser is reduced by the application thereto of funds then held by the Company (and not then or theretofore held by the Trustee) as unappropriated surplus or amortization, sinking fund or similar reserves (but not including depreciation reserve) accumulated as aforesaid out of surplus earnings in excess of a reasonable rate of return on the Company's net investment in said property as finally determined as provided in said Part I, then to the extent the price paid to the Company is actually reduced by such application of such funds the Company will pay or cause to be paid an amount equal to such funds to the Trustee as part of the proceeds of the sale of such property to the United States or to such licensee. Upon the deposit of any funds with the Trustee in accordance with the provisions of this paragraph, the Company will cause to be delivered to the Trustee an Officers' Certificate stating that the funds so deposited are in the amount then required to be deposited pursuant to the provisions of this paragraph.

     The Trustee on behalf of the bondholders may intervene in any proceeding for such taking or purchase by a governmental body and shall do so upon the written request of the holders of ten per cent (10%) or more in aggregate principal amount of Bonds Outstanding being first indemnified for its expenses as provided in Section 15.01 hereof. The Trustee may execute and deliver a release of any property so taken or sold and shall be fully protected in so doing upon being furnished with (a) an Officers' Certificate requesting such release stating that such property has been taken by eminent domain and that all conditions precedent herein provided for relating to such release have been complied with, (b) an Opinion of Counsel that such governmental body had a lawful right to take such property or compel the Company to sell the same and (c) either (i) a sum in cash equal to the proceeds of such taking or (ii) a sum in cash equal to such proceeds less the amount required to be paid to or deposited with the mortgagee or trustee of an Underlying Mortgage, a receipt from such mortgagee or trustee for the amount so paid or deposited, and an Opinion of Counsel that such amount is required by the terms of such Underlying Mortgage to be so paid or deposited.

     Section 8.13. Records at Trustee. The Company covenants that it will keep on file at the principal office of the Trustee a list of the names and addresses of the last known holders of all Bonds Outstanding with the principal amount of Bonds believed to be held by each. Any bondholder may require his name and address to be added to said list by filing a written request with the Company or the Trustee, which request shall include a statement of the principal amount of Bonds held by each bondholder and the numbers of such Bonds. The Trustee shall be under no responsibility with regard to the accuracy of said list. Said list may be inspected and copied by a bondholder or bondholders owning ten per cent (10%) or more in principal amount of Bonds Outstanding or by his or their authorized agent, such ownership and the authority of any such agent to be evidenced to the satisfaction of the Trustee.

     Section 8.14. No Extensions for Claims of Interest. The Company covenants that no claim for interest pertaining to any Bond issued hereunder shall be kept alive after the date specified for the payment of such interest by the extension thereof or by the purchase thereof by or on behalf of the Company. Any such claim for interest which in any way at or after the date specified for the payment thereof shall have been transferred or pledged separate or apart from the bond to which it relates or which shall in any manner have been kept alive after the date specified for the payment thereof by extension or by the purchase thereof by or on behalf of the Company shall not be entitled to any benefit of or from this Indenture except after the prior payment in full of the principal of all Bonds issued hereunder and of all interest obligations not so transferred, pledged, kept alive or extended.

     Section 8.15. Restricted Payments. The Company covenants that it will not declare or pay dividends (other than in its own common stock) or make any other distribution on shares of its common stock or apply any of its property or assets (other than amounts equal to any proceeds received from the sale of common stock of the Company) to the purchase or retirement of, or make any other distribution through reduction of capital or otherwise, in respect of, any shares of its common stock if, after giving effect to such distribution, the aggregate of all such distributions declared, paid, made or applied subsequent to December 31, 2000 by the Company and Exeter, plus the amount of all dividends declared or accrued on any class of preferred stock of the Company or Exeter subsequent to December 31, 2000, and any amounts charged to net income after December 31, 2000 in connection with the purchase or retirement of any shares of preferred stock of the Company or Exeter would exceed an amount equal to net income of the Company available for dividends after December 31, 2000, plus the sum of $7,565,000.

     The term "net income", as applied to any period shall mean the net income (or deficit) of the Company and, for periods prior to the Merger Date, of Exeter for such period properly transferable to its earned surplus, all computed, if a uniform system of accounts is prescribed by any commission or other governmental body having jurisdiction in the premises, in accordance with such uniform system; otherwise in accordance with accepted accounting practice, and in any event by deducting from the aggregate gross revenues of the Company and, for periods prior to the Merger Date, of Exeter for such period all expenses required to be deducted in computing Earnings Available for Interest Charges for such period in accordance with Section 4.02(B) and (C) of the Indenture, and also by deducting all interest requirements, taxes, amortization of debt discount and expense and other deferred charges, and all other non-operating expenses for such period.

     Section 8.16. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate, or as may be otherwise ordered or required by a governmental authority having jurisdiction over the Company.

                                   Article IX

               Supplemental Indentures and Indenture Modifications

     Section 9.01. Supplemental Indentures without Consent of Bondholders. In addition to any supplemental indenture otherwise authorized or permitted by this Indenture, the Company when authorized by Resolution and the Trustee from time to time and at any time, subject to the conditions and restrictions in this Indenture contained, and without the consent of or notice to the bondholders, may execute an indenture or indentures supplemental hereto, and which thereafter shall form a part hereof, for any one or more or all of the following purposes:

          (a) To add to the conditions, limitations and restrictions of the authorized amount, terms, provisions, purposes of issue, authentication and delivery of Bonds specified herein, other conditions, limitations and restrictions thereafter to be observed with respect to the Bonds or any one or more series thereof;

          (b) To add to the covenants and agreements of the Company in this Indenture contained, other covenants and agreements thereafter to be observed;

          (c) To provide for the creation of any series of Bonds pursuant to Articles IV, V or VI;

          (d) To evidence the succession of another corporation to the Company, or successive successions, and the assumption by a successor corporation of the covenants and obligations of the Company and the acceptance by the successor corporation of the provisions in the Bonds hereby secured and in this instrument and in any and every supplemental indenture contained;

          (e) To convey, transfer and assign to the Trustee, and to. subject to the lien of this Indenture, with the same force and effect as though included in the Granting Clauses hereof, additional properties, permits and franchises hereafter acquired by the Company through consolidation or merger, or by purchase or in any other manner whatsoever;

          (f) To cure any ambiguity, or to cure, correct or supplement any defect or inconsistent provision contained in this instrument or any indenture supplemental hereto;

          (g) To make this Indenture conform to the Trust Indenture Act of 1939 or similar legislation or otherwise to add to the duties and obligations of the Trustee, but no such supplemental indenture which shall add to the duties and obligations of the Trustee hereunder shall be made without the written consent of the Trustee.

     Section 9.02. Modification of Indenture. From time to time the holders of seventy-five per cent (75%) in aggregate principal amount of Bonds Outstanding, by an instrument or instruments in writing signed by such holders and filed with the Trustee, shall have power to assent to and authorize any modification of any of the provisions of this Indenture that shall be proposed by the Company when authorized by a Resolution, and the Trustee may enter into an indenture supplemental hereto for the purpose of adding such modification to the Indenture and any action herein authorized to be taken with the assent or authority, given as aforesaid, of the holders of seventy-five per cent (75%) in aggregate principal amount of Bonds Outstanding shall be binding upon the holders of all of the Bonds at any time Outstanding and upon the Trustee as fully as though such action were specifically and expressly authorized by the terms of this Indenture, provided, however, that no such modification shall (i) extend the time or times of payment of the principal of, or the interest or premium, if any, on any Bond, or (ii) reduce the principal amount thereof or the rate of interest or premium thereon, or (iii) authorize the creation of any lien prior or equal to the lien of this Indenture upon any of the Mortgaged Property, or deprive any bondholder of the benefit of the lien of this Indenture, or (iv) affect the rights under this Indenture of the holders of one or more, but less than all, of the series of Bonds outstanding hereunder unless assented to by the holders of seventy-five per cent (75%) in aggregate principal amount of Bonds Outstanding of each of the series so affected, or (v) reduce the percentage of Bonds, the holders of which are required to assent to any such modification pursuant to this Section, or (vi) in any manner affect the rights or obligations of the Trustee without its written consent thereto; and provided further, that, anything in this Section to the contrary notwithstanding, the holders of seventy-five per cent (75%) in aggregate principal amount of Bonds Outstanding of any particular series shall have power to waive any right specifically provided in respect of that series, and to assent to any modification of any such right which shall be proposed by the Company, subject, however, to the provisions of clauses (i) through (vi) of this Section. Any modification of the provisions of this Indenture so made as aforesaid shall be set forth in a supplemental indenture between the Trustee and the Company which shall be recorded and/or filed in the same manner as this Indenture and the Trustee shall be fully protected in acting in accordance therewith.

     Section 9.03. Execution of Supplemental Indenture. No supplemental indenture shall become effective until it shall have been executed by the Trustee and the Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture authorized or permitted by the provisions of this Indenture and to make the further agreements and stipulations which may be therein contained. The Trustee shall be fully protected in relying on an Opinion of Counsel as to whether or not any proposed supplemental indenture is authorized or permitted by the provisions of this Indenture and is consistent therewith.

     Section 9.04. Effect of Supplemental Indenture. From and after the execution of any such supplemental indenture the covenants and provisions contained therein shall be deemed a part of this Indenture and shall bind and benefit the Company, the Trustee and the bondholders as effectually as the covenants and provisions contained in this instrument at the time of its execution, and the Trustee and the bondholders shall have the same remedies for a breach thereof as are provided in respect of a breach of the provisions and covenants now contained in this Indenture.

                                    Article X

                Possession, Use and Release of Mortgaged Property

     Section 10.01. Possession and Use of Mortgaged Property. Unless an Event of Default shall have occurred and shall not have been remedied, the Company shall be suffered and permitted to remain in full possession, enjoyment and control of all the properties, rights, privileges and franchises hereby mortgaged and shall be permitted to manage and operate the same, and, subject always to the provisions hereof, to receive, receipt for, take, use, enjoy and dispose of all rents, revenues, income, issues and profits thereof.

     Section 10.02. Alterations to Mortgaged Property. While in possession of the Mortgaged Property and if no Default or Event of Default then exists, the Company shall have the right at all times, as proper management of the business of the Company may require, to alter, change, add to, repair, and make any change in the location of its buildings and structures, power plants, conduits, meters, services, transformers, poles, pole lines, transmission or distribution lines, wires, cross-arms, cables, equipment and apparatus, provided that the location of none of the Mortgaged Property may be changed so as to impair the lien of this Indenture unless such property is sold or exchanged as elsewhere in this Article permitted.

     Section 10.03. Dispositions of Mortgaged Property without Release. While in possession of the Mortgaged Property and if no Default or Event of Default then exists, the Company may, without obtaining any release from or consent of the Trustee, free from the lien of this Indenture:

          (1) dispose of (i) fractional interests in poles and their appurtenances and/or the right to the joint use of such poles by the purchaser of such interest with the Company, (ii) any of its tangible personal property which may have become worn out, due for replacement in the regular course of business, disused or undesirable for use;

          (2) cut and sell, and license others to cut and remove, any pulp wood, timber, logs and trees having an aggregate fair value in any one five-year period of not in excess of $100,000, which are now, or at any time hereafter shall be, upon any land included in the Mortgaged Property;

          (3) surrender or assent to the modification of any franchise which it may hold or under which it may be operating, provided that (a) in the event of any such surrender, the Company shall then have or shall receive at the time of such surrender a franchise which, in the Opinion of Counsel (filed with the Trustee prior to such surrender), shall authorize it to do the same or an extended business in the same or an extended territory during the same or an extended or unlimited period of time, and (b) in the event of any such modification, the franchise as modified shall, in the Opinion of Counsel (filed with the Trustee prior to the effective date of such modification), authorize the continuance of the same or an extended business in the same or an extended territory during the same or an extended or unlimited period of time; and

          (4) make changes or alterations in or substitutions for any licenses or leases or surrender and cancel the same, provided that such change, alteration or substitution or such surrender or cancellation, as the case may be, is in the interest of the Company and will not impair the security of the Bonds Outstanding; and in such event any modified, altered or substituted grants, licenses or leases shall forthwith be subject to the terms of this Indenture to the same extent, if any, as those previously existing;

provided, however, that the Company either (i) shall apply any net cash proceeds or other consideration received by the Company for or in connection with any disposition of Mortgaged Property by the Company under this Section 10.03 in acquiring, or in reimbursing itself for, other property, not necessarily of the same character, but of value at least equal to that of the property disposed of, which other property shall be Fixed Property and shall forthwith become subject to the lien of this Indenture, or (ii) if and to the extent that such net cash proceeds or other consideration are not so applied within 12 calendar months after the receipt thereof, shall pay such net cash proceeds or an amount equal to such other consideration (unless by the terms of any prior mortgage or other instrument permitted by the terms hereof such net cash proceeds or other consideration are required to be and are applied to reduce, discharge or secure the obligations secured by any such prior mortgage or other instrument) to be held and applied by the Trustee pursuant to the provisions of Sections 11.02 and 11.03.

     Section 10.04. Release of Mortgaged Property. While in possession of the Mortgaged Property and if no Default or Event of Default then exists, the Company may sell or exchange but not otherwise dispose of any of its property (in addition to the property referred to in Section 10.03 and in addition to any property released pursuant to Section 8.12 hereof) and the Trustee shall release the same from the lien hereof upon receipt by the Trustee of:

          (a) A Resolution authorizing such sale or exchange and requesting such release;

          (b) An Officer's Certificate signed also by an Engineer who, if the consideration to be received for the property for the release of which request is made exceeds $150,000, shall be an Independent Engineer;

               (i) describing the property for the release of which request is made and stating that in the opinion of the signers such release will be of benefit to the Company and will not be prejudicial to the security of the Bonds issued hereunder;

               (ii) stating that the Company has sold or exchanged, or contracted to sell or exchange, the property for the release of which request is made for a stated consideration representing in the opinion of the signers its full value to the Company and consisting solely of cash, Property Additions and/or properties which upon such exchange will constitute Property Additions;

               (iii) stating either that the property for the release of which request is made does not constitute or include all or substantially all of the physical properties of the Company subject to the lien hereof, or, that if it does constitute or include all or substantially all of such physical properties, stating that from the cash consideration received or to be received therefrom, as increased by any other Trust Moneys available for the redemption of Bonds, there will be moneys sufficient in amount to pay all of the expenses and charges due the Trustee and to redeem all Bonds Outstanding; and

               (iv) if any Property Additions, or properties which upon such exchange will become Property Additions, are included in such consideration, briefly describing them, and if from the Opinion of Counsel responsive to (f) of this Section it appears that such are subject to any Permitted Encumbrances, that such Permitted Encumbrances do not impair the use of the property to which they pertain for the purposes for which such property is held or to be held by the Company;

          (c) An Officers' Certificate dated as of a date not more than ten days prior to such release, stating that immediately after giving effect to such release, no Default or Event of Default shall have occurred and be continuing;

          (d) All moneys stated in said certificate to be or to have been received in consideration for any property for the release of which request is made, or to the extent that such moneys constitute the consideration for property subject to an Underlying Mortgage, which, by its terms, are required to be paid to or deposited with its mortgagee or trustee, a receipt by such mortgagee or trustee for such moneys, the Company covenanting and directing that upon the satisfaction or release of such Underlying Mortgage, any such money remaining in the possession or control of such mortgagee or trustee to which the Company may be entitled shall forthwith be deposited with the Trustee;

          (e) Such deeds, bills of sale, supplemental indentures, or other instruments of conveyance as may be necessary or proper to subject to the lien of this Indenture any property received in exchange for property released;

          (f) An Opinion of Counsel stating;

               (i) that the instruments of conveyance above mentioned are sufficient, and no other documents are required, to subject to the lien of this Indenture any property received in exchange for property released, and that all of the property received in exchange will, upon such acquisition, be subject to no liens in addition to the lien of this Indenture except Permitted Encumbrances;

               (ii) if any part of the consideration for property so to be released has been or is to be paid to or deposited with the mortgagee or trustee of an Underlying Mortgage, that such consideration is required by such Underlying Mortgage to be paid to or deposited with such mortgagee or trustee;

          (g) Either (i) a certificate constituting evidence of the authorization, approval or consent of any governmental body at the time having jurisdiction in the premises to the sale or exchange of the property to be released, the consideration to be received therefor and the acquisition of any property constituting any part of such consideration, together with an Opinion of Counsel that the same constitutes sufficient evidence thereof and that the authorization, approval or consent of no other governmental body is required; or (ii) an Opinion of Counsel that no authorization, approval or consent of any governmental body is required.

     Section 10.04A. Application for Release of Mortgaged Property. While in possession of the Mortgaged Property and if no Default or Event of Default then exists, the Company may apply to the Trustee for the release of certain property which is not Public Utility Property (as defined below) from the lien of the Indenture subject to the release valuation limitations hereinafter provided, to be thereafter held by the Company free of the mortgage, available for sale or transfer without further authorization from or accountability to the Trustee, and the Trustee shall release the said property from the said lien upon its receipt of:

          (a) A Resolution identifying the property to be released and requesting that it be released;

          (b) An Officers' Certificate signed also by an Engineer who, if the release valuation of the property involved exceeds $100,000, shall be an Independent Engineer;

               (i) Identifying the property to be released and stating that no part of it is Public Utility Property nor included or includable in any way in the Company's electric utility rate base. For purposes of this certification, "Public Utility Property" shall mean and include all property of the Company which is used or useful to it in any aspect of its business as a New Hampshire electric public utility company, including without limitation, the transmission, distribution, use, purchase, supply and/or delivery, sale and disposition of electricity for heat, light, power, refrigeration or any other use, or in any business incidental thereto, including all properties necessary, appropriate, or in any manner useful for the transmission, distribution, use, purchase, supply, and/or delivery, sale and disposition of electricity, together with all betterments, additions, replacements, or alterations of, upon, or to any such property, saving and excepting, however, any and all categories of property of the Company excluded from the lien of the Indenture by the several Reservation, Exception and Exclusion Clauses of the Granting Clauses of the Indenture.

               (ii) Stating the release valuation of the property involved, and showing that such valuation plus the aggregate release valuation of all prior such releases of property of the Company which is not Public Utility Property for the preceding twelve calendar months does not exceed $350,000 nor, for the preceding five-year period, an amount equal to five percent of the Company's net utility plant as of the close of the last calendar year as shown in the Company's annual report for such year to the New Hampshire Public Utilities Commission. For purposes of the foregoing computation, "release valuation" shall be defined to mean the recorded net book cost of property other than real estate, and in the case of real estate, the greater of (x) net book cost or (y) the latest assessed valuation for purposes of local real estate taxation.


          (c) An Officer's Certificate dated as of a date not more than ten days prior to such release, stating that after giving effect to such release, no Default or Event of Default shall have occurred and be continuing; and

          (d) A sum of money equivalent to the release valuation of the property to be released from the lien of the Indenture.

     Section 10.05. Purchaser Protected. In favor of every purchaser from the Company, and of every person claiming any interest by, through or under the Company, every release of property from the lien of this Indenture by the Trustee under the provisions of Section 8.12 and this Article shall be valid, and no such purchaser or person need inquire as to the power or authority of the Trustee to make any such release, or see to the application of the purchase money.

     Section 10.06. Company's Covenant Regarding Disposition. The Company covenants that it will not sell, exchange or otherwise dispose of any of its properties except in the manner permitted by Section 8.12 and this Article, provided, however, that nothing in this Section shall be construed to be in derogation of the provisions of Article XII.

     Section 10.07. Powers Exercisable by Receiver or Trustee. In case the Mortgaged Property shall be in the possession of a receiver or trustee lawfully appointed, the powers in and by this Article conferred upon the Company may be exercised by such receiver or trustee and if the Trustee shall be in possession of the Mortgaged Property under any provision of this

Indenture then all the powers in Section 8.12 and this Article conferred upon the Company may be exercised by it in its discretion.

                                   Article XI

                     Holding and Application of Trust Moneys

     Section 11.01. "Trust Moneys" Defined. All moneys required to be deposited with or paid to the Trustee under any provision hereof shall be held by it in trust (all such moneys being herein sometimes called "Trust Moneys"). Except for Trust Moneys deposited with or paid to the Trustee for the redemption of Bonds, notice of the redemption of which has been duly given, all Trust Moneys so paid over to the Trustee shall, while held by it, constitute part of the Trust Estate and be subject to the lien hereof. While held by the Trustee any such Trust Moneys may be invested as provided in Section 11.06 and if no Default or Event of Default then exists, the interest earnings of any amounts so deposited shall be distributed to the Company, free of trust, at least quarter-annually.

     Section 11.02. Withdrawal or Redemption of Outstanding Bonds. Subject to the provisions of Section 11.04, the Company, so long as no Default or Event of Default then exists, may:

          (a) withdraw any Trust Moneys deposited with the Trustee pursuant to the provisions of Sections 8.10 (except as otherwise provided in Section
     8.10 with respect to amounts not exceeding $50,000), 8.12, 10.03, 10.04 and 10.04A, to reimburse itself for 100% of Net Bondable Expenditures made by it for Property Additions as evidenced by the Certificate of Net Bondable Expenditures for Property Additions to which reference is hereinafter made; or

          (b) cause the Trustee to apply any Trust Moneys withdrawable under (a) above to the payment or redemption of Bonds then Outstanding;

provided, however, that none of such Trust Moneys shall be so withdrawn under clause (a) above later than two years after the date of their deposit with the Trustee.

     If the Company shall elect to withdraw Trust Moneys pursuant to clause (a) of this Section, it shall deliver to the Trustee an Order of the Company specifying the amount to be withdrawn and stating that such withdrawal is not prohibited by Section 11.02 or 11.04, and accompanied by a Resolution authorizing such withdrawal and a Certificate of Net Bondable Expenditures, together with, if there be included in such certificate any New Gross Expenditures, the documents required by (i), (ii) and (iii) of subparagraph (4) of Section 4.05. Such Certificate of Net Bondable Expenditures shall be dated as of a date within sixty days of the date of such withdrawal. No such withdrawal shall be made unless the Trustee shall also have received an Officers' Certificate dated as of the date of such withdrawal stating that the amount, if any, shown in Item (12) of said Certificate of Net Bondable Expenditures plus Gross Expenditures for Property Additions since the date of said Certificate exceeds Net Retirements since the date of said certificate and stating that no Default or Event of Default then exists.

     If the Company shall elect to cause the Trustee to apply moneys to the redemption of Bonds pursuant to clause (b) of this Section, it shall deliver to the Trustee an Order of the Company stating that such application is not prohibited by Section 11.04 and stating that no Default or Event of Default then exists. Such Order shall be accompanied by a Resolution authorizing such redemption. Such redemption shall be made as provided in Section 11.03.

     Section 11.03. Redemption Procedures. As soon as conveniently possible after each election by the Company to apply Trust Moneys to the redemption of Bonds pursuant to clause (b) of Section 11.02 and after each occasion upon which the Trustee shall have on hand $5,000 or more of moneys referred to in Section
11.02 which have been on deposit with the Trustee more than two years after the date of such deposit, the Trustee shall (i) if Bonds of more than one series are outstanding hereunder and the moneys to be applied are insufficient to redeem all Bonds then Outstanding, apportion such moneys to the redemption of Bonds of each such series, in proportion, as nearly as is practicable, to the ratio which at the time of such apportionment the aggregate principal amount of the Bonds of each series then Outstanding bears to the total principal amount of the Bonds of all series then Outstanding, (ii) fix a date (or dates in case Bonds of more than one series are to be redeemed and are not redeemable on the same date) for the redemption of Bonds, (iii) select the Bonds to be so redeemed as provided in
Section 7.02, (iv) notify the Company of the Bonds to be so redeemed and of the date (or dates) of such redemption, and (v) give notice of redemption of such Bonds as provided in Sections 7.03, 7.04 and 7.05. The Company covenants that it will, on or before forty (40) days prior to the date (or each date) so fixed, pay to the Trustee the amount of the charges which will be due it and the amount of expenses which it will incur in connection with such (or each such) redemption, and that the Company will deliver to the Trustee, on or prior to the date (or each date) so fixed for redemption, the excess of the aggregate of the redemption prices of the Bonds to be so called (including interest to date of redemption and premium, if any) over the aggregate of the principal amounts thereof.

     Section 11.04. Redemption When Trust Estate is Released. In the event, however, that all or substantially all the fixed properties of the Company which constitute the Trust Estate are released from the lien hereof, then the Trustee shall forthwith by the use, in so far as necessary, of all Trust Moneys deposited with it (other than moneys held for the redemption of Bonds, a notice of the redemption of which has been given) redeem all Bonds then Outstanding, provided, however, that if the aggregate of all such Trust Moneys, after the deduction therefrom of any expenses or charges for the payment of which the Trustee will be compelled to resort to such Trust Moneys, will be insufficient to redeem all Bonds then Outstanding, then the Trustee shall, subject to the provisions of Section 8.14, apply said Trust Moneys to the pro rata payment on account of and in proportion to the respective amounts of the principal of, premium, if any, and accrued interest on all Bonds then Outstanding, irrespective of series.

     Section 11.05. Redeemed Bonds. No Bonds redeemed under the provisions of this Article shall thereafter be Available Bonds useable as the basis for the issue of Bonds or of any further action or credit under this Indenture, and all such Bonds shall be cancelled.

     Section 11.06. Investment of Trust Moneys. Except where otherwise provided in this Indenture, all or any part of any Trust Moneys held by the Trustee hereunder may from time to time at the written direction of the Company, signed by the President, Vice-President or Treasurer of the Company, be invested or reinvested by the Trustee in any of the following:

          (1) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition, is accorded the highest rating by S&P or Moody's;

          (2) Investments in United States Governmental Securities; provided that such obligations mature within one year from the date of acquisition thereof;

          (3) Investments in certificates of deposit maturing within one year from the date of origin, issued by an Acceptable Bank; or

          (4) any mutual fund or other fund which is operated in the United States which has substantially all of its investments in the Investments described above in clauses (1) or (2) of this Section 11.06.

     Such Investments shall be held by the Trustee as a part of the Trust Estate, subject to the same provisions hereof as the cash used by it to purchase such Investments; but upon a like direction of the Company, the Trustee shall sell all or any designated part of the same and the proceeds of such sale shall be held by the Trustee subject to the same provisions hereof as the cash used by it to purchase the Investments so sold. If under the provisions of this Indenture any Trust Moneys held by the Trustee and so invested or reinvested shall be required to be applied to the redemption of Bonds, the Trustee shall forthwith sell such Investments in an amount equivalent to the Trust Moneys so to be applied. In case the net proceeds (exclusive of interest) realized, upon any such sale shall amount to less than the amount invested by the Trustee in the purchase of the Investments so sold (after appropriate adjustment on account of any accrued interest paid at the time of purchase), the Trustee shall within five days after such sale notify the Company in writing thereof and within five days thereafter the Company shall pay to the Trustee the amount of the difference between such purchase price and the amount so realized, and the amount so paid shall be held by the Trustee in like manner and subject to the same conditions as the proceeds realized upon such sale. The Trustee shall not be liable or responsible for any loss resulting from any Investment or reinvestment pursuant to this Section 11.06.

                                   Article XII

                        Consolidations, Mergers and Sales

     Section 12.01. Consolidation, Merger and Sales Permitted on Certain Terms. Nothing in this Indenture contained shall prevent any lawful consolidation or merger of the Company with or into any other corporation, or any conveyance or transfer, subject to the lien of this Indenture, of all, or substantially all, the Mortgaged Property, as an entirety, to any corporation lawfully entitled to acquire and operate the same; provided, however, and the Company covenants and agrees, that such consolidation, merger, conveyance or transfer shall be upon such terms as in no respect to impair the lien of this Indenture upon the Mortgaged Property then subject thereto, or any of the rights or powers of the Trustee or the bondholders hereunder; and provided further, that the property of the successor corporation with which the Company shall consolidate or merge or to which all of the Mortgaged Property shall be conveyed as an entirety shall not be subject to any lien (other than Permitted Encumbrances) which after such consolidation, merger or conveyance will be equal or prior to the lien of this Indenture on the property owned by such other corporation and included in its fixed asset account, unless the amount of obligations outstanding under and secured by such equal or prior lien shall not exceed sixty per cent (60%) of the fair value of such property of such other corporation, as evidenced by an Independent Engineer's Certificate filed with the Trustee; or unless there be appropriated Net Bondable Expenditures in an amount equivalent to such excess (such appropriation to be evidenced in the same way as a similar appropriation pursuant to Section 8.07), and unless the Earnings Available for Interest Charges (determined in the manner provided in Section 4.02 hereof for Earnings Available for Interest Charges of the Company and verified by independent certified public accountants), derived from the operation of the property of such other corporation, for a period of twelve (12) consecutive calendar months within fifteen (15) calendar months immediately preceding the date of such consolidation, merger or conveyance, shall have been at least two (2) times the Annual Interest Requirements (determined in the manner provided in Section 4.02 hereof for Annual Interest Requirements of the Company, as verified by such accountants), on all obligations outstanding under and secured by such equal or prior lien at the time of such consolidation, merger or conveyance and on all other obligations of such other corporation for borrowed money, except obligations for the payment or redemption of which the necessary funds shall have been deposited with the trustee under the mortgage creating such equal or prior lien, or with the Trustee hereunder, together with irrevocable instructions to apply such funds to the payment or redemption of such obligations (but subject to any applicable clause in such mortgage providing for the return of any unclaimed moneys to the Company or such other corporation, as the case may be, depositing such funds); and provided further, that such successor corporation shall execute and deliver to the Trustee an indenture supplemental hereto and satisfactory to the Trustee which shall provide:

          (1) that such successor corporation shall assume the due and punctual payment of the principal of, (and premium, if any) and interest on all the Bonds issued hereunder and the performance and observance of all of the covenants and conditions to be performed or observed by the Company contained in this Indenture; and

          (2) a grant, conveyance, transfer and mortgage in terms sufficient to include and subject to the lien of the Indenture; subject only to Permitted Encumbrances, all property (other than Excepted Property) thereafter acquired or constructed by such successor corporation in the territories theretofore served by the Company and all property (other than Excepted Property) forming an integral part of, or essential to the use or operation of, any property subject to the lien of this Indenture at the time of such consolidation, merger, conveyance or transfer, and all property subsequently subjected to the lien of this Indenture as a first mortgage lien thereon, and all betterments, extensions, improvements, additions, renewals and replacements thereof, and all franchises necessary or proper for the operation thereof, the lien thereby created to have the same force, effect and standing as if the Company had itself acquired or constructed such property.

     Notwithstanding anything to the contrary contained herein, the successor corporation shall be organized under the laws of the United States or any state thereof or under the laws of Canada or any province thereof.

     Section 12.02. Successor Corporation Substituted. The successor corporation thereafter may cause to be signed, issued and delivered, either in its own name or in the name of Unitil Energy Systems, Inc., any or all Bonds issuable hereunder which shall not theretofore have been signed by Unitil Energy Systems, Inc. and authenticated by the Trustee, and upon the order of the successor corporation in lieu of Unitil Energy Systems, Inc., and subject to all the terms, conditions and restrictions in this Indenture prescribed, relating to the authentication and issuance of Bonds, the Trustee shall authenticate and deliver any of such Bonds which shall have been previously signed and delivered by the officers of Unitil Energy Systems, Inc. to the Trustee for authentication, and any of such Bonds which the successor corporation shall thereafter, in accordance with the provisions of this Indenture, cause to be signed and delivered to the Trustee for such purpose; provided, however, that no such Additional Bonds may be issued hereunder and no cash shall be withdrawn or property released on the basis of Net Bondable Expenditures for Property Additions, unless (A) thereupon the aggregate indebtedness of such successor corporation secured by liens on any property equal or superior to the lien of this Indenture will not exceed 15% of the aggregate principal amount of all Bonds then Outstanding under this Indenture and (B) such successor corporation
(1) shall effectively close each open end mortgage (other than this Indenture) to which any of its property may be subject, and (2) shall by an indenture supplemental hereto to which reference is made in Section 12.01 hereof or by a subsequent indenture supplemental hereto satisfactory to the Trustee similarly executed and delivered which shall provide a grant, conveyance, transfer and mortgage in terms sufficient to include and subject to the lien hereof, subject only to Permitted Encumbrances, (a) with the same force, effect and standing as though this Company had itself acquired the same at the time of the delivery of such supplemental indenture, all property, not theretofore subject to the lien hereof, then owned by such successor corporation (other than Excepted Property), and (b) with the same force, effect and standing as though the Company were itself to construct or acquire such property, all property thereafter acquired or constructed by such successor corporation (other than Excepted Property).

     Section 12.03. Opinion of Counsel Required. The Trustee may receive an Opinion of Counsel as conclusive evidence (1) that any such indenture can and does comply with the foregoing conditions and provisions required with respect thereto by Section 12.01 or 12.02, or both, and (2) that such successor corporation has complied with the provisions of Section 12.02 with respect to the closing of open end mortgages.

                                  Article XIII

                             Discharge of Indenture

     If the Company shall pay or cause to be paid to the holders of the Bonds the principal thereof, including therein the premium thereon, if any, and interest to become due thereon at the times and in the manner stipulated therein and herein, and if the Company shall keep, perform and observe all and singular the covenants and promises in the Bonds and in this Indenture expressed to be kept, performed and observed by it or on its part, then these presents and the estate and rights hereby granted shall (at the option of the Company evidenced by a Resolution delivered to the Trustee) cease, determine and be void, and thereupon the Trustee shall, upon the request of the Company but only after payment of all proper charges and cancellation of all Bonds for the payment of which cash shall not have been deposited in accordance with the provisions of this Indenture, cancel and discharge the lien of this Indenture, and execute and deliver to the Company such deeds or other instruments in writing as shall be requisite to satisfy the lien hereof, and reconvey to the Company the estate and title hereby conveyed, and assign and deliver to the Company any property at the time subject to the lien of this Indenture which may then be in possession of the Trustee, except cash held for the payment of the principal of, premium, if any, or interest on Bonds.

     Bonds, for the payment or redemption of which moneys shall have been deposited with the Trustee (whether upon or prior to the maturity or the redemption date of such Bonds) and been made available for present payment to the holders of such Bonds, shall be deemed to be paid within the meaning of this Section; provided, however, that if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been duly given or provision satisfactory to the Trustee shall have been made therefor, or such notice shall have been waived.

                                   Article XIV

                         Default Provisions and Remedies

     Section 14.01. Events of Default Defined. Each of the following events is hereby defined as and is declared to be and to constitute an "Event of Default":

          (a) Default in the payment of any interest on any Bond when the same shall become due and payable and the continuance thereof for a period of ten (10) days; or

          (b) Default in the payment of the principal of (and premium, if any, on) any Bond when the same shall become due and payable whether at the stated maturity thereof, or upon redemption thereof, or by declaration as in Section 14.02 provided; or

          (c) Default in the performance or observance of any other of the covenants, agreements or conditions on the part of the Company in this Indenture or in the Bonds contained, and the continuance thereof for a period of thirty (30) days after written notice to the Company by the Trustee or by the holders of not less than ten per cent (10%) in aggregate principal amount of Bonds then Outstanding; or

          (d) The Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of the Mortgaged Property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (e) A court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of the Mortgaged Property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within 60 days; or

          (f) If under the provisions of any other law now or hereafter existing for the relief or aid of debtors any court of competent jurisdiction shall assume custody or control of the Company or of the whole or any substantial part of the Mortgaged Property, and such custody or control shall not be terminated within sixty (60) days from the date of assumption of such custody or control.

     Section 14.02. Acceleration of Maturity; Rescission and Annulment. Upon the occurrence of an Event of Default the Trustee may, and upon the written request of the holders of twenty-five per cent (25%) in aggregate principal amount of Bonds then Outstanding, shall, by notice in writing delivered to the Company, declare the principal of all Bonds then Outstanding and the interest accrued thereon along with the Make Whole Amount (as hereinafter defined) immediately due and payable, and such principal, interest and Make Whole Amount shall thereupon become and be immediately due and payable; subject, however, to the right of the holders of a majority in aggregate principal amount of Bonds then Outstanding, by written notice to the Company and to the Trustee, to annul such declaration and destroy its effect at any time before any sale hereunder, if, before any such sale, all agreements with respect to which such Event of Default shall have been made shall be fully performed or made good, and all arrears of interest upon all Bonds then Outstanding and the reasonable expenses and charges of the Trustee, its agents and attorneys, and all other indebtedness secured hereby, except the principal of any Bonds which have not then attained their stated maturity and interest accrued on such Bonds since the last interest payment date, shall be paid, or the amount thereof shall be paid to the Trustee for the benefit of those entitled thereto. The Company acknowledges that each holder of a Bond has the right to maintain its investment in such Bond free from redemption by the Company (except as specifically provided for) and that the provision for the payment of a Make Whole Amount by the Company in the event the Bonds are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     Two Business Days prior to the date the payment thereof becomes due and payable the Company shall calculate the Make Whole Amount and deliver to the Trustee and each holder of Bonds an Officers' Certificate specifying the detail of such calculations. The calculations by the Company shall be deemed to be correct unless within ten Business Days after such delivery, the holders of 25% in aggregate principal amount of the Bonds which are Outstanding immediately prior to the date of the required payment of the Make Whole Amount, shall furnish revised calculations in writing to the Trustee and the Company, which revised calculations shall be deemed to be conclusively correct and any deficiency in the payment of the Make Whole Amount shall be immediately due and payable and if the Company fails to deliver the Officers' Certificate such holders may provide the Make Whole Amount calculation in writing delivered to the Trustee and the Company which calculations shall be deemed to be conclusively correct and such Make Whole Amount shall be immediately due and payable.

     For purposes of this Section 14.02, the "Make Whole Amount" shall mean the greater of (i) the Outstanding principal amount of the Bonds to be paid, plus interest accrued thereon to the date fixed for such payment, and (ii) the sum of
(A) the aggregate present value as of the date of such payment of each dollar of principal being paid (taking into account any payments under a sinking fund, if any) and the amount of interest (exclusive of interest accrued to the date fixed for such payment) that would have been payable in respect of each such dollar if such payment had not been made, determined by discounting such amounts at the Reinvestment Rate (as hereinafter defined) from the respective dates on which they would have been payable to the date of such payment, plus (B) interest accrued on the Bonds to be paid to the date fixed for such payment.

     For purposes of any determination of the Make Whole Amount:

     "Reinvestment Rate" shall mean (1) the sum of 0.50%, plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the United States Government Securities) at 11:00 A.M. (Eastern time) on the second Business Day preceding the date the Make Whole Amount becomes due and payable pursuant to the foregoing provisions of this
Section 14.02, for the United States Government Securities having a maturity (rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the principal of the Bonds being paid (taking into account the application of each payment under a sinking fund, if any) or (2) in the event that no nationally recognized trading screen reporting on-line intraday trading in the United States Government Securities is available, Reinvestment Rate shall mean the sum of 0.50%, plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published as of the second Business Day preceding the date the Make Whole Amount becomes due and payable pursuant to the foregoing provisions of this Section 14.02, in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal amount of the Bonds being paid (taking into account each payment under a sinking fund, if any). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence, and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straightline basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make Whole Amount shall be used.

     "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of Bonds then Outstanding.

     "Weighted Average Life to Maturity" of the principal amount of the Bonds being paid shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (x) the remainder of (1) the amount of principal that would have been payable on each scheduled sinking fund payment date, if any, if the payment pursuant to this
Section 14.02 had not been made, less (2) the amount of principal on the Bonds scheduled to become payable on each scheduled sinking fund payment date, if any, after giving effect to the payment pursuant to this Section 14.02, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and each such sinking fund payment date, if any, and (ii) totalling the products obtained in (i).

     Section 14.03. Interest on Overdue Payments. If Default occurs in payment of principal, premium or interest due hereunder, the Company covenants that it will pay or cause to be paid interest upon overdue principal, premium and interest, to the extent permitted by law, at the greater of (i) six percent (6%) per annum and (ii) the rate specified in the supplemental indenture or the Exhibit to the Indenture creating the series of Bonds in question or, if no such rate is specified therein, then the rate of interest payable on the Bonds of the series in question plus one percent (1%).

     Section 14.04. Entry Upon Mortgaged Property. Upon the occurrence of an Event of Default, the Company, upon demand of the Trustee, shall forthwith surrender to the Trustee the actual possession of, and it shall be lawful for the Trustee, by such officer or agent as it may appoint, to take possession of all the Mortgaged Property (with the books, papers and accounts of the Company) and to hold, operate and manage the same, and from time to time make all needful repairs and such extensions, additions and improvements as to it shall seem wise; and to receive the rents, revenues, income, issues and profits thereof, and out of the same to pay, and/or set up proper reserves for the payment of, all proper costs and expenses of so taking, holding and managing the same, including reasonable compensation to the Trustee, its agents and counsel, and any charges of the Trustee hereunder, and any taxes and assessments and other charges prior to the lien of this Indenture which the Trustee may deem it wise to pay, and all expenses of such repairs, extensions, additions and improvements, and to apply the remainder of the moneys so received by the Trustee, subject to the provisions of Section 8.14 hereof with respect to extended, transferred or pledged claims for interest, first to the payment of the installments of interest which are due and unpaid, in the order of their maturity, and next, if the principal of any said Bonds is due, to the payment of the principal and accrued interest thereon pro rata without any preference or priority whatever, except as aforesaid and thereafter the Make Whole Amount. Whenever all that is due upon such Bonds, including installments of interest and under any of the terms of this Indenture shall have been paid and all Defaults made good, the Trustee shall surrender possession to the Company, its successors or assigns; the same right of entry, however, to exist upon any subsequent Event of Default.

     Section 14.05. Power of Sale. Upon the occurrence of an Event of Default, the Trustee, by such officer or agent as it may appoint, with or without entry, may, if at the time such action shall be lawful, sell all the Mortgaged Property, including all right, title, interest, claim and demand of the Company thereto and therein and the right of redemption thereof, as an entirety or in such parcels as the holders of a majority in aggregate principal amount of Bonds then Outstanding shall in writing request, or in the absence of such request, as the Trustee may determine, at public auction, at some convenient place in Boston, Massachusetts, or at such other place or places as may be required by law, having first given notice of such sale by publication in at least one daily newspaper, printed in English and of general circulation in said Boston, at least once a week for four (4) successive weeks next preceding such sale, and any other notice which may be required by law. The Trustee, if permitted by law, may from time to time adjourn such sale or sales in its discretion by announcement at the time and place or times and places fixed for such sale or sales without further notice; and the Trustee is hereby appointed the true and lawful attorney irrevocably of the Company in its name and stead to make, execute, acknowledge and deliver to the purchaser or purchasers at such sale or sales good and sufficient deeds of conveyance or bills of sale of the Mortgaged Property so sold and any sale made as aforesaid shall be a perpetual bar both at law and in equity against the Company and all persons claiming by, through or under it.

     Section 14.06. Suits for Enforcement; Remedies. In case of the breach of any of the covenants or conditions of this Indenture, the Trustee shall have the right and power to take appropriate judicial proceedings for the enforcement of its rights and the rights of the bondholders hereunder. Upon the occurrence of an Event of Default, the Trustee may either after entry, or without entry, proceed by suit or suits at law or in equity to enforce payment of the Bonds then Outstanding and to foreclose this Indenture and to sell the Mortgaged Property under the judgment or decree of a court of competent jurisdiction.

     If an Event of Default shall have occurred, and if it shall have been requested so to do by the holders of twenty-five per cent (25%) in aggregate principal amount of Bonds outstanding hereunder and shall have been indemnified as provided in Section 15.01 hereof, the Trustee shall be obliged to exercise such one or more of the rights and powers conferred upon it by this Section and by Sections 14.04 and 14.05 as it, being advised by counsel, shall deem most expedient in the interests of the bondholders.

     No remedy by the terms of this Indenture conferred upon or reserved to the Trustee, or to the bondholders, is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

     No delay or omission to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

     No waiver of any Default or Event of Default hereunder, whether by the Trustee or by the bondholders, shall extend to or shall affect any subsequent Default or shall impair any rights or remedies consequent thereon.

     The Company may waive any period of grace provided for in this Article.

     Section 14.07. Right of Bondholders to Direct Trustee. Anything in this Indenture to the contrary notwithstanding, the holders of a majority in aggregate principal amount of Bonds then Outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the Trustee to exercise any remedy or take any action available to the Trustee hereunder, including directing the method and place of conducting all proceedings to be taken for any sale of the Mortgaged Property, or for the foreclosure of this Indenture, or for the appointment of a receiver or any other proceedings hereunder; provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture.

     Section 14.08. Receiver. Upon the occurrence of an Event of Default, and upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondholders under this Indenture, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the Mortgaged Property, and of the rents, revenues, income, issues and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer, whether or not the Mortgaged Property shall be deemed sufficient ultimately to satisfy the Bonds outstanding hereunder.

     Section 14.09. Bonds Due and Payable Following Sale. Upon any sale being made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture, the principal of all Bonds then secured hereby, if not previously due, shall become and be immediately due and payable.

     Section 14.10. Bondholders Right to Bid at Sale. Upon any sale made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, the holder or holders of any Bond or Bonds then Outstanding or the Trustee may bid for and purchase the Mortgaged Property or any part thereof and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in his, their or its own absolute right without further accountability, and any purchasers at any such sale may, in paying the purchase money, turn in any of such Bonds or claims for interest outstanding hereunder in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon. Said Bonds, in case the amount so payable thereon shall be less than the amount due thereon, shall be returned to the holders thereof after being appropriately stamped to show partial payment.

     Section 14.11. Purchaser Not Responsible for Proceeds Application. Upon any sale made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture, the receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money and such purchaser or purchasers, his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee, or of such officer therefor, be obliged to see to the application of such purchase money, or be in any wise answerable for any loss, misapplication or nonapplication thereof.

     Section 14.12. Company Divested of Title. Any sale made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture shall, if and to the extent then permitted by law, operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company of, in and to the property so sold, including all rights of redemption thereto, and be a perpetual bar both at law and in equity against the Company and against any and all persons, firms or corporations claiming or who may claim the property sold, or any part thereof, from, through or under the Company.

     Section 14.13. Application of Moneys by Trustee. The proceeds of any sale made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture, together with any other amounts of cash which may then be held by the Trustee as part of the Mortgaged Property, shall be applied as follows:

          First -- To the payment of all taxes, assessments, governmental charges and liens prior to the lien of this Indenture, except those subject to which such sale shall have been made, and of all the costs and expenses of such sale, including reasonable compensation to the Trustee, its agents and attorneys, and of all other sums payable to the Trustee hereunder by reason of any expenses or liabilities incurred or advances made in connection with the management or administration of the trusts hereby created;

          Second -- To the payment in full of the amounts then due and unpaid for principal, premium and interest upon the Bonds then secured hereby with interest on amounts overdue as provided in Section 14.03 hereof, and in case such proceeds shall be insufficient to pay in full the amounts so due and unpaid, then to the payment thereof ratably, without preference or priority of principal or premium over interest, or of interest over principal or premium, or of any installment of interest over any other installment of interest; subject, however, to the provisions of Section
     8.14 hereof;

          Third -- Any surplus thereof remaining to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

     Section 14.14. Waiver of Appraisement and Other Laws. In case of an Event of Default on its part, as aforesaid, to the extent that such rights may then lawfully be waived, neither the Company nor any one claiming through or under it shall or will set up, claim, or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in any locality where any of the Mortgaged Property may be situated, in order to prevent or hinder the enforcement or foreclosure of this Indenture, or the absolute sale of the Mortgaged Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser or purchasers thereat, but the Company, for itself and all who may claim through or under it, hereby waives, to the extent that it lawfully may do so, the benefit of all such laws and all right of appraisement and redemption to which it may be entitled under the laws of The State of New Hampshire or of any other state where any of the Mortgaged Property may be situated. And the Company, for itself and all who may claim through or under it, waives any and all right to have the estates comprised in the security intended to be created hereby marshalled upon any foreclosure of the lien hereof, and agrees that any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety.

     Section 14.15. Payment Event of the Default Suits to Protect Trust Estate. The Company covenants that if an Event of Default shall exist due to the failure of the Company to make a payment of the principal of any Bonds hereby secured when the same shall become payable, whether by the maturity of said Bonds or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Bonds then secured hereby, the whole amount due and payable on all such Bonds for principal and premium, if any, and interest, and in case the Company shall fail to pay the same forthwith upon such demand, the Trustee in its own name and as trustee of an express trust, if permitted by law so to do, shall be entitled to sue for and to recover judgment for the whole amount so due and unpaid.

     The Trustee, to the extent permitted by law, shall be entitled to sue and recover judgment either before or after or during the pendency of any proceedings for the enforcement of the lien of this Indenture upon the Mortgaged Property, and in case of a sale of any of the Mortgaged Property and of the application of the proceeds of sale to the payment of the debt hereby secured, the Trustee in its own name and as trustee of an express trust shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon any and all Bonds then Outstanding, for the benefit of the holders thereof, and the Trustee shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest. No recovery of any such judgment by the Trustee and no levy of any execution upon any such judgment upon any of the Mortgaged Property or upon any other property, shall in any manner or to any extent affect the lien of this Indenture upon the Mortgaged Property or any part thereof, or any rights, powers or remedies of the Trustee hereunder, or any lien, rights, powers or remedies of the holders of the said Bonds, but such lien, rights, powers and remedies of the Trustee and of the bondholders shall continue unimpaired as before.

     In case of any receivership, insolvency, bankruptcy or other similar proceedings affecting the Company or its property, the Trustee shall be entitled to file and prove a claim for the entire amount due and payable by the Company under this Indenture at the date of the institution of such proceedings and for any additional amount which may become due and payable by the Company hereunder after such date, without regard to or deduction for any amount which may have been or which may thereafter be received, collected or realized by the Trustee from or out of the Mortgaged Property or any part thereof or from or out of the proceeds thereof or any part thereof, but shall not be entitled to consent to any composition or plan of reorganization on behalf of any bondholder unless by him specifically authorized so to do.

     Any moneys thus collected or received by the Trustee under this Section shall be applied by it first, to the payment of its expenses, disbursements and compensation and the expenses, disbursements and compensation of its agents and attorneys, and, second, toward payment of the amounts then due and unpaid upon such Bonds and coupons in respect of which such moneys shall have been collected, ratably and without preference or priority of any kind (subject to the provisions of Section 8.14 hereof with respect to extended, transferred or pledged claims for interest), according to the amounts due and payable upon such Bonds, at the date fixed by the Trustee for the distribution of such moneys, upon presentation of the several Bonds and upon stamping such payment thereon, if partly paid, and upon surrender thereof, if fully paid.

     Section 14.16. Trustee May Enforce Claims Without Possession of Bonds. All rights of action (including the right to file proof of claim) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceeding relating thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its name as trustee, without the necessity of joining as plaintiffs or defendants any holders of the Bonds hereby secured, and any recovery of judgment shall be for the equal benefit of the holders of the outstanding Bonds, subject to the provisions of Section 8.14 hereof with respect to extended, transferred or pledged claims for interest.

     Section 14.17. Limitation on Bondholder Suits. No holder of any bond shall have any right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or for the enforcement of any other remedy afforded by the Indenture, unless a Default has occurred of which the Trustee has been notified as provided in subparagraph (g) of Section 15.01 hereof, or of which by said subparagraph it is deemed to have notice, and unless also such Default shall have become an Event of Default and the holders of twenty-five per cent (25%) in aggregate principal amount of Bonds then Outstanding shall have made written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, and unless also they shall have offered to the Trustee indemnity as provided in Section 15.01 hereof; and such notification, request and offer of indemnity are hereby declared in every such case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for foreclosure or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more holders of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of the holders of all Bonds outstanding hereunder. Nothing in this Indenture contained shall, however, affect or impair the right of any bondholder which is absolute and unconditional to enforce the payment of the principal of, premium, if any, and interest on any Bond at and after the maturity thereof or the obligation of the Company which is also absolute and unconditional to pay the principal of and interest on each of the Bonds issued hereunder to the respective holders thereof at the time and place in said Bonds expressed.

     Section 14.18. Restoration of Positions. In case the Trustee shall have proceeded to enforce any right under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored to their former positions and rights hereunder with respect to the mortgaged property, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

     Section 14.19. Voluntary Relinquishment of Trust Estate. At any time hereafter before full payment of the Bonds secured hereby, and whenever it shall deem it to be expedient for the better protection or security of such Bonds (although then there shall be no Default or Event of Default entitling the Trustee to exercise the rights and powers conferred by this Article), the Company, with the consent of the Trustee, may surrender and deliver to the Trustee full possession of the whole or of any part of the property, premises and interest hereby conveyed for any period, fixed or indefinite. In such event, the Trustee shall enter into and upon the premises so surrendered and delivered, and shall take and receive possession thereof for such period, fixed or indefinite, as aforesaid, without prejudice, however, to its right, at any time subsequently when entitled thereto by any provision hereof, to insist upon and to maintain such possession, though beyond the expiration of any prescribed period, and the Trustee from the time of entry shall work, maintain, use, manage, control and employ the same in accordance with the provisions of this Indenture, and shall receive and apply the income and revenues thereof as provided in Section 14.04.


                                   Article XV

                                   The Trustee

     Section 15.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default of which the Trustee shall have knowledge, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) this subparagraph (c) shall not be construed to limit the effect of subparagraph (a) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Bonds at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (4) whether or not an Event of Default shall have occurred, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 15.02. Certain Rights of the Trustee. Except as otherwise provided in Section 15.01:

          (a) The Trustee may execute any of the trusts or powers hereof and perform any duties required of it by or through attorneys, agents, receivers or employees, and shall be entitled to advice of counsel concerning all matters of trusts hereof and its duties hereunder, and may in all cases pay such reasonable compensation as it shall deem proper to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof and the Trustee may act (1) upon the opinion or advice of any attorney, surveyor, engineer or accountant selected by it in the exercise of reasonable care; (2) upon any Opinion of Counsel; or (3) upon any certificate or opinion conforming to the applicable requirements of this Indenture. The Trustee shall not be responsible for any loss or damage resulting from any action or nonaction in accordance with any such opinion, advice or certificate;

          (b) The Trustee shall not be responsible for any recital or representation herein, or in said Bonds (except in respect of the certificate of the Trustee endorsed on such Bonds), or for the recording or rerecording, filing or refiling of this Indenture, or of any conveyance or instrument of further assurance, or for insuring the Mortgaged Property, or for the validity of, or of the execution by the Company of, this Indenture or of any conveyance or instrument of further assurance, or for the validity of, or the sufficiency of the security for, the Bonds issued hereunder or intended to be secured hereby, or for the value or title of any of the Mortgaged Property, or for the payment of or for minimizing taxes, charges, assessments or liens upon the same, or otherwise as to the maintenance of the security hereof; except that in the event the Trustee enters into possession of a part or all of the Mortgaged Property pursuant to any provision of this Indenture, it shall use due diligence in preserving the Mortgaged Property; and the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenant, condition or agreement on the part of the Company, except as hereinafter set forth; but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements aforesaid, and of the Company as to the condition of the Mortgaged Property;

          (c) The Trustee shall not be accountable for the use of any Bonds authenticated or delivered hereunder or of any of the proceeds of such Bonds. The Trustee may become the owner of Bonds secured hereby with the same rights which it would have if not trustee;

          (d) The Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the owner of any Bond, shall be conclusive and binding upon all future owners of the same Bond and upon Bonds issued in exchange therefor or in place thereof;

          (e) As to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon an Officers' Certificate as sufficient evidence of the facts therein contained and, prior to the occurrence of a Default of which it has been notified as provided in subparagraph (g) of this Section or of which by said subparagraph it is deemed to have notice, shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is or is not necessary or expedient, but may at its discretion, at the reasonable expense of the Company, in every case secure such further evidence as it may think necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a Resolution in the property form, as conclusive evidence that such Resolution has been duly adopted, and is in full force and effect;

          (f) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee and the Trustee shall be answerable only for its own negligence or willful default;

          (g) The Trustee shall not be required to take notice or be deemed to have notice of any Default or Event of Default hereunder except an Event of Default arising for failure to make payment of principal, premium, if any, or interest or failure by the Company to file the documents required pursuant to Sections 8.08 or 8.09 hereof, unless and until a Responsible Officer shall have actual knowledge thereof or a written notice thereof shall be filed with the Trustee by the Company or by the holders of at least ten per cent (10%) in aggregate principal amount of the Bonds then Outstanding and all notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered at the principal office of the Trustee, and in the absence of such notice so delivered, the Trustee may conclusively assume there is no Default or Event of Default, except as aforesaid;

          (h) The Trustee shall not be personally liable for any debts contracted or for damages to persons or to personal property injured or damaged, or for salaries or nonfulfillment of contracts during any period in which it may be in the possession of or managing the mortgaged property as in this Indenture provided;

          (i) At any and all reasonable times the Trustee, and its duly authorized agents, attorneys, experts, engineers, accountants and representatives, shall have the right fully to inspect any and all of the Mortgaged Property, including all books, papers and contracts of the Company, and to take such memoranda from and in regard thereto as may be desired;

          (j) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises;

          (k) Notwithstanding anything elsewhere in this Indenture contained, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Bonds, the withdrawal of any cash, the release of any property, or any action whatsoever within the purview of this Indenture, any showings, certificates, opinions, appraisals, or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required as a condition of such action if by the Trustee deemed desirable for the purpose of establishing the right of the Company to the authentication of any Bonds, the withdrawal of any cash, the release of any property, or the taking of any other action by the Trustee; and

          (l) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the bondholders pursuant to this Indenture, unless such bondholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     Section 15.03. Trustee's Compensation. The Trustee shall have a first lien with right of payment prior to payment on account of interest or principal of any bond issued hereunder upon the Mortgaged Property for reasonable compensation, expenses, outlays and counsel fees incurred by it in and about the execution of the trusts hereby created and the exercise and performance of its powers and duties hereunder and the cost and expense incurred in defending against any liability in the premises of any character whatsoever, unless such liability is adjudicated to have resulted from the negligence or wilful default of the Trustee. The Company hereby covenants and agrees to pay and indemnify the Trustee for all outlays, counsel fees and other expenses reasonably made or incurred by the Trustee in and about the execution of the trusts hereby created and to reimburse and indemnify it for any expenses paid and to pay the cost and expense incurred in defending against any liability in the premises of any character whatsoever, unless such liability is adjudicated to have resulted from the negligence or wilful default of the Trustee. The Company agrees to pay the Trustee reasonable compensation for its services in the premises, which compensation shall not be limited to or governed by any provision of law in regard to the compensation of trustees of an express trust.

     Section 15.04. Notice of Events of Default. If a Default or Event of Default occurs of which the Trustee is by subparagraph (g) of Section 15.02 required to take notice or if notice of a Default or Event of Default is given as in said subparagraph (g) of Section 15.02 provided, then the Trustee shall give written notice (i) of any such Event of Default or (ii) of any Event of Default if and when any such Default becomes such an Event of Default, by registered mail or reputable overnight courier to the last known owners of all Bonds Outstanding as shown by the list of bondholders required by the terms of Section 8.13 hereof to be kept at the office of the Trustee.

     Section 15.05. Intervention in Judicial Proceedings. In any judicial proceedings to which the Company is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of owners of Bonds issued hereunder, the Trustee may intervene on behalf of the bondholders and shall do so if requested in writing by the owners of at least ten per cent (10%) of the aggregate principal amount of Bonds then Outstanding. The rights and obligations of the Trustee under this Section are subject to the approval of the Court having jurisdiction in the premises.

     Section 15.06. Conversion, Merger, Consolidation or Sale of Business of Trustee. Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, including the trust created hereunder, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Trustee is a party, ipso facto, shall be and become the successor trustee of the Trustee hereunder without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 15.07. Resignation of Trustee. The Trustee and any successor or successors hereafter appointed, may at any time resign from the trusts hereby created by giving thirty (30) days' written notice to the Company and the owners of the Bonds, and subject to Section 15.09 such resignation shall take effect at the end of such thirty (30) days, or upon the earlier appointment of a successor to such trustee by the bondholders or by the Company. Such notice may be served personally or sent by registered mail. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty
(30) days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     Section 15.08. Removal of Trustee. The Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Trustee and to the Company, and signed by the owners of a majority in aggregate principal amount of Bonds then Outstanding.

     Section 15.09. Resignation and Removal Becoming Effective. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 15.11.

     Section 15.10. Successor or Temporary Trustee. In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case the Trustee shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor trustee may be appointed by the owners of a majority in aggregate principal amount of Bonds then Outstanding, by an instrument or concurrent instruments in writing signed by such owners, or by their attorneys in fact, duly authorized; provided, nevertheless, that in case of such vacancy the Company by an instrument executed by order of its Board of Directors, and signed by its President or any Vice-President and attested by its Treasurer or an Assistant Treasurer under its corporate seal, may appoint a temporary trustee to fill such vacancy until a successor trustee shall be appointed by the bondholders in the manner above provided; and any such temporary trustee so appointed by the Company shall immediately and without further act be superseded by the trustee so appointed by such bondholders. Every such successor or temporary trustee shall be a corporation or association in good standing, having a capital and surplus of not less than One Hundred Million Dollars ($100,000,000), and organized and doing business under the laws of the United States of America or any state hereof and authorized under such laws to exercise corporate trust powers, and, if there be such an institution willing, qualified and able to accept the trust upon reasonable or customary terms. In the event that within one (1) year after the appointment of such temporary trustee by the Company the bondholders do not appoint a successor trustee, the appointment of the temporary trustee by the Company shall be and become final.

     Section 15.11. Acceptance of Appointment by Successor. Every successor trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Company an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of the Company, or of its successor, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers and trusts of such predecessor hereunder. Should any deed, conveyance or instrument in writing from the Company be required by any successor trustee for more fully and certainly vesting in such successor the estates, rights, powers and duties hereby vested or intended to be vested in the predecessor trustee, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Company. The resignation of any trustee and the instrument or instruments removing any trustee and appointing a successor hereunder, together with all deeds, conveyances and other instruments provided for in this Article shall, at the expense of the Company, be forthwith filed and/or recorded by the successor trustee in each recording office where the Indenture shall have been filed and/or recorded, provided, however, that none of said instruments shall be required to be filed and/or recorded in any recording office if, prior to the resignation of such trustee, all property of the Company located in territory served by such recording office shall have been released from the lien of the Indenture, pursuant to the provisions hereof, and a proper release or releases thereof shall have been filed and/or recorded in such recording office.

     Section 15.12. Separate Trustee or Co-Trustees. If at any time or times, in order to conform to any laws of any state or territory in which the Company now holds or at any time hereafter may hold any property, the Company or the Trustee shall so request, the Company and the Trustee shall have power to appoint and shall unite in the execution, delivery and performance of all instruments and agreements necessary or proper to constitute another trust company or bank or banking institution, or one or more persons approved by the Trustee, either to act as co-trustee or co-trustees of all or any of the property subject to the lien hereof jointly with the Trustee, or to act as separate trustee or trustees of all such property or any part thereof.

     Section 15.13. Payment of Certain Charges. In case the Company shall fail seasonably to pay or to cause to be paid any tax, assessment or governmental or other charge upon any part of the mortgaged property, the Trustee may pay such tax, assessment or governmental charge, without prejudice, however, to any rights of the Trustee or of the bondholders hereunder arising in consequence of such failure; and any amount at any time so paid under this Section, with interest thereon from the date of payment at the Prime Rate plus one percent per annum until paid, shall be repaid by the Company upon demand, and shall become so much additional indebtedness secured by this Indenture, and the same shall be given a preference in payment over any of the Bonds, and shall be paid out of the proceeds of any sale of the Mortgaged Property, if not otherwise paid by the Company; but the Trustee shall not be under any obligation to make any such payment unless requested so to do by the holders of at least ten per cent (10%) of the aggregate principal amount of Bonds outstanding hereunder and provided with adequate indemnity or funds for the purpose of such payment. The "Prime Rate" shall mean the rate of interest announced by Fleet National Bank, N.A., or its successor from time to time as its "prime commercial rate" or the equivalent.

     Section 15.14. Instruments Accepted as Conclusive Evidence. The resolutions, opinions, certificates and other instruments provided for in this Indenture may be accepted by the Trustee as conclusive evidence of the facts and conclusions stated therein provided that the Trustee shall examine the same to determine if they conform to the requirements of the Indenture and shall be full warrant, protection and authority to the Trustee for the authentication and delivery of Bonds or the withdrawal of cash hereunder; but the Trustee may, and the Trustee shall if requested in writing so to do by the holders of not less than ten per cent (10%) in aggregate principal amount of Bonds then Outstanding, cause to be made such independent investigation as to it may seem fit and the Trustee may decline to authenticate or deliver such Bonds or pay over such cash unless satisfied by such investigation of the truth and accuracy of the matters so investigated. The expense of such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand with interest, to the extent permitted by law, at the Prime Rate plus one percent per annum until paid.

                                   Article XVI

                              Additional Provisions

     Section 16.01. Immunity of Incorporators, Stockholders, Officers, Directors and Employees. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any bond hereby secured, or because of the creation of any indebtedness hereby secured, shall be had against any incorporator, stockholder, officer, director or employee, present or future, of the Company or of any successor corporation, either directly or through the Company, by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any statute or otherwise; it being expressly agreed and understood that this Indenture, and the obligations hereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to or be incurred by such incorporators, stockholders, officers, directors or employees of the Company, or of any successor corporation, or any of them, because of the incurring of the indebtedness hereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in this Indenture, or in any of the Bonds hereby secured, or implied therefrom; and that any and all personal liability of every name and nature, and any and all rights and claims against every such incorporator, stockholder, officer, director or employee, whether arising at common law, or in equity, or created by statute or constitution, are hereby expressly released and waived as a condition of, and as a part of the consideration for, the execution of this Indenture and the issue of the Bonds and interest obligations secured hereby.

     Section 16.02. Evidence of Action by Bondholders; Proof of Execution. Any request, direction, objection or other instrument required by this Indenture to be signed and executed by the bondholders may be in any number of concurrent writings of similar tenor and may be signed or executed by such bondholders in person or by agent appointed in writing. Proof of the execution of any such request, direction, objection or other instrument or of the writing appointing any such agent and of the ownership of Bonds, if made in the following manner, shall be sufficient for any of the purposes of this Indenture, and shall be conclusive in favor of the Trustee with regard to any action taken by it under such request or other instrument, namely:

          (a) The fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within such jurisdiction that the person signing such writing acknowledged before him the execution thereof, or by an affidavit of any witness to such execution; and

          (b) The fact of the holding by any party of Bonds transferable by delivery and the amounts and numbers of such Bonds, and the date of the holding of the same, may be proved by a certificate executed by any trust company, bank or bankers (wherever situated) stating that at the date thereof the party named therein did exhibit to an officer of such trust company or bank or to such banker, as the property of such party, the Bonds therein mentioned if such certificate shall be deemed by the Trustee to be satisfactory. The ownership of Bonds shall be proved by the bond register.

     For all purposes of this Indenture and of any proceedings for the enforcement thereof, such person shall be deemed to continue to be the holder of such Bond until the Trustee shall have received notice in writing to the contrary.

     Section 16.03. Exclusive Benefit of Indenture. Nothing expressed or mentioned in or to be implied from this Indenture, or the Bonds issued hereunder, is intended or shall be construed to give to any person or company other than the parties hereto, and the holders of the Bonds secured by this Indenture, any legal or equitable right, remedy or claim under or in respect of this Indenture, or any covenants, conditions and provisions herein contained in this Indenture and all the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and the holders of the Bonds hereby secured as herein provided.

     Section 16.04. Separability of Indenture Provisions. If any provision of this Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases because it conflicts with any provision of any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.

     The invalidity of any one or more phrases, sentences, clauses or paragraphs in this Indenture contained shall not affect the remaining portions of this Indenture or any part thereof.

     Section 16.05. Service of Notices to the Company and the Trustee. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or any bondholder shall be sufficiently given if delivered personally or mailed first-class postage prepaid or by reputable overnight courier as follows: (i) if to the Company, to Unitil Energy Systems, Inc., 6 Liberty Lane West, Hampton, New Hampshire 03842-1720,
Attention: Treasurer, or at such other address as the Company may furnish the Trustee in writing and (ii) if to the Trustee, to U.S. Bank National Association, 2 Avenue de Lafayette, Boston, Massachusetts 02111, Attention:
Corporate Trust Department, or at such other address as the Trustee may furnish the Company in writing.

     Section 16.06. Repayment of Unclaimed Money. In the event that any Bond issued hereunder shall not be presented for payment when the principal thereof becomes due, either at maturity or otherwise, or at the date fixed for the redemption thereof and the Company shall have deposited with the Trustee for the purpose, or left with it if previously so deposited, moneys sufficient to pay or redeem such bond, the Trustee shall, upon demand of the Company, in case the holder of any such bond shall not, within six (6) years after the maturity of any such bond or the date fixed for the redemption of any such bond, claim the amount so deposited, pay over to the Company such amount, if the Company if at the time no Default or Event of Default has occurred or is continuing. The Trustee shall thereupon be relieved from all responsibility to the holder thereof and in the event of such payment to the Company the holder of any such Bond shall be deemed to be an unsecured creditor of the Company for an amount equivalent to the amount deposited as above stated for the payment thereof and so paid over to the Company.

     Section 16.07. Certificates or Opinions to Trustee. Each certificate or opinion provided for in this Indenture delivered to the Trustee with respect to compliance with a condition or covenant herein contained shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not in the opinion of such person such covenant or condition has been complied with.

     Section 16.08. Successors and Assigns. Subject to the provisions of Articles XII and XV hereof, whenever in this Indenture any of the parties hereto is named or referred to this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

     Section 16.09. Counterparts. This Twelfth Supplemental Indenture shall be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 16.10. Effect of Headings and Table of Contents. The cover of this Indenture and all article and descriptive headings and the table of contents are inserted for convenience only, and shall not affect any construction or interpretation hereof.

     Section 16.11. New Hampshire Law Applicable. This Indenture and the Bonds shall be governed by and construed in accordance with the laws of The State of New Hampshire.


                                    Part Two
                     Restatement of Terms and Provisions of
                         Bonds of the Merger Date Series


                                    Article I
          Restatement of Terms and Provisions of Series I, 8.49% Bonds

     Section 1.01. Terms and Provisions of Series I, 8.49% Bonds. The terms and provisions of the Series I, 8.49% Bonds which were set forth in the Eighth Supplemental Indenture are hereby amended and restated in their entirety in Exhibit C attached hereto, which shall become effective as of the Merger Date and control with respect to all terms and provisions of the Series I, 8.49% Bonds and the Eighth Supplemental Indenture as of the Merger Date shall have no further force or effect with respect thereto.


                                   Article II
          Restatement of Terms and Provisions of Series J, 6.96% Bonds

     Section 1.01. Terms and Provisions of Series J, 6.96% Bonds. The terms and provisions of the Series J, 6.96% Bonds which were set forth in the Ninth Supplemental Indenture are hereby amended and restated in their entirety in Exhibit D attached hereto, which shall become effective as of the Merger Date and control with respect to all terms and provisions of the Series J, 6.96% Bonds and the Ninth Supplemental Indenture as of the Merger Date shall have no further force or effect with respect thereto.


                                   Article III
          Restatement of Terms and Provisions of Series K, 8.00% Bonds

     Section 1.01. Terms and Provisions of Series K, 8.00% Bonds. The terms and provisions of the Series K, 8.00% Bonds which were set forth in the Tenth Supplemental Indenture are hereby amended and restated in their entirety in Exhibit E attached hereto, which shall become effective as of the Merger Date and control with respect to all terms and provisions of the

Series K, 8.00% Bonds and the Tenth Supplemental Indenture as of the Merger Date shall have no further force or effect with respect thereto.


                                   Part Three
                     Terms and Provisions of Exchange Bonds


                                    Article I
                  Terms and Provisions of Series L, 8.49% Bonds

     Section 1.01. Terms and Provisions of Series L, 8.49% Bonds. As a result of the Merger, the Exeter Bonds described in clause (iv) of Article III of the Restated Indenture, are being exchanged as of the Merger Date for new Series L, 8.49% Bonds of the Company, the terms and provisions for which are set forth in Exhibit F attached hereto.


                                   Article II
                  Terms and Provisions of Series M, 6.96% Bonds

     Section 1.01. Terms and Provisions of Series M, 6.96% Bonds. As a result of the Merger, the Exeter Bonds described in clause (v) of Article III of the Restated Indenture, are being exchanged as of the Merger Date for new Series M, 6.96% Bonds of the Company, the terms and provisions for which are set forth in Exhibit G attached hereto.


                                   Article III
                  Terms and Provisions of Series N, 8.00% Bonds

     Section 1.01. Terms and Provisions of Series N, 8.00% Bonds. As a result of the Merger, the Exeter Bonds described in clause (vi) of Article III of the Restated Indenture, are being exchanged as of the Merger Date for new Series N, 8.00% Bonds of the Company, the terms and provisions for which are set forth in Exhibit H attached hereto.

     In Witness Whereof, Unitil Energy Systems, Inc. has caused this instrument to be executed in its corporate name by its President or one of its Vice-Presidents and its corporate seal to be hereunto affixed and to be attested by its Treasurer or one of its Assistant Treasurers, and U.S Bank National Association, to evidence its acceptance of the trust hereby created, has caused this instrument to be executed in its corporate name by an Authorized Officer, all as of the day and year first above written.

                                          Unitil Energy Systems, Inc.


                                          By:
                                             -------------------------(Corporate
                                             Michael J. Dalton, President  Seal)

Attest:


--------------------------------
Mark H. Collin, Treasurer


                                          U.S. Bank National Association


                                          By:
                                             -----------------------------------
                                             Authorized Officer

Attest:


--------------------------------
      Authorized Officer

                         Schedule A - LIST OF PROPERTIES

                     Part I - MERRIMACK COUNTY PROPERTIES*

      Properties and Transmission Line Easement Rights Located in Towns of Allenstown, Boscawen, Bow, Canterbury, Chichester, Dunbarton, Epsom, Hopkinton, Loudon, Pembroke, Salisbury and Webster, all in Merrimack County, New Hampshire

     1. Rights reserved with respect to premises located on Capitol Street in the City of Concord conveyed by the Company to 9-15 Capitol Street Corporation by deed dated December 30, 1980, recorded in Book 1386, Page 199.

     2. The substation property situated on the southerly side of Bridge Street in Concord, New Hampshire shown on plan prepared by Richard D. Bartlett entitled "Resubdivision, Boundary & Physical Evidence Survey for Concord Electric Co." dated October 9, 1979, and recorded as Plan No. 6942, together with rights of passage and other easement rights owned in connection therewith, being the lands and rights acquired by the Company by the following deeds:

                                                             Recorded
   Name of Grantor              Date of Deed            Book            Page

John S. Bartlett et als         July 01, 1901           344              98
Eva L. Swain, Guardian          October 27, 1925        478             515
New England Cable Company       January 19, 1937        552             364
Boston and Maine Railroad       July 08, 1937           556              72
Boston and Maine Railroad       June 21, 1949           665             477
Metropolitan Coal Company       July 08, 1937           556              70
The State of New Hampshire      November 20, 1951       703             392
The State of New Hampshire      February 18, 1955       765             140
Tenney Coal Company             February 02, 1940       573             569
Boston and Maine Railroad       January 15, 1942        591             349
The State of New Hampshire      March 21, 1950          677             209
Arthur J. Boutwell              November 11, 1925       478             110
P.F.P. Concord, Inc.            February 18, 1981       1388            280

except (a) that portion of the lands so acquired as lies easterly of the westerly line of the Frederic E. Everett highway as acquired by The State of New Hampshire by layout and award dated

--------
* All conveyances relate to premises located in Merrimack County, New Hampshire and all recording references are to records on file at the Merrimack County Registry of Deeds, Concord, New Hampshire

                                   Schedule A
                       (to Twelfth Supplemental Indenture)

February 10, 1949, (b) that portion of the premises acquired from Boutwell (Book 478, Page 110) and the Boston and Maine Railroad (Book 591, Page 349) as conveyed by the Company to PFP Concord, Inc. by deed dated February 18, 1981, recorded in Book 1388, Page 283, but subject to a covenant in favor of the Company, and (c) that portion of the premises acquired as conveyed by the Company to John L. Hyde and Charles W. Thompson by deed dated December 28, 1981, recorded in Book 1408, Page 652, subject to the reserved easement rights described therein with respect to the operation, repair and expansion of the said substation.

     3. Certain transmission and distribution facilities and easement rights with respect to land located in Concord, New Hampshire formerly part of the so-called Sewalls Falls Hydro Electric Generating Station, as reserved in deed dated December 23, 1969, recorded in Book 1065, Page 370.

     4. The Penacook service building property located northerly of East Street in that portion of Concord, New Hampshire, called Penacook and being the property acquired by the Company by deed of Penacook Electric Light Company dated May 31, 1917, recorded in Book 434, Page 263, subject to the dam and flowage rights reserved by The Contoocook Manufacturing and Mechanic Company in its deed dated August 1, 1891, recorded Book 294, Page 474, and to a sewer pipe right of way conveyed by the Company to the City of Concord by deed dated January 17, 1924, recorded in Book 469, Page 22, except Parcel 1 thereof as was conveyed by the Company to David T. Kenney and Pearl A. Kenney by deed dated November 2, 1972, recorded in Book 1152, Page 435.

     5. The substation property situated in Concord, New Hampshire, southerly of Pleasant Street, the land for which, together with a right of way to Pleasant Street, was acquired by the Company by deeds of the Carmelite Monastery of Concord dated November 1, 1950, recorded in Book 689, Page 262 and dated September 17, 1957, recorded in Book 819, Page 6, subject to easement rights for a driveway as conveyed by the Company to Carmelite Monastery of Concord by deed dated September 11, 1959, recorded in Book 849, Page 482.

     6. The substation property situated in Concord, New Hampshire, bordering on Old Loudon Road, the land for which was acquired by the Company by deed of George J. Bourassa and Winifred Bourassa dated June 8, 1954, recorded in Book 749, Page 499.

     7. The substation property situated in Concord, New Hampshire, bordering on Gulf Street, the land for which was acquired by the Company by deeds of Emma L. Welch dated April 23, 1928 and January 13, 1949, recorded in Book 494, Page 419 and in Book 658, Page 190, respectively and by deed of Public Service Company of New Hampshire dated March 22, 1949, recorded in Book 665, Page 454, except (a) portion thereof as was conveyed by the Company to Public Service Company of New Hampshire by deeds dated January 19, 1949, and March 23, 1949, recorded in Book 658, Page 194 and Book 665, Page 450 respectively, (b) portion thereof as was acquired by the City of Concord in the layout of Gulf Street under date of July 27, 1953, and (c) subject to slope easement granted to the State of New Hampshire with respect to highway construction on State-owned property abutting land of the Company in Concord, New Hampshire as conveyed by Corporation Slope Easement deed dated April 3, 1997, recorded in Book 2051,

Page 1883, as corrected by Corrective Slope Easement deed dated July 9, 1997, recorded in Book 2062, Page 865.

     8. The substation property situated in Concord, New Hampshire, lying easterly of North State Street, the land for which was acquired by the Company by deed of Thomas Fox dated June 25, 1925, recorded in Book 479, Page 95, together with a right of way leading from said land to North State Street, acquired by said deed from Fox and by the following instruments:

                                                                    Recorded
       Name of Grantor                    Date                   Book       Page

Elmer W. Olson et als                 October 15, 1931            519        320

The State of New Hampshire by         March 22, 1935              536        412
  Charles B. Clarke, Agent

Elmer W. Olson                        October 16, 1931            519        325

subject to a sewer pipe right of way conveyed by the Company to the City of Concord by deed dated February 5, 1930, recorded in Book 519, Page 323.

     9. The substation property situated in that portion of Concord, New Hampshire, called Penacook bordering in part on the Daniel Webster Highway, on Penacook Street and on Abbott Road, the land for which and certain rights owned in connection therewith were acquired by the Company under the following deeds:

                                                                     Recorded
     Name of Grantor                              Date            Book     Page

First National Bank of Concord              February 29, 1940     566       263

First National Bank of Concord              July 12, 1940         579       230

Public Service Company of New Hampshire     December 16, 1940     583       115

C. M. & A. W. Rolfe, Inc.                   October 29, 1941      585       559

Public Service Company of New Hampshire     March 7, 1956         786       322

subject to an electric line right of way owned by Public Service Company of New Hampshire and other rights referred to in said deed recorded in Book 566, Page 263, and except so much of said land as was conveyed by the Company under the following deeds:

                                                                     Recorded
     Name of Grantee                             Date             Book     Page

C. M. & A. W. Rolfe                         November 1, 1941      585      560

Arthur Brodeur                              October 11, 1946      631      252

James F. Freeman and Rose A. Freeman        April 5, 1950         677      251

Asa A. Batchelder and Evelyn M. Batchelder  July 12, 1950         710      294

Celestia A. Loranger                        June 29, 1966         986      460

Merrimack Valley School District            March 7, 1967         1002     177\1

     10. The substation property situated in Concord, New Hampshire on the easterly side of South Main Street, the land for which was acquired by the Company by deed of William E. Sleeper dated August 29, 1950, recorded in Book 686, Page 42, except (a) portion thereof as was conveyed by the Company to The State of New Hampshire by deed dated June 5, 1956, recorded in Book 792, Page 90, (b) portion thereof as was conveyed by the Company to Humble Oil & Refining Company by deed dated July 11, 1972, recorded in Book 1138, Page 229, and (c) portion thereof as was conveyed by the Company to The State of New Hampshire by deed dated November 5, 1987, recorded in Book 1687, Page 108.

     11. The regulator station property situated in Canterbury, New Hampshire, bordering on West Road -- North, the land for which was acquired by the Company by deed of Ralph Graham et als, dated March 4, 1950, recorded in Book 677, Page 162.

     12. A lot of land bordering on High Street in Salisbury, New Hampshire, acquired by the Company by deed of Ralph H. Rogers and Elizabeth Rogers dated May 20,1953, recorded in Book 731, Page 171.

     13. Tract of about 6,500 sq. ft. located on the Dover Road in the Town of Chichester, acquired as site for regulator station by deeds to the Company of following grantors:

     Edward Gibbs, Jr. and Blanche J. Gibbs dated November 1, 1958, recorded in Book 833, Page 325, and further deed of same grantors dated November 26, 1958, recorded in Book 836, Page 125.

     Try-Gen, Inc. dated April 22, 1959, recorded in Book 844, Page 11, except portion thereof (4,950 sq. ft.) condemned by the State of New Hampshire for highway construction purposes under RSA 498-A:5 of the laws of the State of New Hampshire, said taking by Notice of Condemnation dated August 30, 1991, recorded in Book 1866, Page 1358.

     14. Tract of about 130,000 sq. ft. situate on Old Turnpike Road in the City of Concord, acquired as site for future substation, by deed of Concord Regional Development Corporation dated December 30, 1958, recorded in Book 836, Page 544, except portion thereof


----------------------------
1/ Excepting and reserving easement rights with respect to said substation and associated transmission lines. See also Transmission Line Easement conveyed by Utility Easement deed of Merrimack Valley School District to Concord Electric Company, dated March 7, 2001, recorded in Book 2253, Page 003.

(26,476 sq. ft.) as was conveyed by the Company to Concord Regional Development Corporation by deed dated August 2, 1972, recorded in Book 1141, Page 148.

     15. Tract of about 3,300 sq. ft. located off North State Street in the City of Concord, as well as all interest of the grantor in the adjoining easterly one-half of the Railroad location, acquired by deed of C. M. Rice Paper Company dated June 1, 1965 recorded in Book 964, Page 189, subject, however, to a sewer easement as conveyed by the Company to the City of Concord, by deed dated December 7, 1965, recorded in Book 977, Page 31.

     16. Tract of about 30,000 sq. ft. located on the road from Boscawen to Canterbury in the Town of Boscawen, acquired as site for Boscawen distribution substation, by deed of Edward G. and Marion S. Powell dated September 2, 1960, recorded in Book 870, Page 24, subject to slope easement as conveyed by the Company to the State of New Hampshire with respect to highway construction on State-owned property abutting land of the Company in Concord, New Hampshire, by Corporation Slope Easement deed dated September 6, 1995, recorded in Book 1998, Page 610.

     17. Easement rights for a transmission line and access as reserved in deed of the Company to Riverside Millwork Company, Inc. by deed dated March 22, 1982, recorded in Book 1412, Page 409, and shown on plan prepared by Richard D. Bartlett entitled "Boundary Survey Only for Concord Electric Company Location, Merrimack Street, Penacook, New Hampshire" dated September 1, 1981, recorded as Plan No. 7025.

     18. Tract of 4.9 acres located near McGuire Street in the City of Concord, acquired as site for Service Center building by deed of Franklin Hollis dated February 28, 1964, recorded in Book 940, Page 403 and related relocation of State of New Hampshire right of way per Indenture between the Company and the State dated December 30, 1964, recorded in Book 954, Page 397.

     19. Tract of about 22,500 sq. ft. on Langdon Street in the City of Concord, acquired as site of Langdon Street distribution substation by deed of B. & M. Realty Corporation dated February 5, 1965, recorded in Book 956, Page 72.

     20. Tract of about 39,000 sq. ft. located on West Portsmouth Street in the City of Concord, acquired as distribution substation site, by deed of The State of New Hampshire dated November 3, 1966, recorded in Book 997, Page 299.

     21. Rights-of-way for 3.2 miles of transmission line between West Concord distribution substation and St. Paul's School as conveyed by following deeds:

    Recording Reference
Date of Deed         Book        Page             Grantor             Location

Mar. 16, 1959         849        537     St. Paul's School\2          Concord


----------------------------
2/ This easement released March 11, 1964 in connection with the conveyance of a subsequent easement on that date to the Company by the same grantor, recorded in Book 939, Page 415.

    Recording Reference
Date of Deed         Book        Page             Grantor                                 Location

Apr. 06, 1959         842        147     Martin E. & Dorothy M. White                     Concord

Feb. 02, 1960         857        344     W. Grant & Thelma H. McIntosh                    Concord

Nov. 22, 1960         874        174     Germaine B. & C. Murray Sawyer and Joseph &      Concord
                                         Elizabeth Jordan

Nov. 22, 1960         874        172     Germaine B. Sawyer et al                         Concord

Dec. 31, 1960         874        449     Daniel J. & Mary V. Scully                       Concord

May 01, 1962          899        37      City of Concord                                  Concord

July 10, 1962         903        81      State of New Hampshire                           Concord

Mar. 19, 1963         918        58      Josephine W. & Edgar F. Woodman                  Concord

Mar. 11, 1964         939        415     St. Paul's School                                Concord

June 18, 1964         945        531     Germaine B. & C. Murray Sawyer                   Concord

Dec. 30, 1964         955        24      New England Telephone & Telegraph Co.            Concord

Aug. 27, 1965         968        535     New England Telephone & Telegraph Co.            Concord

June 29, 1962         907        169     New England Box Company                          Concord\3

     22. Rights-of-way relating to 1.2 miles of transmission line between Penacook distribution substation and tap in Penacook Village in the City of Concord serving Brezner Tanning Corp. as conveyed by following deeds:

       Recording Reference
Date of Deed         Book       Page             Grantor                                  Location

Apr. 06, 1959         841        315     Howard E. & Luwilda M. Raymond                   Concord

Feb. 01, 1961         876        103     John H., Isabel, David J., and Edwina L.         Concord
                                         Morrill

Feb. 01, 1961         876        153     Raymond F. & Thelma P. George                    Concord

Jan. 01, 1961         877        71      City of Concord                                  Concord

June 28, 1962         899        465     John G. & Katherine J. Toomey                    Concord


----------------------------
3/ The latter conveyance was of the full title to the subject parcel. Tracts II and III thereof were thereafter conveyed by the Company to John Swenson Granite
Company, Inc. by deed dated June 29, 1964, recorded in Book 941, Page 542, reserving a transmission line easement to the Company. Tract III thereof was thereafter conveyed by the Company to City of Concord, conveyed to the City of
Concord by Deed dated October 19, 1979, recorded in Book 1360, Page 220.

                                       -6-

       Recording Reference
Date of Deed         Book       Page             Grantor                                  Location

Mar. 07, 1967        1003        203     Merrimack Valley School District\4               Concord

Aug. 09, 1967        1016        448     Arthur S. & Florence M. Brodeur                  Concord

Aug. 07, 1967        1016        451     Harold L. & Rena M. Bradford                     Concord

Aug. 08, 1967        1016        443     Lewis & Barbara C. Kelso                         Concord

Oct. 10, 1967        1016        452     Felix & Patronyne Brodeur                        Concord

Aug. 08, 1967        1016        447     Olive F. Stevens                                 Concord

Oct. 03, 1967        1016        446     Robert K. & Virginia D. Scott                    Concord

     23. Rights-of-way for 2.8 miles of transmission line between Boscawen distribution substation and tap in Penacook Village in the City of Concord serving Brezner Tanning Corp. as conveyed by following deeds:

        Recording Reference
 Date of Deed        Book        Page             Grantor                                 Location

Sept. 02, 1960        870        26      George A. & Bessie L. Raymond                   Boscawen

Sept. 08, 1960        870        83      William T. & Mina C. Jordan                     Boscawen

Nov. 19, 1960         872        181     Edgar R. & Beverly Crete                        Boscawen

Nov. 21, 1960         872        196     William T. & Mina C. Jordan                     Boscawen

Jan. 01, 1961         877        34      Concord Savings Bank                             Concord

Jan. 24, 1961         876        165     R. Louis, Elaine G., Arnold R., and Arlene      Boscawen
                                         Martin

Jan. 17, 1961         877        28      Arthur N. Runnells and Concord Savings Bank      Concord

Jan. 28, 1961         876        151     Maurice A. & Theodora D. Drolet                 Boscawen

May 09, 1961          881        95      State of New Hampshire                          Boscawen


     24. Rights-of-way for 7.5 miles of transmission line in the Town of Boscawen, acquired by deed of Public Service Company of New Hampshire dated March 11, 1960, recorded in Book 857, Page 513, except for that portion thereof conveyed to the State of New Hampshire by deed of the Company dated April 14, 1961, recorded in Book 881, Page 97.


----------------------------
4/ Subject to thirty (30) foot right of way and other easement rights as conveyed by the Company to NE Tel. and Tel. Co. by deed dated February 3, 1992, recorded in Book 1876, Page 739.

     25. Rights-of-way for .96 miles of transmission line between Concord Plains substation of the Company and Sprague Electric Company plant on Pembroke Road in the City of Concord as conveyed by the following deeds:

       Recording Reference
Date of Deed         Book        Page            Grantor                                  Location

July 26, 1960         865        455     Jessie E. Pedeare                                Concord

Aug. 22, 1960         865        447     L. J. & Elizabeth G. Denis                       Concord

Aug. 26, 1960         866        490     Harold & L. Marie Johnson                        Concord\5

Aug. 26, 1960         866        489     Louise V. Cherette                               Concord

Aug. 26, 1960         866        527     Jennie M. Robbins                                Concord

Mar. 29, 1961         876        412     Merrimack Power Company\6                        Concord

Mar. 30, 1961         876        410     Oscar L. Drew\7                                  Concord

     26. Tract of about 16,500 sq. ft. located on the Bow Bog Road in the Town of Bow, acquired as site for Bow distribution substation, by deed of Arthur W. and Laura B. Sargent dated June 2, 1969, recorded in Book 1054, Page 120.

     27. Right-of-way for 355 feet of transmission line between Langdon Street substation of the Company and the McKerley Medical Care Center off South Street in the City of Concord, conveyed by deed of Capitol Dodge, Inc. dated June 9, 1971, recorded in Book 1102, Page 77.

     28. Tract of about 1.13 acres located on Iron Works Road in the City of Concord, acquired as site for distribution substation, conveyed by deed of the State of New Hampshire, dated October 31, 1973, recorded in Book 1194, Page 87.

     29. Tract of about 7 acres located on East Sugar Ball Road in the City of Concord, acquired for 1155 feet of transmission line between Hazen Drive and Hollis substations of the Company conveyed by deed of Francis J. Faucher, dated January 25, 1974, recorded in Book 1201, Page 413, except portion thereof (2.82 acres.) condemned by the State of New Hampshire for highway construction purposes under RSA 498-A:5 of the laws of the State of New Hampshire, said taking by Notice of Condemnation dated August 1, 1977, recorded in Book 1300, Page 714, as amended January 5, 1978, recorded in Book 1312, Page 206.

----------------------------
5/ See also Right-of-way for approximately 1220 feet of underground transmission facilities along the southerly side of Branch Turnpike in the City of Concord, conveyed to the Company by deed of Johnson Estates, Inc., dated May 28, 1986, recorded in Book 1602, Page 940.

6/ Deed conveys full title rather than transmission line easement only.

7/ Deed conveys full title rather than transmission line easement only. Tract of approximately 6.64 acres located northerly of Pembroke Road in the City of Concord, conveyed by the Company to A & G Realty by deed dated November 8, 1985, recorded in Book 1537, Page 259, subject to reserved transmission line rights as described therein.

     30. The substation property situated in Concord, New Hampshire on the southerly side of Hazen Drive, the land for which was acquired by the Company by deed of (a) Richard L. and Linda L. Clark dated February 27, 1974, recorded in Book 1203, Page 513 (approximately 13,083 sq. ft.), except portion thereof (5,000 sq. ft.) as was conveyed by the Company to United Church of Christ Retirement Center, Inc. by deed dated June 8, 1978, recorded in Book 1322, Page 570, and (b) United Church of Christ Retirement Community, Inc., dated June 1, 1978, recorded in Book 1322, Page 503 (approximately 8,250 sq. ft.), as corrected by deed dated November 22, 1978, recorded in Book 1336, Page 497, and
(c) Stanley H. Prescott dated April 8, 1974, recorded in Book 1206, Page 448 (for access).

     31. Tract of about 5.6 acres located on the westerly bank of the Merrimack River in the City of Concord, acquired as the site for transmission line river crossing tower, conveyed by deed of the Estate of Bertha Salvucci dated June 10, 1974, recorded in Book 1216, Page 251.

     32. Rights-of-way relating to 3.1 miles of transmission line between Hollis substation of the Company and a tap on the transmission line between Bridge Street and West Portsmouth Street substations of the Company, conveyed by the following deeds:

     Recording Reference
Date of Deed        Book        Page             Grantor                Location
Mar. 29, 1972       1127        414      State of New Hampshire          Concord
Dec. 07, 1973       1197        248      Christopher H. Edmunds          Concord
Dec. 10, 1973       1197        252      Ernest A. Boulay                Concord
Jan. 11, 1974       1200        91       Christopher H. Edmunds          Concord

     33. License to cross land owned by the State of New Hampshire in the City of Concord with a portion of the transmission line between the West Concord and Penacook substations of the Company to serve Weeks-Concord Dairy, Inc., granted by the New Hampshire Public Utilities Commission by its Order No. 11367, dated April 5, 1974, recorded in Book 1236, Page 303.

     34. Right-of-way for about 215 feet of transmission line from a tap on the transmission line between the Garvins Falls substation of Public Service Company of New Hampshire and the Bridge Street substation of the Company, acquired to serve Flanders Office Building on Loudon Road east of the Merrimack River in the City of Concord, conveyed by deed of Stanley A. Bartlett and Phyllis M. and G. Alvin Towle, dated February 14, 1975, recorded in Book 1235, Page 450.

     35. Right-of-way for about 2000 feet of transmission line in the City of Concord from a tap on the transmission line between the Pleasant Street and West Concord substations of the Company to serve United Life and Accident Insurance Company, conveyed by deed of the City of Concord, dated April 22, 1975, recorded in Book 1241, Page 40.

     36. Tract of about 6.39 acres located on Sewalls Falls Road in the City of Concord, acquired as site for bulk power supply step-down station, 115KV to 34.5KV, conveyed by deed of Edward J. Sullivan, dated May 8, 1978, recorded in Book 1321, Page 371.

     37. Right-of-way for about 700 feet of transmission line in the City of Concord from a tap on the Company's transmission line between its Terrill Park and Bridge Street substations, acquired as part of the necessary easements to serve the Flanders Office Building, so-called, on Loudon Road in the City of Concord, conveyed by deed of Earl L. and Dorothy J. Flanders, dated February 14, 1975, recorded in Book 1242, Page 214. See also Schedule A, Part II, Item 5 of the Company's Third Supplemental Indenture dated as of July 1, 1975, from which this acquisition was inadvertently omitted.

     38. Right-of-way to provide for the relocation of about 843 feet of transmission line in the City of Concord between the Penacook and Boscawen substations of the Company across premises of the Grantor on Merrimack Street in the Village of Penacook, conveyed by quitclaim deed of Riverside Millwork Company, Inc., dated October 14, 1976, recorded in Book 1282 page 1069.

     39. Transmission line easement in the City of Concord between the Hazen Drive and Hollis substations of the Company acquired by the Company by deed of United Church of Christ Retirement Center, Inc., dated June 26, 1978, recorded in Book 1323, Page 270.

     40. Right-of-way to provide for relocation of about 845 feet of transmission line in the City of Concord between the Gulf Street and Bridge Street substations of the Company across premises acquired by deed of the State of New Hampshire, dated January 17, 1980, recorded in Book 1366, Page 63.

     41. Right-of-way for about 520 feet of transmission line in the City of Concord between the Bow Junction and Pleasant Street substations of the Company, conveyed by deed of Concord Union School District, dated September 10, 1981, recorded in Book 1403, Page 29, confirmed by deed dated June 9, 1982, recorded in Book 1417, Page 877.

     42. License for about 1.8 miles of transmission line in the City of Concord between the Bow Junction and Pleasant Street substations of the Company excepting those portions of the line which cross (a) the premises with respect to which an easement was conveyed to the Company by Concord Union School District (Item 5 above) and (b) premises of the Company located on Iron Works Road. This license, dated June 30, 1982, was granted by Governor and Council pursuant to Order No. 15,618 of the New Hampshire Public Utilities Commission, recorded in Book 1420, Page 759.

     43. Tract of approximately 0.46 acres located on the southerly side of Branch Turnpike in the City of Concord acquired by the Company by deed of A & G Realty, dated November 8, 1985, recorded in Book 1537, Page 263.

     44. Leasehold rights with respect to a certain parcel of land located on the southerly side of U.S. Route 4 in Epsom, New Hampshire, for use as a step-down transformer location, a "mobil sub," and any appurtenant equipment necessary or convenient for the operation thereof pursuant to a certain Lease Agreement by and between Dennis Nolin and David Pauliotte (collectively "Lessor") and Concord Electric Company ("Lessee"), dated June 8, 1988, and recorded in Book 1731, Page 397, such agreement having a term of five years, and a renewal option for an additional five year term.

     45. Leasehold rights with respect to a certain parcel of land located on the southerly side of U.S. Route 4 in Epsom, New Hampshire for use as a step-down transformer location, a "mobil sub," and any appurtenant equipment necessary or convenient for the operation thereof pursuant to a Lease Agreement between Dennis Nolin and David Pauliotte and Concord Electric Company dated May 28, 1993 and recorded in Book 1917, Page 1853, for a term of five years and a renewal option for an additional five year term.

     46. Transmission Line Easement conveyed by Utility Easement deed of Capital Regional Development Council to Concord Electric Company, dated May 27, 1999, recorded in Book 2158, Page 842.

     47. Transmission Line Easement conveyed by instrument entitled Addition to Utility Easement granted by Capital Regional Development Council to Concord Electric Company, dated December 21, 2000, recorded in Book 2236, Page 1542.

     48. Transmission Line Easement conveyed by Utility Easement deed of Irene
C. Bridges to Concord Electric Company, dated February 12, 2001, recorded in Book 2243, Page 601.

     49. Transmission Line Easement conveyed by Utility Easement deed of Park Plaza Limited Partnership to Concord Electric Company, dated February 6, 2002, recorded in Book 2361, Page 789.

     50. Transmission Line Easement conveyed by Utility Easement deed of Irving Oil Corporation to Concord Electric Company, dated October 17, 2002, recorded in Book 2418, Page 1908.

     51. All lines of poles and wires, both transmission and distribution, situated in the City of Concord and the Towns of Allenstown, Boscawen, Bow, Canterbury, Chichester, Dunbarton, Epsom, Hopkinton, Loudon, Pembroke, Salisbury and Webster, all in the County of Merrimack, in The State of New Hampshire, including without limiting the generality of this description, all rights, privileges, easements in the Company's transmission line running from Garvins Falls, in said Concord, to that section of Concord known as Penacook, with all connections, appliances, appurtenances and apparatus connected therewith, including transformers, services, meters, switches and other devices, with all rights of way, franchises and locations existing in respect thereto, situated in the City of Concord and the towns above mentioned.

                                   SCHEDULE A

                    Part II - Rockingham County Properties*

  Properties and Transmission Line Easement Rights Located in Towns of Exeter,
      Hampton, Hampton Falls, Seabrook, Stratham, Kingston, East Kingston,
        South Hampton, Newton, Danville, Plaistow, Atkinson, Kensington,
           North Hampton, Greenland, Brentwood, Derry, and Hampstead,
                    all in Rockingham County, New Hampshire

     1. Rights reserved with respect to premises located on southerly side of South Street in the Exeter conveyed by the Company to John A. Bell, the State of New Hampshire and John W. Flynn, Jr., as tenants in common, by deed dated December 27, 1978 and recorded in Book 2329, Page 1241.

     2. The substation property, situated in Exeter, New Hampshire, on the Southerly side of River Street, so-called, and being the same premises acquired by the Company by deed of Fred L. Colcord, dated July 3, 1926, recorded in Book 815, Page 279, and including the right of the Company to erect and maintain a transmission line or lines from the conveyed premises across the Exeter River, so-called, as included in said conveyance.

     3. The switching-station property, situated in Exeter, New Hampshire, on the Southerly side of the Exeter River, so-called, and being the same premises acquired by the Company by deed of The Trustees of The Phillips Exeter Academy, dated December 14, 1939, recorded in Book 963, Page 275, together with a right-of-way twelve (12) feet in width extending from Gilman's Lane, so-called, on other property of said Trustees to the conveyed switching station property. Said right-of-way hereinabove referred to was discontinued as of the fifteenth day of March, 1947 and an additional right-of-way in lieu thereof twelve (12) feet in width was conveyed to Exeter & Hampton Electric Company by The Trustees of The Phillips Exeter Academy by deed dated March 15, 1947, recorded in Book 1073, Page 407, as appurtenant to the right and easement to maintain an underground system from said switching-station lot to High Street, so-called, therein conveyed.

     4. The substation property, situated in Hampton, New Hampshire, on the Southerly side of Lafayette Avenue, so-called, and being the same premises acquired by the Company under the following deeds:


 Date of Deed        Book       Page     Grantor                  Location
Sept. 25, 1926        804        123     Simeon A. Shaw           Hampton
 Oct. 28, 1935        896        381     Simeon A. Shaw           Hampton


----------------------------
* All conveyances relate to premises located in Rockingham County, New Hampshire, and all recording references are to records on file at the Rockingham County Registry of Deeds, Exeter, New Hampshire.

                                   Schedule A
                       (to Twelfth Supplemental Indenture)

     Said premises are conveyed subject to the rights of The State of New Hampshire and/or the Town of Hampton, to construct and maintain an approach to the overhead bridge maintained across property of the Boston & Maine Railroad, along and over the Westerly side of the conveyed property.

     5. The substation property, situated in Hampton, New Hampshire, on the Glade Path, so-called, and being the same premises acquired by the Company by deed of Hampton Beach Improvement Company, dated November 8, 1926, recorded in Book 831, Page 13.

     6. The substation property, situated in Hampton, New Hampshire, on the Guinea Road West, so-called, and being the same premises acquired by the Company by deed of Clarence T. Brown, dated August 17, 1926, recorded in Book 804, Page 43.

     7. The substation property, situated in Kingston, New Hampshire, and being the same premises acquired by the Company by deed of John W. Trow, dated May 28, 1937, recorded in Book 931, Page 157, except that portion of the premises acquired (approximately 1350 square feet) as conveyed by the Company to Edward
B. Holt and Helen J. Holt by deed, dated January 26, 1988, recorded in Book 2727, Page 1232, subject to transmission easement rights reserved therein.

     The above described property is conveyed subject to a right to erect, maintain and operate a transmission line or lines as acquired by Rockingham County Light and Power Company under deed of Mary J. Crosby, dated May 18, 1904, recorded in Book 601, Page 389, which right is now owned and operated by New Hampshire Electric Company, and more specifically described as the right to maintain a transmission line consisting of poles, wires and all necessary appurtenances, together with a right to keep clear of all growth detrimental to the proper operation of said line, a space of one rod on either side of the center line thereof.

     8. The substation property situated on Glade Path in Hampton, New Hampshire, in that section known as Hampton Beach acquired by the Company by deed of Hampton Beach Improvement Company, dated February 21, 1949, recorded in Book 1124, Page 37.

     9. The substation property situated in Plaistow, New Hampshire, on the Easterly side of Witch Lane, so-called, acquired by the Company by deed of Roger
B. Hill, dated August 16, 1951, recorded in Book 1219, Page 63, except (a) those portions of the premises acquired as conveyed by the Company to the Town of Plaistow by deeds, dated June 27, 1977, recorded in Book 2287, Page 172 and Book 2287, Page 173, (b) that portion of the premises acquired as conveyed by the Company to the Dart Container Corporation by deed dated June 27, 1977, recorded in Book 2293, Page 1350, and (c) easement as conveyed by the Company to New England Telephone and Telegraph Company by deed, dated June 25, 1979 recorded in Book 2341, Page 1050.

     10. The distribution lines, property, rights and franchises formerly owned by Plaistow Electric Light & Power Company, situate principally in the Towns of Plaistow and Atkinson, both in New Hampshire, as acquired by the Company by deed of Plaistow Electric Light & Power Company, dated September 30, 1926, recorded in Book 816, Page 470.

     11. A license to construct and maintain a line of transmission wires and poles over and across public waters in the Towns of Hampton and Hampton Falls, New Hampshire, as shown by Petition D-E3308, Exeter & Hampton Electric Company to New Hampshire Public Utilities Commission, Vol. XXXVI, Page 89.

     12. A license to construct and maintain a line of transmission wires and poles over and across lands of the Legatees under the Will of Moses Eaton, in the Town of Seabrook New Hampshire, as shown by Petition D-E3327, Exeter & Hampton Electric Company to New Hampshire Public Utilities Commission, Vol. XXXVI, Page 189, and further recorded with Rockingham County Registry of Deeds, Book 1323, Page 228.

     13. A tract of land, including without limitation the Service Building located thereon, situated in Kensington, New Hampshire, on the Drinkwater Road, so-called, acquired by the Company by deed of John W. York, dated June 14, 1954, recorded in Book 1319, Page 33, subject to the reservation of the said John W. York to the use of a right-of-way approximately fifteen (15) feet in width extending from said Drinkwater Road to other land of said John W. York, lying Easterly of the land therein conveyed, for men, teams, vehicles, and for all necessary and desirable purposes, subject, however, to the understanding and agreement that said right-of-way shall not be fenced or made subject to gates and bars, that the said John W. York shall assume all expenses of maintenance thereof, and that said Company, its successors or assigns, shall have full and unimpeded rights of using said right of way whenever necessary or desirable, except that portion of the premises acquired as conveyed by the Company to Arthur H. Chapman and Marion J. Chapman by deed dated December 26, 1968, recorded in Book 1955, Page 91.

     14. A tract of land situated in Seabrook, New Hampshire, acquired by the Company by deed of Charles Fogg Janvrin, dated May 21, 1954, recorded in Book 1316, Page 425.

     15. The East Kingston distribution substation located on the northerly side of the East Kingston Road with a capacity of 1,500 KVA and consisting of a transformer, switching facilities and associated apparatus, together with a connection to the Kingston transmission line, constructed on a tract of land acquired by the Company under a deed of Robert H. and Marjorie E. Andersen, dated January 28, 1957, recorded in Book 1422, Page 215.

     16. 3.4 miles of transmission line rights-of-way, including without limitation, transmission and distribution wires and poles located thereon, situated in Stratham, New Hampshire, acquired by the Company under the following deeds:

   Recording Reference
Date of Deed         Book       Page              Grantor                                      Location

Dec. 22, 1951          1307        351     Mary E, Summerfield                                 Stratham

Nov. 12, 2002           TBR        TBR     Cabernet Builders of Stratham, L.L.C.               Stratham

                       1315        496     Carrie J. Rollins                                   Stratham

May 14, 1954           1315        360     Earle L. Stockbridge, Executor of the Will of       Stratham
                                           Florence E. Rollins


                                      -3-

Oct. 26, 2002          TBR*       TBR*     Thornhill Condominium Association                   Stratham

May 22, 1985           2545       2989     Walter Biery                                        Stratham

_______, 2002          TBR*       TBR*     Rollins Hill Development, L.L.C.                    Stratham

Mar. 17, 1987          2674        665     Christine A. Eldridge                               Stratham

Dec. 18, 1986          2650        521     Winifred and Louise Pazzanese                       Stratham

_______, 2002                              Winifred M. Pazzanese                               Stratham

Dec. 18, 1986          2674        662     Charlan Chapman                                     Stratham

Nov. 21, 1986          2644       1473     Daniel A. Daudelin                                  Stratham

Nov. 30, 1982          2442        109     Virginia Holmgren and Lucy Perry                    Stratham

May 08, 1978            232        951     Lucy Perry                                          Stratham

May 04, 2001           3577       1449     Parkman Brook Development, LLC                      Stratham

Jan. 24, 2002          3713        990     Parkman Brook Development, LLC                      Stratham
                                           (corrective deed)

Nov. 1, 2002           TBR*       TBR*     Cameron Sewall, Trustee of the Cameron Sewall       Stratham
                                           1987 Trust; and Joan M. Sewall, Trustee of the
                                           Joan M. Sewall 1987 Trust

Feb. 26, 2002          3770       2311     Joseph Falzone as Trustee of Bunker Hill            Stratham
                                           Realty Trust

Dec. 24, 1950          1194        457     H. Roby  and Nellie M. Jewell                       Stratham

Nov. 15, 2002          TBR*       TBR*     William A. Woods                                    Stratham

_______, 2002          TBR*       TBR*     Public Service Company of New Hampshire             Stratham

Dec. 1950              1194        454     Nelson E. and Levi H. Barker                        Stratham

Oct. 23, 1963        PUC Order, in         Archibald & Lucille Harding                       Hampton Falls
                     Condemnation

May 06, 1963           1669        194     Russell P. Merrill Sr. & Jr.                      Hampton Falls

*TBR = To be recorded

     17. A right-of-way for purposes of transmission and distribution lines, situated in Hampton, New Hampshire, acquired by the Company by deed of Henry V. Dupuis, dated July 21, 1955, recorded in Book 1362, Page 81.

     18. A tract of land for purposes of transmission and distribution lines, situated in Hampton, New Hampshire, acquired by the Company by deed of Richard
J. Oosting and Olive B. Oosting, dated May 27, 1955, recorded in Book 1355, Page 476.

     19. The 33 KV Kingston transmission line 11.8 miles in length consisting of rights of way with poles, wires and apparatus erected thereon running from a point near the Company's Guinea Road switching station in Hampton, New Hampshire, through the Towns of Hampton, Hampton Falls, Kensington, East Kingston and Kingston, New Hampshire, to a distribution substation at West Kingston Road in Kingston, acquired by the Company under the following deeds:

     Deed of the New Hampshire Electric Company, dated December 31, 1955, recorded in Book 1383, Page 102;

     Deed of Horace B. Philbrick, dated November 27, 1957, recorded in Book 1453, Page 111;

together with a tie between said transmission line and the Guinea Road station constructed upon rights of way theretofore owned by the Company.

     21. Rights-of-way to widen the 11.8 miles of 33 KV Kingston transmission line to 100 feet to provide for a second circuit in the future from the Company's Guinea Road Switching Station in Hampton, New Hampshire, through the towns of Hampton, Hampton Falls, Kensington, East Kingston and Kingston, New Hampshire, to a distribution substation at West Kingston Road, Kingston, acquired by the Company under the following deeds:

 Date of Deed         Book       Page     Grantor                               Location
 Jan. 11, 1961        1574        72      Edward B. & Helen J. Holt             Kingston
 Dec. 07, 1960        1571        40      Thomas D. & Jean M. Spinella          Kingston
 Nov. 24, 1961        1609        95      Chas. W. & Clinton W. Senter          Kingston
 Jan. 14, 1961        1574        70      Warren W. & Marjorie N. George        Kingston
 Jan. 28, 1961        1574        584     Arthur E. Alton                       Kingston
 Dec. 17, 1960        1571        43      John A. & Anna W. Greene              Kingston
 Jan. 05, 1962        1613        331     Amanda C. Goodwin et alii             Kingston
Sept. 23, 1961        1600        341     Sarkis Bannaian                       Kingston
 Jan. 23, 1962        1614        403     George E. & Edith Arnold              Kingston
 Jan. 10, 1962        1613        329     John E. & Gardner Ladd                Kingston
 Jan. 10, 1962        1613        324     E. M. Bowley & J. B. Dutton           Kingston
 Jan. 14, 1961        1574        82      Frieda M. & Walter R. Modlich         Kingston
 Jan. 11, 1961        1574        75      Kenneth & Gladys F. Hoyt              Kingston
 Apr. 01, 1961        1579        84      Beverly S. & Mary S. Chamberlain      Kingston
 Apr. 01, 1961        1579        87      Beverly S. & Mary S. Chamberlain      East Kingston
 Jan. 11, 1961        1574        55      Arnold L. & A. Elvena Belcher         East Kingston
 Jan. 11, 1961        1574        84      Lucy A. Sprague                       East Kingston
 Nov. 25, 1961        1609        103     Frederick P. & Dorothy H. Montrose    East Kingston


                                      -5-

 Date of Deed         Book       Page     Grantor                               Location
 Jan. 28, 1961        1574        587     Archie D. & Ellen B. Osmond           East Kingston
 Nov. 25, 1961        1609        100     Frederick P. & Dorothy H. Montrose    East Kingston
 Dec. 17, 1960        1571        227     George E. & Lillian A. Henshaw        East Kingston
 Jan. 11, 1961        1574        62      Henry H. & Emily H. Clark             East Kingston
 Jan. 23, 1962        1614        405     Harold P. Nason                       Kingston
 Nov. 25, 1961        1609        98      Arlan T. & Jacqueline W. Clements     Kingston
 Jan. 27, 1962        1615        299     Nellie R. Shattuck                    Kingston
 Mar. 22, 1962        1620        368     John J. Bakie                         Kingston
 Apr. 26, 1961        1580        546     John W. & Nora M. Tuthill (Lot)       Kingston
 Jan. 14, 1961        1574        79      G. Austin & Donald A. Kemp            East Kingston
 Dec. 17, 1960        1571        35      J. Edward & Annie L. Stevens          East Kingston
 Dec. 17, 1960        1571        38      J. Edward & Annie L. Stevens          East Kingston
 Jan. 12, 1962        1613        326     John W. & Jessie E. York              East Kingston
 Apr. 15, 1961        1580        539     Wendell E. & Doris M. Sweetser        East Kingston
 Apr. 15, 1961        1580        535     Wendell E. & Doris M. Sweetser        East Kingston
 Oct. 18, 1961        1603        360     Richard E. Sargent                    East Kingston
 Jan. 31, 1961        1574        581     Paul W. & Marian C. Kimball           Kensington
 Jan. 14, 1961        1574        60      Parker M. Blodgett                    Kensington
 Apr. 29, 1961        1581        224     Margaret M. Alger                     Kensington
 Apr. 26, 1961        1580        542     John W. & Nora M. Tuthill             Kensington
 Jan. 11, 1961        1574        57      Elmer C. & Bernice E. Brewer          Kensington
Sept. 09, 1961        1599        294     Horace B. Philbrick                   Kensington
 Dec. 24, 1962        1656        258     Louis E. & Merida Daigneault          Kensington
  May 10, 1961        1582        156     David C. & Joan T. Engel              Kensington & Hampton
                                                                                Falls
 Sept. 9, 1961        1599        287     John P. & Nancy P. Hall               Hampton Falls
Sept. 15, 1961        1600        338     Chas. F. & Lucille C. Savage          Hampton Falls
 Mar. 30, 1961        1579        92      Earl G. & Katherine P. Warfield       Hampton Falls
 Mar. 30, 1961        1579        90      Agnes R. Knight                       Hampton Falls
  May 01, 1961        1599        290     Stanley A. Hamel                      Hampton Falls
Sept. 01, 1961        1599        292     Homer A. Johnson                      Hampton
 Dec. 29, 1962        1656        263     Wilbert M. & Jennie A. Swett          Kingston

 Dec. 29, 1962        1656        256     Helen D. Ball\8                       Kingston
 Dec. 29, 1962        1656        261     Arthur H. Penniman\9                  Kingston

     22. Additional rights-of-way to widen the 11.8 miles of 34 KV Kingston transmission line to 100 feet to provide for a second circuit in the future from the Company's Guinea Road Switching Station in Hampton, New Hampshire, through the towns of Hampton, Hampton Falls,


----------------------------
8/ Except portion thereof released by deed from the Company to Helen D. Ball dated January 3, 1963, recorded in Book 1656, Page 266.

9/ Except portion thereof released by deed from the Company to Arthur H. Penniman dated January 3, 1963, recorded in Book 1656, Page 265.

Kensington, East Kingston and Kingston, New Hampshire, to a distribution substation at West Kingston Road, Kingston, acquired by the Company under the following deeds:


  Date of Deed        Book       Page     Grantor                               Location
  Dec. 6, 1966        1847        103     William F. Tucker, Jr.                Kingston
  May 19, 1966        1821        554     Lyman B. Pope                         Kingston
  May 13, 1966        1823        490     Ethel Milbury                         Kingston
 June 07, 1966        1823        147     Cleveland Webster and
                                          Robert Kuegel                         Kensington
 Jan. 02, 1965        1751        095     Heirs of I. Webster                   Kingston
Sept. 14, 1964        1739        001     Joseph Noble                          Hampton Falls
 Nov. 13, 1965        1796        450     Elizabeth Kudaruska and               Hampton and
                                          Benjamin Checkoway                    Hampton Falls
  July 24 1967        1869        494     Edward & Helen Holt                   Kingston
 Mar. 25, 1965        1761        026     Augustine & George Hurley             Kingston
 Feb. 28, 1967        1857        012     State of New Hampshire                Kingston
 Mar. 18, 1966        1862        377     Jenney Mfg. Co.                       Kingston
  May 17, 1966        1823        104     Unknown Owners - Gerald Giles G/A/L   Kingston and
                                                                                Kensington
 Oct. 19, 1964        1738        498     Ruth Simes                            Kingston
  May 17, 1966        1823        167     Nathan Battles                        Kingston
  May 17, 1966        1823        126     Robert & Marjorie Anderson            East Kingston
  Nov. 3, 1965        1796        456     Cora Colby                            Kensington
Sept. 21, 1964        1739        005     John & Nora Tuthill (Lot)             Kensington
  May 17, 1966        1823        187     Abbie Simes                           Kingston

     23. 2.5 miles of transmission line rights-of-way running from a tap in Hampton Falls, on the Hampton to Exeter transmission line to the Sylvania Electric Products, Inc., plant on Portsmouth Avenue, Exeter, acquired by the Company under the following deeds:

 Date of Deed         Book       Page     Grantor                               Location
June 26, 1963         1676        423     Irene A. Barker                       Exeter
 May 17, 1963         1672        235     Amede & Florence Baillargeon          Exeter
July 16, 1963         1679        497     Henry & Cecilia D. Saltonstall        Exeter
 May 18, 1963         1672        233     Ralph V. & Alice E. Amsden            Exeter
July 10, 1963         1679         5      Edward & Elsa Rogalski                Exeter & Stratham
P.U.C. Order, October 23, 1963, in        Archibald & Lucille Harding           Hampton Falls
           Condemnation
May 06, 1963          1669        194     Russell P. Merrill Sr. & Jr.          Hampton Falls

     24. 1.9 miles of transmission line rights-of-way running from the Exeter Substation on River Street to Drinkwater Road, Exeter, New Hampshire, acquired by the Company under the following deeds:

 Date of Deed         Book       Page     Grantor                    Location
Mar. 17, 1960         1539        488     Trustees of the P. E. A.   Exeter
Feb. 24, 1960         1537        470     John F. Sanborn            Exeter

     25. Rights-of-way at Hampton for moving transmission lines to allow for the construction of New Hampshire Route 101-C, acquired by the Company under the following deeds:

 Date of Deed         Book       Page     Grantor                    Location
Mar. 11, 1960         1539        116     Town of Hampton            Hampton
Feb. 23, 1960         1537        446     Jessie M. Toppan           Hampton
Feb. 23, 1960         1537        449     Walter H. Purington        Hampton

     26. Rights reserved with respect to premises located on southerly side of South Street in the Exeter conveyed by the Company to John A. Bell, the State of New Hampshire and John W. Flynn, Jr., as tenants in common, by deed dated December 27, 1978, recorded in Book 2329, Page 1241.

     27. 1.5 miles of transmission line rights-of-way from a tap in Exeter on the transmission line to Sylvania Electric Products, Inc. and running westerly in Exeter and Stratham and including a substation lot, acquired by the Company under the following deeds:

 Date of Deed         Book       Page     Grantor                               Location
Oct. 08, 1965         1793        091     Sylvania Electric Products, Inc.      Exeter
Feb. 21, 1966         1851        452     Paul Molloy                           Exeter
Oct. 09, 1965         1792        093     Harold & Vera Haley (Lot)             Exeter and
                                                                                Stratham\10
Feb. 03, 1966         1809        253     Callahan Realty Corp.                 Stratham
Feb. 08, 1966         1809        250     Lionell Labonte                       Stratham
Feb. 04, 1966         1811        450     Julia Scammon                         Stratham
Mar. 08, 1966         1853        382     Edward Laviolette                     Stratham
Oct. 09, 1965         1792        094     Harold & Vera Haley                   Stratham

     28. Lot of land adjacent to substation lot on River Street, Exeter, acquired by the Company by deed of Lena Bondi, dated September 27, 1965, recorded in Book 1789, Page 180.

     29. Distribution substation lot and 400 feet of distribution rights-of-way on easterly side of Route 125 in Plaistow, acquired by the Company by deed of Old County Court Inc., dated May 15, 1965, recorded in Book 1774, Page 407.

----------------------------
10/ Except that portion of the premises acquired as conveyed by the Company to the State of New Hampshire by deed dated July 29, 1997, recorded in Book 3233, Page 195, subject to reserved rights as stated therein.

     30. 7 miles of transmission line rights-of-way running from Plaistow substation to the plant of Process Engineering, Inc. in Plaistow, acquired by the Company under the following deeds:

 Date of Deed         Book       Page     Grantor                               Location
Nov. 26, 1966         1845        088     Myron & Mary Sorenson (Lot)           Plaistow
Aug. 03, 1966         1831        119     Gordon A. Cheney                      Plaistow
Oct. 25, 1966         1842        097     Donald & Marilyn Senter               Plaistow
Oct. 27, 1966         1841        567     Process Engineering, Inc.             Plaistow
July 14, 1966         1829        435     Nettie Bell Hill                      Plaistow
Nov. 21, 1966         1844        510     Nicholas & Grace Kay                  Plaistow

     31. Transmission line rights-of-way in the Town of Seabrook, acquired by the Company under the following deeds:

 Date of Deed         Book       Page     Grantor                               Location
Apr. 13, 1964         1711        340     Town of Seabrook                      Seabrook
Apr. 07, 1964         1711        454     John D. Fogg                          Seabrook

     32. 1.1 miles of transmission line rights-of-way running through the Bailey Company property to a distribution substation site on Cemetery Lane in Seabrook, acquired by the Company under the following deeds:

  Date of Deed        Book       Page     Grantor                               Location
 June 08, 1967        1866        016     Melvin & Helen S. Morgan              Seabrook
  May 22, 1967        1861        463     Bailey Company\11                     Seabrook
 Mar. 28, 1967        1857        009     Richard & Alice Holloway              Seabrook
 June 08, 1967        1863        412     K. J. Quinn Company                   Seabrook
Sept. 15, 1967        1877        412     John W. Durgin, Jr. (Lot)             Seabrook
Sept. 15, 1967        1877        413     John W. Durgin, Jr.                   Seabrook

     33. 5.2 miles of transmission line rights-of-way running from a point on the Guinea Road to Hampton transmission line in town of Hampton. Running through the towns of Hampton, Hampton Falls, South Hampton and Seabrook, acquired by the Company under the following deeds:

 Date of Deed         Book       Page     Grantor                               Location
Feb. 02, 1966         1810        016     Public Service Company of N.H. (Lot)  Hampton
Feb. 02, 1966         1810        011     Public Service Company of N.H.        Hampton,
                                                                                Hampton Falls,
                                                                                South Hampton
                                                                                and Seabrook\12

----------------------------
11/ Possibly subject to condemnation by Public Service Company of New Hampshire for Seabrook Station, said taking by Petition for Condemnation filed with New Hampshire Public Utilities Commission on April 9, 1974, said Petition and Order thereon, recorded in Book 2220, Page 1659

12/ Except (a) that portion of the premises acquired as conveyed by the Company to Ray W. Coombs by deed dated January 31, 1969, recorded in Book 1955, Page 93,
(b) that portion of the premises acquired as conveyed by the Company to Howard
L. Janvrin, Jr. and Betty J. Janvrin by deed dated April 5, 1971, recorded in Book 2062, Page 85, in exchange for other rights acquired by the Company, (c) that portion of the premises acquired as conveyed by the Company to Raymond F. Lalime and Diane Lalime by deed dated April 5, 1971, recorded in Book 2062, Page 88, in exchange for other rights acquired by the Company, (d) that portion of the premises acquired as conveyed by the Company to George W. Lonergan and Drucilla H. Lonergan by deed dated April 5, 1971, recorded in Book 2062, Page 91, in exchange for other rights acquired by the Company, (e) that portion of the premises acquired as conveyed by the Company to Anthony Smoker and Sandra E. Smoker by deed dated April 5, 1971, recorded in Book 2062, Page 94, in exchange for other rights acquired by the Company, (f) that portion of the premises acquired as conveyed by the Company to Arthur G. Dupuis and Frances M. Dupuis by deed dated April 5, 1971, recorded in Book 2062, Page 97, in exchange for other rights acquired by the Company, (g) that portion of the premises acquired as conveyed by the Company to Daniel E. Dow by deed dated April 5, 1971, recorded in Book 2062, Page 98, in exchange for other rights acquired by the Company, (h) that portion of the premises acquired as conveyed by the Company to Richard S. Robie by deed dated May 12, 1971, recorded in Book 2071, Page 350, in exchange for other rights acquired by the Company, and (i) that portion of the premises acquired as conveyed by the Company to Applecrest Farm Orchards, Inc. by deed dated September 14, 1971, recorded in Book 3061, Page 006, in exchange for other rights acquired by the Company. See Paragraph 35, below.

     34. Distribution rights-of-way located in various towns as indicated, acquired by the Company under the following deeds:

 Date of Deed         Book       Page     Grantor                               Location
Feb. 18, 1964         1706        360     Irving E. & Anna E. Peaslee           Plaistow
Dec. 15, 1964         1748        003     Paul W. Hobbs & James A. Bricket Trs. Hampton
 May 26, 1967         1862        379     Town of Hampton                       Hampton
June 29, 1965         1774        004     Bernice K. Davis                      Danville
June 29, 1965         1774        006     Alden & Francis Colby                 Danville

     35. Easements to widen portions of 5.2 miles of transmission line right-of-way from a point on the Guinea Road to Hampton transmission line, in Hampton, through Hampton Falls and Seabrook, and acquired by the Company under the following deeds:

 Date of Deed         Book       Page     Grantor                               Location
Mar. 31, 1971         2062        081     Edwin L. Batchelder, Jr.              Hampton
Apr. 21, 1971         2066        040     Flora B. Hurd                         Hampton
Apr. 07, 1971         2066        037     Ernest N. & Rose V. Brown             Hampton Falls
Mar. 17, 1971         2079        291     Applecrest Farm Orchards, Inc.        Hampton Falls
July 06, 1971         2080        203     Francis J. & Anne M. Ferreira         Hampton Falls
Mar. 20, 1971         2062        092     Anthony & Sandra E. Smoker            Hampton Falls
Mar. 31, 1971         2062        086     Raymond F. & Diane LaLime             Hampton Falls
Mar. 20, 1971         2062        083     Howard L. & Betty J. Janvrin          Hampton Falls
Mar. 20, 1971         2066        034     Daniel E. Dow                         Hampton Falls
Mar. 20, 1971         2062        095     Arthur G. & Frances Dupuis            Hampton Falls
Mar. 20, 1971         2062        089     George W. & Drucilla H. Lonergan      Hampton Falls
June 16, 1971         2076        402     Helen Evans Woodworth                 Hampton Falls


                                      -10-

 Date of Deed         Book       Page     Grantor                               Location
June 15, 1971         2076        400     Walter & Edna Combs                   Hampton Falls
May 12, 1971          2068        146     Richard S. Robie                      Hampton Falls
Sept. 01, 1970        2032        272     Lloyd Graves                          Hampton
Sept. 03, 1968        1928        164     John W. Durgin, Jr.                   Seabrook

     36. 2.1 miles of transmission line right-of-way running from a point on the Hampton to Hampton Beach transmission line to a substation on High Street, in Hampton, acquired under the following deeds:

 Date of Deed         Book       Page     Grantor                               Location
Feb. 09, 1968         1897        348     Bruce M. Fall & Ruth V. Aquizap       Hampton
Apr. 17, 1970         2011        252     Mary Ruth Perkins                     Hampton
 May 26, 1970         2016        464     Byron Redman                          Hampton
 May 26, 1970         2016        466     Donald Northway                       Hampton
Apr. 17, 1970         2011        260     Vrylna Olney                          Hampton\13
Jan. 04, 1971         2050        141     Marion Garland                        Hampton\14
Feb. 10, 1970         2004        014     Moses Brown                           Hampton\15
 May 08, 1970         2014        169     John W. Durgin, Jr. (Lot)             Hampton
Apr. 17, 1970         2011        258     Robert Mace                           Hampton
Apr. 17, 1970         2011        265     Robert Mace                           Hampton
Mar. 10, 1970         2006        368     Flora & Gary Hurd                     Hampton
Oct. 29, 1969         1991        418     Homer A. Johnson                      Hampton
Oct. 29, 1969         1991        420     Arthur & Florence Lamprey             Hampton
Aug. 01, 1969         1978        190     Town of Hampton                       Hampton
Nov. 26, 1969         1995        474     Lloyd C. Ring                         Hampton
Dec. 12, 1969         1998        008     John & Irene Hines                    Hampton
Mar. 10, 1970         2006        370     Francis & Irene O'Connor              Hampton

     37. Distribution substation lot and 400 feet of distribution right-of-way on westerly side of Hampton Road, in Exeter, acquired under the following deeds:

  Date of Deed        Book       Page     Grantor                               Location
Sept. 25, 1970        2036        105     Ralston Tree                          Exeter
Sept. 16, 1970        2034        436     Exeter & Hampton Mobile Home          Exeter
Sept. 16, 1970        2034        434     Exeter & Hampton Mobile Home (Lot)    Exeter\16

----------------------------
13/ Partially relocated pursuant to Easement Deed of Meadow Pond Farm Corporation dated April 29, 2002, recorded in Book 3792, Page 219.

14/ Released and relocated pursuant to Easement Deed of Meadow Pond Farm Corporation and Ice House Lane Condominium Association dated April 29, 2002, recorded in Book 3792, Page 209.

15/ Partially relocated pursuant to Easement
Deed of Town of Hampton, New Hampshire dated June 24, 2002, recorded in Book 3792, Page 203.

16/ Subject to easement rights granted by the Company to First Altex Realty Trust, Third Altex Realty Trust, and Renwick Realty by deed, dated January 31, 1985, recorded in Book 2531, Page 0654.

     38. Parcel of land adjacent to Guinea Road Switching Station, in Hampton, acquired by deed of Lloyd Graves, dated September 1, 1970, recorded in Book 2032, page 271.

     39. Easements to widen transmission line rights-of-way from Guinea Road Switching Station 0.3 mile in Hampton, to the transmission lines of Public Service Company of New Hampshire, acquired under the following deeds:

 Date of Deed         Book       Page     Grantor                               Location
Sept. 1, 1970         2032        275     Billie and Oletha Barton              Hampton
Sept. 1, 1970         2032        274     Billie and Oletha Barton (Lot)        Hampton
Sept. 1, 1970         2032        277     Roger James                           Hampton

     40. 0.3 mile transmission line right-of-way from Exeter Switching Station to Phillips Exeter Academy Substation, and lot of land, acquired under the following deeds:

 Date of Deed         Book       Page     Grantor                               Location
July 09, 1968         1918        294     Phillips Exeter Academy               Exeter
July 09, 1968         1918        292     Phillips Exeter Academy               Exeter
July 09, 1968         1918        291     Phillips Exeter Academy (Lot)         Exeter

     41. Lot of land adjacent to Service Building on Drinkwater Road, Kensington, acquired under the following deeds:

Date of Deed          Book       Page     Grantor                               Location
July 26 1968          1921       432      Carolyn Christie\17                   Kensington
Mar. 11, 1069         1955       089      Arthur Chapman                        Kensington


     42. Distribution rights-of-way located in various towns as indicated, acquired by the Company under the following deeds:

  Date of Deed        Book       Page     Grantor                               Location
 Feb. 23, 1971        2057        080     B-Jack Investments, Inc.              Exeter
 Feb. 23, 1971        2057        082     Brickside Corporation                 Exeter
 Aug. 19, 1968        1927        205     Samuel H. Tamposi                     Seabrook
 Feb. 06, 1969        1960        024     Paul D. Dichter                       Seabrook
Sept. 15, 1969        1985        146     Weare Park Associates                 Seabrook
 Dec. 01, 1969        1996        482     First Development Corporation         Seabrook
  Oct. 22 1969        1992        260     Exeter Manor Nursing Home             Exeter
 Aug. 30, 1969        1990        468     Roselle Iron Works, Inc.              Kingston

----------------------------
17/ Except that portion of the premises acquired as conveyed by the Company to Arthur H. Chapman and Marion J. Chapman by deed dated December 26, 1968, recorded in Book 1955, Page 91

     43. Easements for transmission line right-of-way from Powder Mill Road in Exeter to Charter Street in Exeter, a distance of 5810 feet, and a lot of land acquired under the following deeds:

 Date of Deed         Book       Page     Grantor                               Location
Jan. 31, 1972         2136        135     Walter A. Stone                       Exeter
April 4, 1972         2134        39      Jerry W. Belmonte                     Exeter
Oct. 27, 1972         2182        86      John W. Durgin (Lot)                  Exeter
Nov. 08, 1972         2184        438     Richard I. LaPerle                    Exeter
Mar. 16, 1973         2199        461     Norman L. Judkins                     Exeter
Mar. 16, 1973         2199        463     Francis L. Keaton                     Exeter
Mar. 20, 1973         2199        459     Richard Irvine                        Exeter

     44. Lot of land on southerly side of Old Westville Road in Plaistow for a distribution substation acquired by deed of Westville Mkt. Inc., dated March 6, 1972, recorded in Book 2125, Page 268.

     45. Easements to widen portion of transmission line right-of-way located in Hampton Falls, which is part of the Seabrook Loop right-of-way, acquired under the following deeds:

 Date of Deed         Book       Page     Grantor                               Location
June 23, 1971         2076        400     Walter W. Combs                       Hampton Falls
June 23, 1971         2076        402     Helen C. Woodworth                    Hampton Falls
July 07, 1971         2079        291     Apple Crest Farm Orchards, Inc.       Hampton Falls
July 09, 1971         2080        203     Francis J. Ferreira                   Hampton Falls

     46. Lot of land on westerly side of Mill Road in Kingston for a substation acquired by deed of Richard W. and Sylvia Senter, dated March 4, 1974, recorded in Book 2207, Page 1072, subject to a transmission line easement owned by Public Service Company of New Hampshire.

     47. Lot of land on the southerly side of Rocks Road, in Seabrook, 100 feet by 200 feet, for a distribution substation, acquired by deed of John W. Durgin, dated September 27, 1974, recorded in Book 2230, Page 1620, subject to a 30 foot easement for the benefit of New England Telephone and Telegraph Company.

     48. Easements for pole lines to service new industrial customers adjacent to the Boston & Maine Railroad in Hampton acquired under the following deeds:

 Date of Deed         Book       Page     Grantor                               Location
Nov. 10, 1975         2247        838     Charles G. and Mary O. White          Hampton
Dec. 08, 1975         2249        396     Dunfey Family Corp.                   Hampton
Dec. 19, 1975         2249       1828     Webb Family Trust                     Hampton

     49. Tract of approximately .43 acres on the southerly side of Route 1 in the Town of Hampton, New Hampshire, adjacent to the southerly boundary of the existing Hampton Substation, conveyed to the Company by deed of the State of New Hampshire, dated September 15, 1980, and recorded in Book 2377, Page 978. (Also provided is a utility easement located between this parcel and the southerly sideline of US Route 1, containing 0.10 acres, more or less.)

     50. Right-of-way for approximately 900 feet of transmission line construction in the Town of Hampton, New Hampshire to extend the 3341 and 3360 lines into Public Service Company of New Hampshire's Timber Swamp Substation, conveyed by deed of Public Service Company of New Hampshire, dated February 23, 1983, recorded in Book 2437, Page 238.

     51. Right-of-way for approximately 80 feet of transmission line construction in the Town of Hampton, New Hampshire to extend the 3341 and 3360 lines into Public Service Company of New Hampshire's Timber Swamp Substation, conveyed by deed of Thomas L. & Patricia M. Deardeuff, dated July 15, 1982, recorded in Book 2418, Page 22.

     52. Right-of-way for approximately 3300 feet of underground transmission line for the relocation of a portion of the 3359 line through the site of the Seabrook Nuclear Plant in the Town of Seabrook, New Hampshire, conveyed by deed of Properties, Inc., dated September 15, 1978, recorded in Book 2321, Page 591.

     53. Right-of-way for approximately 1470 feet of transmission line located in Town of Hampton, New Hampshire, conveyed by deed of the State of New Hampshire, dated March 26, 1987, recorded in Book 2668, Page 1455.

     54. Easement exchange between Properties, Inc. and Exeter & Hampton Electric Company to straighten a certain section of the 3359 Transmission Line to run parallel to and alongside a certain section of a 345 kV Transmission Line from the Seabrook Plant.

     Granted from Properties, Inc. to Exeter & Hampton Electric Company are rights-of-way for a 100 foot strip across a portion of four (4) parcels acquired by Properties, Inc. under the following deeds:

  Date of Deed        Book       Page     Grantor                                          Location

Parcel 1:
  May 10, 1971        2070         31     Town of Seabrook                                 Seabrook
  May 11, 1971        2233        281     Karl J.E. Grove                                  Seabrook
  May 10, 1971        2071        252     Bruce G. & Cynthia L. Brown                      Seabrook

  June 8, 1984        2496       1470     Properties, Inc. v. Natalie B. Chase, et als.    Seabrook
                                          (Rockingham County Superior Court #E-22-84)


                                      -14-

  Date of Deed        Book       Page     Grantor                                          Location
Parcel 2:
  June 8, 1971        2074        217     Chase Enterprises, Inc.                          Seabrook

  May 12, 1971        2071        250     Colin W. Stard (Portion of "Parcel 1")           Seabrook


Parcel 3:
  April 7, 1971       2070         21     Forrest C. Chase                                 Seabrook
  May 12, 1971        071         250     Colin W. Stard (Portion of "Parcel 2")           Seabrook


Parcel 4:
  May 10, 1971        2234       1196     Ray W. Coombs                                    Seabrook


Additional Easement:

  May 12, 1992        2927       2505     Public Service Company of New                    Seabrook
                                          Hampshire to Grantor

     55. Easement Deed of Town of Exeter, New Hampshire dated December 11, 1995, recorded in Book 3136, Page 1638, conveying easement rights with respect to property in said Exeter.

     56. All lines of poles and wires, both transmission and distribution, situate in the Towns of Exeter, Hampton, Hampton Falls, Seabrook, Stratham, Kingston, East Kingston, South Hampton, Newton, Danville, Plaistow, Atkinson, Kensington, North Hampton, Greenland, Brentwood, Derry, and Hampstead, all in the County of Rockingham, in The State of New Hampshire, including without limiting the generality of this description all rights, privileges and easements in the Company's transmission line running from said Exeter to that section of said Hampton known as Hampton Beach, the transmission line running from said Hampton to said Exeter, and the transmission line running from Kingston to the substation property acquired by said Company by deed of Roger B. Hill, dated August 16, 1951, recorded in Book 1219, Page 63, with all connections, appliances, appurtenances and apparatus connected therewith, including transformers, meters, switches and other devices, with all rights of way, franchises and locations existing in respect thereto including rights of way acquired but not presently utilized for transmission line purposes, of which the Company is possessed, situated in the Towns above mentioned.

                                 [Form of Bond]

                           Unitil Energy Systems, Inc.

                     First Mortgage Bond, Series ___, _____%
                               Due _______________

No. ____                                                           $____________

     Unitil Energy Systems, Inc., a corporation organized under the laws of the State of New Hampshire (hereinafter called the "Company"), for value received, hereby promises to pay to _____________ or registered assigns, on the _____ day of _____________, ______, the principal sum of _____________ Dollars
($___________) and to pay interest thereon from the date hereof at the rate of _____ per centum (______%) per annum (computed on the basis of a thirty (30) day month and a three hundred sixty (360) day year) payable [insert frequency] on [insert payment dates] in each year, commencing with the ____ day of _____________, ______, until said principal sum is paid; and to pay interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue payment of interest at the rate of [insert overdue rate] % per annum. The principal of, premium, if any, and the interest on this bond shall be payable at the corporate trust office of U.S. Bank National Association, in Boston, Massachusetts, or at the corporate trust office of its successor as Trustee of the trust hereinafter referred to, or at the option of certain holders in accordance with the provisions of Section 7.05 of the Indenture hereinafter referred to, in lawful money of the United States of America.

     This bond is one of a duly authorized issue of First Mortgage Bonds of the Company limited as to aggregate principal amount as set forth in the Indenture hereinafter mentioned, issuable in series, and is one of a series known as First Mortgage Bonds, Series ____, all bonds of all series being issued and to be issued under and pursuant to and all equally secured (except as any sinking or other fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of July 15, 1958 (herein called the "Original Indenture") duly executed and delivered by the Company to Old Colony Trust Company (U.S. Bank National Association being successor Trustee and together with each predecessor trustee being called the "Trustee"), which, together with all indentures supplemental thereto, was amended and restated by the execution and delivery of a Twelfth Supplemental Indenture dated as of December 2, 2002 (the "Amended and Restated Indenture"), to which Amended and Restated Indenture and to all indentures supplemental thereto, including a Supplemental Indenture (the "_____ Supplemental Indenture") dated as of _____________ (the Amended and Restated Indenture together with all indentures supplemental thereto, herein being the "Indenture") reference is hereby made for a description of the property transferred, assigned and mortgaged thereunder, the nature and extent of the security, the terms and conditions upon which the bonds are secured and additional bonds may be issued and secured, and the rights of the holders or registered owners of said bonds, of the Trustee and of the Company in respect of such security. Neither the foregoing reference to the Indenture, nor any provision of this bond or of

                                    Exhibit A
                       (to Twelfth Supplemental Indenture)
the Indenture, shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay, at the stated or accelerated maturities herein provided, the principal of and premium, if any, and interest on this bond as herein provided.

     [Bonds of this Series ____ are entitled to the benefit of a required sinking fund provided for in the ________ Supplemental Indenture and shall become subject to redemption for the purposes of such sinking fund at the principal amount thereof without premium, plus interest accrued thereon to the date of such redemption, all on the conditions and in the manner provided in the ________ Supplemental Indenture.]

     [Bonds of this Series _____ are also redeemable, in whole or in part, in integral multiples of _______________ dollars, at the option of the Company on any date on at least 30 days' notice, in the manner, with the effect, subject to the limitations and for the amounts specified in Section _____ of the ________ Supplemental Indenture.]

     [On the conditions and in the manner provided in the Section _____ of the ________ Supplemental Indenture, Series ____ Bonds may also become subject to redemption, in whole or in part, at any time on at least 30 days' notice, in the manner, with the effect and for the amounts specified in said Section _____, by the use of moneys deposited with or paid to the Trustee as the proceeds of the sale or condemnation of property of the Company or as the proceeds of insurance policies deposited with or paid to the Trustee because of damage to or destruction of property of the Company.]

     [In the event that all or any part of the bonds of this Series _______ shall be redeemed or otherwise discharged prior to their maturity pursuant to or in accordance with the order of any governmental commission or regulatory authority upon the reorganization, dissolution or liquidation of the Company, or otherwise, the registered owners of such Series ____ Bonds shall be entitled to be paid therefor an amount specified in Section _____ of the ________ Supplemental Indenture.]

     The Indenture provides that, if notice of redemption of any bond issued pursuant to its terms, including the Series ____ Bonds, or of any portion of the principal amount of any such bond selected for redemption has been duly given, then such bond or such portion thereof shall become due and payable on the redemption date, and, if the redemption price shall have been duly deposited with the Trustee, interest thereon shall cease to accrue from and after the redemption date, and that whenever the redemption price thereof shall have been duly deposited with the Trustee and notice of redemption shall have been duly given, or provision thereof made as provided in the Indenture, such bond or such portion thereof shall no longer be entitled to any lien or benefit of the Indenture.

     In case an Event of Default, as defined in the Indenture, occurs, the principal of this bond may become or may be declared due and payable prior to the stated maturity hereof in the manner and with the effect and subject to the conditions provided in the Indenture.

     This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, upon books of the Company to be kept for that purpose at the corporate trust office of the Trustee under the Indenture, upon surrender thereof at said office for cancellation and upon presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new registered bond or bonds, of like form and in an authorized denomination or in authorized denominations and of the same series, for the same aggregate principal amount. Bonds of Series ____ upon surrender thereof at said office may be exchanged for the same aggregate principal amount of fully registered bonds of Series _____ of another authorized denomination or other authorized denominations, all upon payment of the charges, if any, and subject to the terms and conditions specified in the Indenture.

     The Company and the Trustee may treat the registered owner of this bond as the absolute owner hereof for all purposes.

     With the consent of the Company and to the extent permitted by and as provided in the Indenture, any of the provisions of the Indenture or of any instrument supplemental thereto may be modified by the assent or authority of the holders of at least seventy-five per centum (75%) in principal amount of the bonds then outstanding thereunder, provided, however, that no such modification shall (i) extend the time or times or payment of the principal of, or the interest or premium, if any, on any bond, (ii) reduce the principal amount thereof or the rate of interest or premium thereon, (iii) authorize the creation of any lien prior or equal to the lien of the Indenture upon any property subject to the lien thereof, or deprive any bondholder of the benefit of the lien of the Indenture, (iv) affect the rights under the Indenture of the holders of one or more, but less than all, of the series of bonds outstanding thereunder unless assented to by the holders of seventy-five per centum (75%) in aggregate principal amount of bonds outstanding thereunder of each of the series so affected, (v) reduce the percentage of bonds, the holders of which are required to assent to any such modification, or (vi) in any manner affect the rights or obligations of the Trustee without its written consent thereto.

     No recourse shall be had for the payment of the principal of or the interest on this bond or of any claim based hereon or in respect hereof or of the Indenture, against any incorporator, stockholder, officer or director of the Company, or of any successor company, whether by virtue of any statute or rule of law or by the enforcement of any assessment of penalty or otherwise, all such liability being by the acceptance hereof expressly waived and released and being also waived and released by the terms of the Indenture.

     This bond shall not be valid nor become obligatory for any purpose until it shall have been authenticated by the execution of the certificate hereon endorsed by the Trustee under the Indenture.

     In Witness Whereof, Unitil Energy Systems, Inc. has caused this bond to be signed in its name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Treasurer or one of its Assistant Treasurers, and this bond to be dated the _____ day of
______________.

                                              Unitil Energy Systems, Inc.



                                              By
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


attest:
        ----------------------------
         Treasurer


(Corporate Seal)

                [Form of Trustee's Certificate of Authentication]


                     Trustee's Certificate of Authentication

     This is one of the First Mortgage Bonds, Series ____ referred to in the within mentioned Indenture.



                                         U.S. Bank National Association, Trustee



                                         By:
                                            ------------------------------------
                                            Authorized Officer

                              (Form of Endorsement)

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto ______ the within bond, and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________________________
attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.

Dated:
       ---------------------                 ----------------------------------
                                             Signature of Registered Owner

In the presence of
                   ------------------------------------------------


     NOTICE: The signature of this assignment must correspond with the name of the payee as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

                           Unitil Energy Systems, Inc.

                    Certificate of Net Bondable Expenditures

     Certificate of Net Bondable Expenditures filed with U.S. Bank National Association (as successor to Old Colony Trust Company), Trustee, under Indenture of Mortgage and Deed of Trust dated as of July 15, 1958, as amended and restated by the Twelfth Supplemental Indenture thereto dated as of December 2, 2002 (the "Amended and Restated Indenture"), as such Amended and Restated Indenture may be supplemented (such Amended and Restated Indenture, as so supplemented, the "Indenture").

     The undersigned, _________________ and ________________, being President and Treasurer, respectively, of Unitil Energy Systems, Inc. (the "Company"), a New Hampshire corporation, being duly sworn, depose and state as follows:

     Upon application for Authentication and Delivery under Article IV of $___________ of First Mortgage Bonds, Series

          (or here substitute appropriate language if certificate is in connection with withdrawal of cash or taking of credit)

the undersigned do hereby certify that the summary statements herein contained covering (i) the period from June 30, 1952 to, but not including, December 2, 2002 (the "Merger Date") for Exeter and Hampton Electric Company ("Exeter"),
(ii) the period from May 31, 1958 to, but not including, the Merger Date for the Company and (iii) the period on or after the Merger Date through the date of calculation for the Company, are correct and complete, that the Property Additions for which the Gross Expenditures hereinafter referred to have been made constitute Property Additions as defined in Section 4.01(A) of said Indenture and that the Company is now entitled to have authenticated and delivered said amount of First Mortgage Bonds, Series

          (or here substitute appropriate language with respect to the withdrawal of cash or the taking of credit)

                       Computation of Net Expenditures for
                               Property Additions

     1.   Gross Expenditures for Property Additions, the sum of:

          (i) Exeter Pre-Merger Gross Expenditures for
          Property Additions, ............................$82,291,896

          (ii) Company Pre-Merger Gross Expenditures for
          Property Additions, and.........................$66,738,186

          (iii) Company Post-Merger Gross Expenditures for
          Property Additions calculated from the Merger
          Date to date....................................$__________


                                    Exhibit B
                       (to Twelfth Supplemental Indenture)

          [Here insert statement respecting New Gross Expenditures required by (i) of Section 4.01I.]

          Total for (1)                                               $_________


                                        Less

     2.   Net Retirements, the sum of:

          (i) Exeter Pre-Merger Net Retirements...........$15,046,604

          (ii) Company Pre-Merger Net Retirements, and....$15,272,384

          (iii) Net  Retirements,  beginning  with the
          Merger Date to date computed as follows:........$___________

               (a) Retirements,  beginning
               with the Merger Date to date.....$_________

               [Here insert statement respecting
               new Retirements required by
               (ii) of Section 4.01I.]

               (b) Less  all  moneys  received
               by or  deposited with the
               Trustee pursuant to: Section
               8.10--$        ; Section
               8.12--$        ; Section
               10.03--$       ; and Section
               10.04--$       ; all from the
               Merger Date to date..............$_________

               Company Post-Merger Net
               Retirements......................          $___________

                  Total for (2)                                       $_________


                                     Equals

     3.   Net Expenditures for Property Additions, the sum of:

         (i) Exeter Pre-Merger Net Expenditures...........$67,245,292
                  [(1)(i) minus (2)(i)]

         (ii) Company Pre-Merger Net Expenditures.........$51,465,802
                  [(1)(ii) minus (2)(ii)]

         (iii) Company Post-Merger Net Expenditures.......$___________
                  [(1)(iii) minus 2(iii)]

               Total for (3)                                          $_________


                    Computation of Net Bondable Expenditures
                             for Property Additions

                   (As of date of filing of this Certificate)

     4.   Net Expenditures for Property Additions,........$___________

               Same as (3) above.

                                      Less

     5.   Aggregate of Net Bondable Expenditures
          Heretofore Bonded, the sum of :

          (i) Exeter Pre-Merger Bonded Expenditures.......$49,378,806
                  (from Line 3 of Annex B)

          (ii) Company Pre-Merger Bonded Expenditures.....$46,592,604
                  (from Line 3 of Annex C)

          (iii) Company Post-Merger Bonded Expenditures;
          namely, the amount certified pursuant  to
          (5)(iii) of the last certificate filed after
          the Merger Date $________  plus  the  amount
          certified   pursuant  to  (11)  of  said  last
          certificate filed $________.....................$___________

               Total for (5)                                          $_________


                                       Equals

     6. Net Bondable Expenditures at the date of this certificate, the sum of:

          (i) Exeter Pre-Merger Bondable Expenditures.....$17,866,486
               [(3)(i) minus (5)(i)]

          (ii) Company Pre-Merger Bondable Expenditures... $4,873,198 [(3)(ii) minus (5)(ii)]

          (iii) Company Post-Merger Bondable Expenditures.$___________ [(3)(iii) minus (5)(iii)]

               Total for (6)                                          $_________

                     Statement of Net Bondable Expenditures
                                Now to Be Bonded


     7.   147.06% of total of: aggregate principal
          amount of Bonds now to be issued under
          Article IV $_______; and aggregate
          amount of cash now to be withdrawn under
          Article VI $_______.............................  $_________

     8.   Total of Net Bondable Expenditures now
          to be appropriated under Section 8.07
          $______ and Section 12.01 $_______ .............  $_________

     9.   147.06% of credits now to be entered
          against sinking and improvement funds
          under Article IX................................  $_________

     10.  Aggregate amount of cash for the
          withdrawal of which application is now
          made under (a) of Section 11.02.................  $_________

     11.  Amount of Net Bondable Expenditures, if
          any, now to be Bonded...........................  $_________

               Total of (7), (8), (9) and (10).

     12.  Amount of Net Bondable Expenditures, not
          now to be Bonded................................  $_________

               (6) minus (11).

          (Note: The amount of (11) cannot exceed the amount of the Net Bondable Expenditures existing at the time of the filing of this certificate, namely, the amount certified pursuant to (6) above.)

          Here insert statements required by Section 16.07 of the Indenture.

     Dated _______________________




                                         ---------------------------------------
                                         President
                                         Unitil Energy Systems, Inc.


                                         ---------------------------------------
                                         Treasurer
                                         Unitil Energy Systems, Inc.


     Subscribed and sworn to by _______________, President, and _______________, Treasurer, of Unitil Energy Systems, Inc., before me this _______ day of ____________, 20___.


                                                    ----------------------------
                                                           Notary Public

                              Calculation of Exeter
                         Pre-Merger Bonded Expenditures

     The Exeter Pre-Merger Bonded Expenditures taken by Exeter for bonds issued, the withdrawal of cash or other credit taken under the Exeter Indenture using a ratio of 60% of Net Expenditures for Property Additions, is hereby calculated using a ratio of 68% rather than 60%:

     (1)  Net Bondable Expenditures of Exeter certified as
          Bonded pursuant to (5) of the last Exeter
          certificate plus the amount thereof certified
          pursuant to (10) of said certificate for a total
          of Net Bondable Expenditures of Exeter bonded
          using a 60%
          ratio............................................   $55,962,647

     (2)  Amount of Bonds previously issued or cash
          withdrawn or other credit taken under the Exeter
          Indenture equals (1) above multiplied by
          60%..............................................   $33,577,588

     (3)  Amount of Net Bondable Expenditures of Exeter
          which would have been bonded if a 68% ratio had
          been used equals (2) divided by 68% so Exeter
          Pre-Merger Bonded Expenditures
          equals...........................................   $49,378,806

               [insert in (5)(i) of the Certificate of Net
               Bondable Expenditures]


                              Annex B TO Exhibit B
                       (to Twelfth Supplemental Indenture)

                             Calculation of Company
                         Pre-Merger Bonded Expenditures

     The Company Pre-Merger Expenditures taken by the Company for bonds issued, the withdrawal of cash or credit taken under the Indenture using a ratio of 60% of Net Expenditures for Property Additions, was recalculated pursuant to an amendment to Section 4.04 contained in the Tenth Supplemental Indenture dated as of January 15, 2001 using a ratio of 68% rather than 60%, which recalculation is set forth in paragraph (1) below. The only additional Net Bonded Expenditures of the Company bonded thereafter and prior to the Merger Date were calculated on the basis of a 68% ratio and are set forth in paragraph (2) below. As a result, paragraph (3) contains the Net Bondable Expenditures of the Company bonded prior to the Merger Date calculated as follows:

     (1)  Amount of Net Bondable Expenditures which would
          have been bonded prior to the Tenth Supplemental
          Indenture if the amount of bonds previously issued
          or cash withdrawn or other credit taken under the
          Indenture had been bonded on the basis of a 68%
          ratio rather than a 60% ratio (per Schedule 1 to
          Annex A to the Tenth Supplemental Indenture)....... $35,563,104

     (2)  Amount of Net Bondable Expenditures bonded after
          the Tenth Supplemental Indenture but prior to the
          Merger Date (which were calculated on the basis of
          a 68%
          ratio)............................................. $11,029,500

     (3)  Amount of Net Bondable Expenditures by the Company
          based upon a 68% ratio. ((1) plus (2)
          ................................................... $46,592,604

               [insert in (5)(ii) of the Certificate of Net
               Bondable Expenditures]


                                    Exhibit C
                       (to Twelfth Supplemental Indenture)

                                 Series I Bonds

     The terms and provisions of the Series I, 8.49% Bonds of the Company which were set forth in the Eighth Supplemental Indenture, have been amended and restated in this Exhibit C, which shall from and after the Merger Date control the terms and conditions of such Series I, 8.49% Bonds, and the Eighth Supplemental Indenture shall have no further force or effect with respect to such terms and conditions.

     All things have been done and performed which are necessary to make the Series I Bonds, when authenticated by the Trustee and issued as herein provided, legal, valid and binding obligations of the Company;

     And It Is Hereby Covenanted, Declared and Agreed, as set forth in the following covenants, agreements, conditions and provisions, to wit:


                                   Article One
                   Amendment and Restatement of Series I Bonds

     Section 1.01. There is hereby amended and restated the series of bonds heretofore designated as "First Mortgage Bonds, Series I." Series I Bonds which shall be fully registered bonds and of the denomination of $1,000 and multiples thereof. The registered bonds of Series I issued after the Merger Date shall be dated as provided in Section 2.03 of the Indenture. All Series I Bonds shall mature on October 14, 2024 and shall bear interest at the rate of eight and forty-nine one hundredths percent (8.49%) per annum from their respective dates of issue, such interest to be payable semi-annually on the fourteenth day of April and the fourteenth day of October in each year commencing the fourteenth day of April, 2003, and shall bear interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at the rate of 9.49% per annum. The principal of, premium, if any, and interest on bonds of Series I shall be payable at the corporate trust office in Boston, Massachusetts of U.S. Bank National Association or at the corporate trust office designated by its successor as Trustee hereunder, in lawful money of the United States of America, provided that the Company may enter into a written agreement with any registered Institutional Holder of the bonds of Series I providing that payment of interest thereon and of the redemption price on any portion of the principal amount thereof (including premium, if any) which may be redeemed shall be made directly to such holder or to its nominee, as the case may be, at a duly designated place of payment within the United States, without surrender or presentation of such bonds of Series I to the Trustee, provided that (A) there shall have been filed with the Trustee a copy of such agreement and (B) pursuant to such agreement such holder shall agree that it will not sell, transfer or otherwise dispose of any such bond of Series I in respect of which any such payment or redemption shall have been made unless, prior to the delivery thereof by it, either (i) it shall have made a clear and accurate notation of the amount of principal so redeemed upon such bond to be transferred, or (ii) such bond of Series I shall have been presented to the Trustee for appropriate notation thereon of the portion of the principal amount thereof redeemed, or (iii) such bond or bonds of Series I shall


                                    Exhibit C
                       (to Twelfth Supplemental Indenture)
have been surrendered in exchange for a new bond or bonds of Series I for the unredeemed balance of the principal amount thereof in accordance with the other terms of the Indenture. For purposes of this Section 1.01, the term "Institutional Holder" shall mean any insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution. The text of the Series I Bonds and the Trustee's certificate with respect thereto shall be respectively substantially of the tenor and purport set forth in Schedule A hereto. The Series I Bonds shall be numbered in such manner or by such method as shall be satisfactory to the Trustee.

     The issue of bonds of Series I hereunder is hereby limited to the $6,000,000 in aggregate principal amount of Series I Bonds initially issued under the Eighth Supplemental Indenture and to Series I Bonds issued in exchange or substitution for outstanding Series I Bonds under the provisions of Sections 2.08, 2.10, 2.11 and 7.05 of the Indenture and of Section 1.07 hereof.

     Section 1.02. As a required sinking fund for the benefit of the Series I Bonds, the Company covenants that it will, on or prior to October 13 in each year, beginning with October 13, 2015, and continuing to and including October 13, 2024, pay to the Trustee immediately available funds sufficient to redeem, at par, Series I Bonds then outstanding, in the principal amount of Six Hundred Thousand Dollars ($600,000) (or the remaining principal amount if less than $600,000 principal amount of Series I Bonds at the time remains outstanding). The payments required for the sinking fund as above provided are in this Section
1.02 and elsewhere in this Exhibit C referred to as "required sinking fund payments" and the day following the latest date on which each such payment is required to be made is herein and therein referred to as a "required sinking fund redemption date." Each required sinking fund payment shall be applied to the redemption of Series I Bonds on the applicable required sinking fund redemption date.

     No redemption under Section 1.03, 1.04, 1.05 or 1.06 hereof shall affect or reduce the obligation of the Company to provide for required sinking fund redemptions under this Section 1.02 until all Series I Bonds shall have been paid in full.

     Section 1.03. At the same time it makes any required sinking fund payment, the Company shall have the option (which shall be non-cumulative) to pay to the Trustee, in immediately available funds, an additional principal amount of Six Hundred Thousand Dollars ($600,000) (in this Section 1.03 and elsewhere in this Exhibit C to the Twelfth Supplemental Indenture referred to as an "optional sinking fund payment"), provided, that the cumulative amount of all optional sinking fund payments pursuant to this Section 1.03 shall not exceed One Million Two Hundred Thousand Dollars ($1,200,000) and each such optional sinking fund payment shall be applied to the redemption of Series I Bonds on the required sinking fund redemption date for such required sinking fund payment. The Company will give notice, by registered mail, postage prepaid, to the Trustee and to each registered owner of a bond of Series I of any required or optional payment to be made pursuant to Section 1.02, this Section 1.03, Section 1.04 or Section
1.05 hereof not more than 60, nor less than 30, days prior to the required sinking fund redemption date (or other designated date of redemption in the case of a redemption pursuant to Section 1.04 or Section 1.05).

     Section 1.04. In addition to the required and optional sinking funds provided by Sections 1.02 and 1.03 hereof, all of the bonds of Series I, or any part of the principal amount thereof constituting One Hundred Thousand Dollars ($100,000) or any integral multiple thereof, shall be subject to redemption, at the option of the Company, on any date on or after October 14, 1994 and before October 14, 2019, pursuant to the provisions of Article VII of the Indenture, and by payment of an amount equal to the Make Whole Amount, as defined below in this Section 1.04, determined five Business Days prior to such redemption. In addition to the foregoing, on any date on or after October 14, 2019, all of the bonds of Series I, or any part of the principal amount thereof constituting One Hundred Thousand Dollars ($100,000) or any integral multiple thereof, shall be subject to redemption, at the option of the Company, by payment of the interest accrued on the principal amount of the bond or bonds optionally to be redeemed to the date fixed for such redemption plus an amount equal to the applicable percentage of the principal amount thereof as follows:

                                                                      Applicable
                Date Fixed for Redemption                             Percentage

If redeemed on or after October 14, 2019 and before October 14, 2020    101.5%
On or after October 14, 2020 and before October 14, 2021                101.0%
On or after October 14, 2021 and before October 14, 2022                100.5%
On or after October 14, 2022 and prior to maturity                      100%

     For purposes of this Section 1.04, the Make Whole Amount shall mean the greater of (i) the outstanding principal amount of the bonds to be redeemed, plus interest accrued thereon to the date fixed for such redemption, and (ii) the sum of (A) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed (taking into account each redemption required by Section 1.02 above) and the amount of interest (exclusive of interest accrued to the date fixed for such redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting such amounts at the Reinvestment Rate (as hereinafter defined) from the respective dates on which they would have been payable to the date of such redemption, plus (B) interest accrued on the bonds to be redeemed to the date fixed for such redemption.

     For purposes of any determination of the Make Whole Amount:

          "Reinvestment Rate" shall mean (1) the sum of 0.50%, plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the United States government Securities) at 11:00 A.M. (Eastern time) on the fifth Business Day preceding the date the Make Whole Amount becomes due and payable pursuant to the foregoing provisions of this Section 1.04, for the United States government Securities having a maturity (rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the principal of the bonds being redeemed (taking into account the application of each redemption required by Section 1.02) or (2) in the event that no nationally recognized trading screen reporting on-line intraday trading in the

     United States government Securities is available, Reinvestment Rate shall mean the sum of 0.50%, plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published on the fifth Business Day preceding the date the Make Whole Amount becomes due and payable pursuant to the foregoing provisions of this Section 1.04, in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal amount of the bonds being redeemed (taking into account each redemption required by Section 1.02). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence, and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straightline basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make Whole Amount shall be used.

          "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of outstanding Series I bonds.

          "Weighted Average Life to Maturity" of the principal amount of the bonds being redeemed shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (x) the remainder of (1) the amount of principal that would have been payable on each scheduled redemption date under Section 1.02 hereof if the redemption pursuant to this Section 1.03 had not been made, less (2) the amount of principal on the bonds scheduled to become payable on each such redemption date under Section 1.02 after giving effect to the redemption pursuant to this Section 1.04, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and each such scheduled redemption date under Section 1.02, and (ii) totaling the products obtained in (i).

     Section 1.05. Series I Bonds may be redeemed pursuant to Article XI of the Indenture (i) out of Trust Moneys, required by Section 8.12 of the Indenture to be deposited with the Trustee, on any date and shall be redeemed for an amount equal to the principal amount of the bonds to be redeemed, plus interest accrued to the date of redemption; or (ii) out of Trust Moneys required by Sections 8.10, 10.03, 10.04 or 10.04A of the Indenture to be deposited with the Trustee, on any date and, if redeemed prior to October 14, 2019, then they shall be redeemed for an amount equal to the Make Whole Amount, as defined above in
Section 1.04, and if redeemed on any date on or after October 14, 2019, then they shall be redeemed for an amount equal to the interest accrued on the principal amount of the bond or bonds to be redeemed to the date fixed for redemption, plus an amount equal to the applicable percentage of the principal amount thereof set forth in Section 1.04, above, for optional redemptions occurring on or after October 14, 2019.

     Section 1.06. In the event that all or any part of the bonds of Series I shall be redeemed or otherwise discharged prior to their maturity pursuant to or in accordance with the order of any governmental commission or regulatory authority upon the reorganization, dissolution or liquidation of the Company, or otherwise, the registered owners of such bonds of Series I shall be entitled to be paid an amount equal to the Make Whole Amount, if such redemption or discharge occurs prior to October 14, 2019, or, if such redemption or discharge occurs on or after October 14, 2019, then the registered owners of such bonds shall be entitled to be paid an amount equal to the interest accrued on the principal amount of the bonds to be redeemed to the date of redemption, plus an amount equal to the then applicable percentage of the principal amount thereof provided in Section 1.04, above, for optional redemptions after such date.

     Section 1.07. Bonds of Series I, upon surrender thereof at the principal office of the Trustee, may be exchanged for the same aggregate principal amount of other bonds of this Series.

     Within a reasonable time after the receipt of a request for such an exchange, the Company shall issue and the Trustee shall authenticate and deliver all bonds required in connection therewith, and the Trustee shall make such exchange upon payment to it of such charge, if any, as is required by the following paragraph.

     For any exchange of bonds of Series I, the Company, at its option, may require the payment of a sum sufficient to reimburse it for any stamp or other tax or governmental charge required to be paid by the Company or the Trustee.


                                   Article Two
                                   Redemption

     Section 2.01. In the case of any required or optional sinking fund redemption pursuant to Sections 1.02 and 1.03 hereof, forthwith after the September 14 preceding each required sinking fund redemption date, and in the case of any proposed redemption pursuant to Sections 1.04 or 1.05, forthwith after the Trustee's receipt of proper notice from the Company of any such proposed redemption, the Trustee, shall act in accordance with the provisions of
Article VII of the Indenture.

     The Company covenants that it will pay to the Trustee

          (i) on or before the day prior to each required sinking fund redemption date, the sum required by Section 1.02 hereof, plus the sum, if any, payable in accordance with any notice of optional redemption delivered prior to such required sinking fund redemption date pursuant to Section
     1.03 hereof,

          (ii) on or before the day prior to the date proposed by the Company in a notice (which notice shall conform to the requirements of Article VII of the Indenture) of any redemption pursuant to Section 1.04 or 1.05 hereof, the amount payable in accordance with such notice, and

          (iii) at the time of each required sinking fund redemption or other redemption the Company shall pay to the Trustee the amount of the charges which shall be due the Trustee and the amount of the expenses which the Trustee advises the Company it has incurred or will incur in connection with such redemption.

                             (Form of Series I Bond)

                           Unitil Energy Systems, Inc.

No. IR-_____                                                       $____________


                      First Mortgage Bond, Series I, 8.49%
                              due October 14, 2024

     Unitil Energy Systems, Inc., a corporation organized under the laws of the State of New Hampshire (hereinafter called the "Company"), for value received, hereby promises to pay to _________________ or registered assigns, on the fourteenth day of October, 2024, the principal sum of _____________________________ Dollars ($____________) and to pay interest thereon from the date hereof at the rate of eight and forty-nine hundredths per centum (8.49%) per annum (computed on the basis of a thirty (30) day month and three hundred sixty (360) day year) payable semi-annually on the fourteenth day of April and the fourteenth day of October in each year, commencing the fourteenth day of April, 2003, until said principal sum is paid; and to pay interest on any overdue principal (including any overdue prepayment of principal) and premium if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at the rate of 9.49% per annum. The principal of and premium, if any, and the interest on this bond shall be payable at the corporate trust office in Boston, Massachusetts of U.S. Bank National Association, or at the corporate trust office designated by its successor as trustee in the trust hereinafter referred to, or at the option of certain holders, in accordance with the provisions of Section 1.01 of Exhibit C of the Twelfth Supplemental Indenture hereinafter referred to, in lawful money of the United States of America.

     This bond is one of a duly authorized issue of First Mortgage Bonds of the Company limited as to aggregate principal amount as set forth in the Indenture hereinafter mentioned, issuable in series, and is one of a series known as First Mortgage Bonds, Series I, all bonds of all series being issued and to be issued under and pursuant to and all equally secured (except as any sinking or other fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of July 15, 1958 (herein called the "Original Indenture") duly executed and delivered by the Company to Old Colony Trust Company (U.S. Bank National Association being successor Trustee and together with each predecessor trustee being called the "Trustee"), to which Original Indenture and to all Indentures supplemental thereto, including a Twelfth Supplemental Indenture (the "Twelfth Supplemental Indenture") dated as of December 2, 2002 (herein together called the "Indenture") reference is hereby made for a description of the property transferred, assigned and mortgaged thereunder, the nature and extent of the security, the terms and conditions upon which the bonds are secured and additional bonds may be issued and secured, and the rights of the holders or registered owners of said bonds, of the Trustee and of the Company in respect of such security. Neither the foregoing reference to the Indenture, nor any provision of this bond or of the Indenture, shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay,

                                   Schedule A
              (to Exhibit C of the Twelfth Supplemental Indenture) at the stated or accelerated maturities herein provided, the principal of and premium, if any, and interest on this bond as herein provided.

     Bonds of this Series I are entitled to the benefit of a required sinking fund and an optional sinking fund provided for in Exhibit C to the Twelfth Supplemental Indenture and shall become subject to redemption for the purposes of such sinking funds at the principal amount thereof without premium, plus interest accrued thereon to the date of such redemption, all on the conditions and in the manner provided in Exhibit C to the Twelfth Supplemental Indenture.

     Bonds of this Series I are also redeemable, in whole or in part, in integral multiples of one hundred thousand dollars, at the option of the Company on any date on at least 30 days' notice, in the manner, with the effect, subject to the limitations and for the amounts specified in Section 1.04 of Exhibit C to the Twelfth Supplemental Indenture.

     On the conditions and in the manner provided in the Section 1.05 of Exhibit C to the Twelfth Supplemental Indenture, Series I Bonds may also become subject to redemption, in whole or in part, at any time on at least 30 days' notice, in the manner, with the effect and for the amounts specified in said Section 1.05, by the use of moneys deposited with or paid to the Trustee as the proceeds of the sale or condemnation of property of the Company or as the proceeds of insurance policies deposited with or paid to the Trustee because of damage to or destruction of property of the Company.

     In the event that all or any part of the bonds of this Series I shall be redeemed or otherwise discharged prior to their maturity pursuant to or in accordance with the order of any governmental commission or regulatory authority upon the reorganization, dissolution or liquidation of the Company, or otherwise, the registered owners of such Series I Bonds shall be entitled to be paid therefor an amount specified in Section 1.06 of Exhibit C to the Twelfth Supplemental Indenture.

     The Indenture provides that, if notice of redemption of any bond issued pursuant to its terms, including the Series I Bonds, or any portion of the principal amount of any such bond selected for redemption has been duly given, then such bond or such portion thereof shall become due and payable on the date fixed for redemption, and, if the redemption price shall have been duly deposited with the Trustee, interest thereon shall cease to accrue from and after the date fixed for redemption, and that whenever the redemption price thereof shall have been duly deposited with the Trustee and notice of redemption shall have been duly given, or provision therefor made as provided in the Indenture, such bond or such portion thereof shall no longer be entitled to any lien or benefit of the Indenture.

     In case an Event of Default, as defined in the Indenture, occurs, the principal of this bond may become or may be declared due and payable prior to the stated maturity hereof in the manner and with the effect and subject to the conditions provided in the Indenture.

     This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, upon books of the Company to be kept for that purpose at the corporate trust office of the Trustee under the Indenture, upon surrender thereof at said office for cancellation and upon


                                     C-A-2
presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new registered bond or bonds, of like form and in an authorized denomination or in authorized denominations and of the same series, for the same aggregate principal amount. Bonds of this series upon surrender thereof at said office may be exchanged for the same aggregate principal amount of bonds, also of this series but of another authorized denomination or other authorized denominations, all upon payment of the charges, if any, and subject to the terms and conditions specified in the Indenture.

     The Company and the Trustee may treat the registered owner of this bond as the absolute owner hereof for all purposes.

     With the consent of the Company and to the extent permitted by and as provided in the Indenture, property may be released from the lien thereof, and the terms and provisions of the Indenture may be modified by the assent or authority of the holders of at least seventy-five per centum (75%) in principal amount of the bonds then outstanding thereunder, provided, however, that no such modification shall (i) extend the time or times or payment of the principal of, or the interest or premium, if any, on any bond, (ii) reduce the principal amount thereof or the rate of interest or premium thereon, (iii) authorize the creation of any lien prior or equal to the lien of the Indenture upon any property subject to the lien thereof, or deprive any bondholder of the benefit of the lien of the Indenture, (iv) affect the rights under the Indenture of the holders of one or more, but less than all, of the series of bonds outstanding thereunder unless assented to by the holders of seventy-five per centum (75%) in aggregate principal amount of bonds outstanding thereunder of each of the series so affected, (v) reduce the percentage of bonds, the holders of which are required to assent to any such modification, or (vi) in any manner affect the rights or obligations of the Trustee without its written consent thereto.

     No recourse shall be had for the payment of the principal of or the interest on this bond, or of any claim based hereon or in respect hereof or of the Indenture, against any incorporator, stockholder, officer or director of the Company, or of any successor company, whether by virtue of any statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof expressly waived and released and being also waived and released by the terms of the Indenture.

     This bond shall not be valid nor become obligatory for any purpose until it shall have been authenticated by the execution of the certificate hereon endorsed by the Trustee under the Indenture.


                                     C-A-3

     In witness whereof, Unitil Energy Systems, Inc. has caused this bond to be signed in its name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Treasurer, and this bond to be dated the ________________, _____.

                                         Unitil Energy Systems, Inc.


                                         By:
                                            -----------------------------------
                                            President

Attest:
        ---------------------------
           Treasurer

(Corporate Seal)



                                     C-A-4

            (Form of Trustee's Certificate for all Bonds of Series I)

                     Trustee's Certificate of Authentication

     This is one of the First Mortgage Bonds, Series I, referred to in the within mentioned Indenture.

                                          U.S. Bank National
Association


                                          By:
                                              ----------------------------------
                                               Authorized Officer

                              (Form of Endorsement)

     For Value Received the undersigned hereby sells, assigns and transfers unto _________________ the within bond, and all rights thereunder, hereby irrevocably constituting and appointing ____________ attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.


                                       -----------------------------------------
                                       Signature of Registered Owner

Dated:
       -------------------------

In the presence
of:
   -----------------------------

     Notice: The signature of this assignment must correspond with the name of the payee as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

                                 Series J Bonds

     The terms and provisions of the Series J, 6.96% Bonds of the Company which were set forth in the Ninth Supplemental Indenture, have been amended and restated in this Exhibit D, which shall from and after the Merger Date control the terms and conditions of such Series J, 6.96% Bonds, and the Ninth Supplemental Indenture shall have no further force or effect with respect to such terms and conditions.

     All things have been done and performed which are necessary to make the Series J Bonds, when authenticated by the Trustee and issued as herein provided, legal valid and binding obligations of the Company;

     And it is Hereby Covenanted, Declared and Agreed, as set forth in the following-covenants, agreements, conditions and provisions, to wit:

                                   Article One

                   Amendment and Restatement of Series J Bonds

     Section 1.01. There is hereby amended and restated the series of bonds heretofore designated as and entitled "First Mortgage Bonds, Series J." Series J Bonds which shall be fully registered bonds, of the denomination of $1,000 and multiples thereof. The registered bonds of Series J issued after the Merger Date shall be dated as provided in Section 2.03 of the Indenture. All Series J Bonds shall mature on September 1, 2028 and shall bear interest at the rate of six and ninety-six one hundredths percent (6.96%) per annum from their respective dates of issue, such interest to be payable quarterly in arrears on the first day of March, June, September and December in each year commencing the first day of March, 2003, and shall bear interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at the rate of 8.96% per annum. The principal of, premium if any, and interest on bonds of Series J shall be payable at the corporate trust office in Boston, Massachusetts of U.S. Bank National Association or at the corporate trust office designated by its successor as Trustee hereunder, in lawful money of the United States of America provided that the Company may enter into a written agreement with any registered Institutional Holder of the bonds of Series J providing that payment of interest thereon and of the redemption price on any portion of the principal amount thereof (including premium, if any) which may be redeemed shall be made directly to such holder or to its nominee, as the case may be, at a duly designated place of payment within the United States, without surrender or presentation of such bonds of Series J to the Trustee, provided that (A) there shall have been filed with the Trustee a copy of such agreement, (B) pursuant to such agreement such holder shall agree that it will not sell, transfer or otherwise dispose of any such bond of Series J in respect of which any such payment or redemption shall have been made unless, prior to the delivery thereof by it, either (i) it shall have made a clear and accurate notation of the amount of


                                    Exhibit D
                       (to Twelfth Supplemental Indenture)
principal so redeemed upon such bond to be transferred, or (ii) such bond of Series J shall have been presented to the Trustee for appropriate notation thereon of the portion of the principal amount thereof redeemed, or (iii) such bond or bonds of Series J shall have been surrendered in exchange for a new bond or bonds of Series J for the unredeemed balance of the principal amount thereof in accordance with the other terms of the Indenture and (C) in such agreement such holder shall agree that prior to receiving any final payment of the entire remaining unpaid principal amount of any Series J bond, the holder thereof shall be required to deliver such bond to the Trustee. For purposes of this Section 1.01, the term "Institutional Holder" shall mean any insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution. The text of the Series J Bonds and the Trustee's certificate with respect thereto shall be respectively substantially of the tenor and purport set forth in Schedule A hereto. The Series J Bonds shall be numbered in such manner or by such method as shall be satisfactory to the Trustee.

     The issue of bonds of Series J hereunder is hereby limited to the $10,000,000 in aggregate principal amount of Series J Bonds initially issued under the Ninth Supplemental Indenture and to Series J Bonds issued in exchange or substitution for outstanding Series J Bonds under the provisions of Sections 2.08, 2.10, 2.11 and 7.05 of the Indenture and of Section 1.06 hereof.

     Section 1.02. As a required sinking fund for the benefit of the Series J Bonds, the Company covenants that it will, on or prior to September 1 in each year, beginning with September 1, 2019, and continuing to and including September 1, 2028, pay to the Trustee immediately available funds sufficient to redeem, at par, Series J Bonds then outstanding, in the principal amount of One Million Dollars ($1,000,000) (or the remaining principal amount if less than $1,000,000 principal amount of Series J Bonds at the time remains outstanding). The payments required for the sinking fund as above provided are in this Section
1.02 and elsewhere in this Exhibit D referred to as "required sinking fund payments" and the day following the latest date on which each such payment is required to be made is herein and therein referred to as a "required sinking fund redemption date". Each required sinking fund payment shall be applied to the redemption of Series J bonds on the applicable required sinking fund redemption date.

     No redemption under Section 1.03, 1.04 or 1.05 hereof shall affect or reduce the obligation of the Company to provide for required sinking fund redemptions under this Section 1.02 until all Series J Bonds shall have been paid in full.

     Section 1.03. In addition to the required sinking fund provided by Section
1.02 hereof, all of the bonds of Series J, or any part of the principal amount thereof constituting One Hundred Thousand Dollars ($100,000) or any integral multiple thereof, shall be subject to redemption, at the option of the Company, on any date on or after September 1, 1998 and before September 1, 2026, pursuant to the provisions of Article VII of the Indenture, and by payment of an amount equal to the Make Whole Amount, as defined below in this Section 1.03, determined five Business Days prior to such redemption. In addition to the foregoing, on any date on or after September 1, 2026, all of the bonds of Series J, or any part of the principal amount thereof constituting One Hundred Thousand Dollars ($100,000) or any integral multiple thereof, shall be subject to redemption, at the option of the Company, by payment of the interest accrued on the principal amount of the bond or bonds optionally to be redeemed to the dates fixed for such redemption plus 100% of the principal amount thereof.

     For purposes of this Section 1.03, the Make Whole Amount shall mean the greater of (i) the outstanding principal amount of the bonds to be redeemed, plus interest accrued thereon to the date fixed for such redemption, and (ii) the sum of (A) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed (taking into account each redemption required by Section 1.02 above) and the amount of interest (exclusive of interest accrued to the date fixed for such redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting such amounts at the Reinvestment Rate (as hereinafter defined) from the respective dates on which they would have been payable to the date of such redemption, plus (B) interest accrued on the bonds to be redeemed to the date fixed for such redemption.

     For purposes of any determination of the Make Whole Amount:

          "Reinvestment Rate" shall mean (1) the sum of 0.50%, plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the United States government Securities) at 11:00 A.M. (Eastern time) on the fifth Business Day preceding the date the Make Whole Amount becomes due and payable pursuant to the foregoing provisions of this Section 1.03, for the United States government Securities having a maturity (rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the principal of the bonds being redeemed (taking into account the application of each redemption required by Section 1.02) or (2) in the event that no nationally recognized trading screen reporting on-line intraday trading in the United States government Securities is available, Reinvestment Rate shall mean the sum of 0.50%, plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published on the fifth Business Day preceding the date the Make Whole Amount becomes due and payable pursuant to the foregoing provisions of this Section 1.03, in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal amount of the bonds being redeemed (taking into account each redemption required by Section 1.02). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence, and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straightline basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make Whole Amount shall be used.

          "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of outstanding Series J Bonds.

          "Weighted Average Life to Maturity" of the principal amount of the bonds being redeemed shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (x) the remainder of (1) the amount of principal that would have been payable on each scheduled redemption date under Section 1.02 hereof if the redemption pursuant to this Section 1.03 had not been made, less (2) the amount of principal on the bonds scheduled to become payable on each such redemption date under Section 1.02 after giving effect to the redemption pursuant to this Section 1.03, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and each such scheduled redemption date under Section 1.02, and (ii) totaling the products obtained in (i).

     Section 1.04. Series J Bonds may be redeemed pursuant to Article XI of the Indenture (i) out of Trust Moneys, required by Section 8.12 of the Indenture to be deposited with the Trustee, on any date and shall be redeemed for an amount equal to the principal amount of the bonds to be redeemed, plus interest accrued to the date of redemption; or (ii) out of Trust Moneys required by Sections 8.10, 10.03, 10.04 or 10.04A of the Indenture to be deposited with the Trustee, on any date and, if redeemed prior to September 1, 2026, then they shall be redeemed for an amount equal to the Make Whole Amount, as defined above in
Section 1.03, and if redeemed on any date on or after September 1, 2026, then they shall be redeemed for an amount equal to the interest accrued on the principal amount of the bond or bonds to be redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, for optional redemptions occurring on or after September 1, 2026.

     Section 1.05. In the event that all or any part of the bonds of Series J shall be redeemed or otherwise discharged prior to their maturity pursuant to or in accordance with the order of any governmental commission or regulatory authority upon the reorganization, dissolution or liquidation of the Company, or otherwise, the registered owners of such bonds of Series J shall be entitled to be paid an amount equal to the Make Whole Amount, if such redemption or discharge occurs prior to September 1, 2026, or, if such redemption or discharge occurs on or after September 1, 2026, then the registered owners of such bonds shall be entitled to be paid an amount equal to the interest accrued on the principal amount of the bonds to be redeemed to the date of redemption, plus 100% of the principal amount thereof.

     Section 1.06. Bonds of Series J, upon surrender thereof at the principal office of the Trustee, may be exchanged for the same aggregate principal amount of other bonds of this Series.

     Within a reasonable time after the receipt of a request for such an exchange, the Company shall issue and the Trustee shall authenticate and deliver all bonds required in connection therewith, and the Trustee shall make such exchange upon payment to it of such charge, if any, as is required by the following paragraph.

     For any exchange of bonds of Series J, the Company, at its option, may require the payment of a sum sufficient to reimburse it for any stamp or other tax or governmental charge required to be paid by the Company or the Trustee.

                                   Article Two

                                   Redemption

     Section 2.01. In the case of any required sinking fund redemption pursuant to Section 1.02 hereof, forthwith after the August 1 preceding each required sinking fund redemption date, and in the case of any proposed redemption pursuant to Sections 1.03 or 1.04, forthwith after the Trustee's receipt of proper notice from the Company of any such proposed redemption, the Trustee, pursuant to the provisions of Article VII of the Indenture.

     The Company covenants that it will pay to the Trustee

          (i) on or before the day prior to each required sinking fund redemption date, the sum required by Section 1.02 hereof,

          (ii) on or before the day prior to the date proposed by the Company in a notice (which notice shall conform to the requirements of Article VII of the Indenture) of any redemption pursuant to Section 1.03 or 1.04 hereof, the amount payable in accordance with such notice, and

          (iii) at the time of each required sinking fund redemption or other redemption the Company shall pay to the Trustee the amount of the charges which shall be due the Trustee and the amount of the expenses which the Trustee advises the Company it has incurred or will incur in connection with such redemption.

                             (Form of Series J Bond)

                           Unitil Energy Systems, Inc.

                      First Mortgage Bond, Series J, 6.96%
                              due September 1, 2028

No. JR-______                                                   $_______________

     Unitil Energy Systems, Inc., a corporation organized under the laws of the State of New Hampshire (hereinafter called the "Company"), for value received, hereby promises to pay to ________ or registered assigns, on the first day of September, 2028, the principal sum of ___________ Dollars ($_______________) and to pay interest thereon from the date hereof at the rate of six and ninety-six hundredths per centum (6.96%) per annum (computed on the basis of a thirty (30) day month and three hundred sixty (360) day year) payable quarterly in arrears on the first day of March, June, September and December in each year, commencing the first day of March, 2003, until said principal sum is paid; and to pay interest on any overdue principal (including any overdue prepayment of principal) and premium if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at the rate of 8.96% per annum. The principal of and premium if any, and the interest on this bond shall be payable at the corporate trust office in Boston, Massachusetts of U.S. Bank National Association, or at the corporate trust office designated by its successor as trustee in the trust hereinafter referred to, or at the option of certain holders, in accordance with the provisions of Section 1.01 of Exhibit D of the Twelfth Supplemental Indenture hereinafter referred to, in lawful money of the United States of America.

     This bond is one of a duly authorized issue of First Mortgage Bonds of the Company limited as to aggregate principal amount as set forth in the Indenture hereinafter mentioned, issuable in series, and is one of a Series J known as First Mortgage Bonds, Series J, all bonds of all series being issued and to be issued under and pursuant to and all equally secured (except as any sinking or other fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of July 15, 1958 (herein called the "Original Indenture") duly executed and delivered by the Company to Old Colony Trust Company (U.S. Bank National Association being successor Trustee and together with each predecessor trustee being called the "Trustee"), to which Original Indenture and to all Indentures supplemental thereto, including a Twelfth Supplemental Indenture (the "Twelfth Supplemental Indenture") dated as of December 2, 2002 (herein together called the "Indenture") reference is hereby made for a description of the property transferred, assigned and mortgaged thereunder, the nature and extent of the security, the terms and conditions upon which the bonds are secured and additional bonds may be issued and secured, and the rights of the holders or registered owners of said bonds, of the Trustee and of the Company in respect of such security. Neither the foregoing reference to the Indenture, nor any provision of this bond or of the Indenture, shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay, at the stated or accelerated maturities herein provided, the principal of and premium, if any, and interest on this bond as herein provided.

                                   Schedule A
              (to Exhibit D of the Twelfth Supplemental Indenture)

     Bonds of this Series J are entitled to the benefit of a required sinking fund provided for in Exhibit D to the Twelfth Supplemental Indenture and shall become subject to redemption for the purposes of such sinking fund at the principal amount thereof without premium, plus interest accrued thereon to the date of such redemption, all on the conditions and in the manner provided in Exhibit D to the Twelfth Supplemental Indenture.

     Bonds of this Series J are also redeemable, in whole or in part, in integral multiples of one hundred thousand dollars, at the option of the Company on any date on at least 30 days' notice, in the manner, with the effect, subject to the limitations and for the amounts specified in Section 1.03 of Exhibit D to the Twelfth Supplemental Indenture.

     On the conditions and in the manner provided in the Section 1.04 of Exhibit D to the Twelfth Supplemental Indenture, Series J Bonds may also become subject to redemption, in whole or in part, at any time on at least 30 days' notice, in the manner, with the effect and for the amounts specified in said Section 1.04, by the use of moneys deposited with or paid to the Trustee as the proceeds of the sale or condemnation of property of the Company or as the proceeds of insurance policies deposited with or paid to the Trustee because of damage to or destruction of property of the Company.

     In the event that all or any part of the bonds of this Series J shall be redeemed or otherwise discharged prior to their maturity pursuant to or in accordance with the order of any governmental commission or regulatory authority upon the reorganization, dissolution or liquidation of the Company, or otherwise, the registered owners of such Series J Bonds shall be entitled to be paid therefor an amount specified in Section 1.05 of Exhibit D to the Twelfth Supplemental Indenture.

     The Indenture provides that, if notice of redemption of any bond issued pursuant to its terms, including the Series J Bonds, or any portion of the principal amount of any such bond selected for redemption has been duly given, then such bond or such portion thereof shall become due and payable on the date fixed for redemption, and, if the redemption price shall have been duly deposited with the Trustee, interest thereon shall cease to accrue from and after the date fixed for redemption, and that whenever the redemption price thereof shall have been duly deposited with the Trustee and notice of redemption shall have been duly given, or provision therefor made as provided in the Indenture, such bond or such portion thereof shall no longer be entitled to any lien or benefit of the Indenture.

     In case an Event of Default, as defined in the Indenture, occurs, the principal of this bond may become or may be declared due and payable prior to the stated maturity hereof in the manner and with the effect and subject to the conditions provided in the Indenture.

     This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, upon books of the Company to be kept for that purpose at the corporate trust office of the Trustee under the Indenture, upon surrender thereof at said office for cancellation and upon presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new registered bond or bonds, of like form and in an authorized


                                     D-A-2
denomination or in authorized denominations and of the same series, for the same aggregate principal amount. Bonds of this series upon surrender thereof at said office may be exchanged for the same aggregate principal amount of bonds, also of this series but of another authorized denomination or other authorized denominations, all upon payment of the charges, if any, and subject to the terms and conditions specified in the Indenture.

     The Company and the Trustee may treat the registered owner of this bond as the absolute owner hereof for all purposes.

     With the consent of the Company and to the extent permitted by and as provided in the Indenture, property may be released from the lien thereof, and the terms and provisions of the Indenture may be modified by the assent or authority of the holders of at least seventy-five per centum (75%) in principal amount of the bonds then outstanding thereunder, provided, however, that no such modification shall (i) extend the time or times or payment of the principal of, or the interest or premium, if any, on any bond, (ii) reduce the principal amount thereof or the rate of interest or premium thereon, (iii) authorize the creation of any lien prior or equal to the lien of the Indenture upon any property subject to the lien thereof, or deprive any bondholder of the benefit of the lien of the Indenture, (iv) affect the rights under the Indenture of the holders of one or more, but less than all, of the series of bonds outstanding thereunder unless assented to by the holders of seventy-five per centum (75%) in aggregate principal amount of bonds outstanding thereunder of each of the series so affected, (v) reduce the percentage of bonds, the holders of which are required to assent to any such modification, or (vi) in any manner affect the rights or obligations of the Trustee without its written consent thereto.

     No recourse shall be had for the payment of the principal of or the interest on this bond, or of any claim based hereon or in respect hereof or of the Indenture, against any incorporator, stockholder, officer or director of the Company, or of any successor company, whether by virtue of any statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof expressly waived and released and being also waived and released by the terms of the Indenture.

     This bond shall not be valid nor become obligatory for any purpose until it shall have been authenticated by the execution of the certificate hereon endorsed by the Trustee under the Indenture.


                                     D-A-3

     In Witness Whereof, Unitil Energy Systems, Inc. has caused this bond to be signed in its name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Treasurer, and this bond to be dated the __________, _____.

                                     Unitil Energy Systems, Inc.


                                     By
                                       -----------------------------------------
                                                   President


Attest:
       ---------------------------
              Treasurer


(Corporate Seal)


                                     D-A-4

            (Form of Trustee's Certificate for all Bonds of Series J)

                     Trustee's Certificate of Authentication

     This is one of the First Mortgage Bonds, Series J, referred to in the within mentioned Indenture.

                                     U.S. Bank National Association


                                     By
                                       -----------------------------------------
                                                Authorized Officer


                                     D-A-5

                              (FORM OF ENDORSEMENT)

     For Value Received the undersigned hereby sells, assigns and transfers unto _____________________________ the within bond, and all rights thereunder, hereby irrevocably constituting and appointing ___________________________ attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.



                                     -------------------------------------------
                                             Signature of Registered Owner

Dated:
      -------------------------

In the presence
of:
   ----------------------------

     Notice: The signature of this assignment must correspond with the name of the payee as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

                                 Series K Bonds

     The terms and provisions of the Series K, 8.00% Bonds of the Company which were set forth in the Eleventh Supplemental Indenture, have been amended and restated in this Exhibit E, which shall from and after the Merger Date control the terms and conditions of such Series K, 8.00 % Bonds, and the Eleventh Supplemental Indenture shall have no further force or effect with respect to such terms and conditions.

     All things have been done and performed which are necessary to make the Series K Bonds, when authenticated by the Trustee and issued as herein provided, legal valid and binding obligations of the Company;

     And it is Hereby Covenanted, Declared and Agreed, as set forth in the following-covenants, agreements, conditions and provisions, to wit:


                                   Article One

                   Amendment and Restatement of Series K Bonds

     Section 1.01. There is hereby amended and restated the series of bonds heretofore designated as and entitled "First Mortgage Bonds, Series K." Series K Bonds shall be fully registered bonds, of the denomination of $1,000 and multiples thereof. The registered bonds of Series K issued after the Merger Date shall be dated as provided in Section 2.03 of the Indenture. All Series K Bonds shall mature on May 1, 2031 and shall bear interest at the rate of eight percent (8.00%) per annum from their respective dates of issue, such interest to be payable quarterly in arrears on the first day of February, May, August and November each year commencing the first day of February, 2003, and shall bear interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at the rate of 10.00% per annum. The principal of, premium if any, and interest on bonds of Series K shall be payable at the corporate trust office in Boston, Massachusetts of U.S. Bank National Association or at the corporate trust office designated by its successor as Trustee hereunder, in lawful money of the United States of America provided that the Company may enter into a written agreement with any registered Institutional Holder of the bonds of Series K providing that payment of interest thereon and of the redemption price on any portion of the principal amount thereof (including premium, if any) which may be redeemed shall be made directly to such holder or to its nominee, as the case may be, at a duly designated place of payment within the United States, without surrender or presentation of such bonds of Series K to the Trustee, provided that (A) there shall have been filed with the Trustee a copy of such agreement, (B) pursuant to such agreement such holder shall agree that it will not sell, transfer or otherwise dispose of any such bond of Series K in respect of which any such payment or redemption shall have been made unless, prior to the delivery thereof by it, either (i) it shall have made a clear and accurate notation of the amount of principal so redeemed upon such bond to be transferred, or (ii) such bond of Series K shall have

                                    Exhibit E
                       (to Twelfth Supplemental Indenture)
been presented to the Trustee for appropriate notation thereon of the portion of the principal amount thereof redeemed, or (iii) such bond or bonds of Series K shall have been surrendered in exchange for a new bond or bonds of Series K for the unredeemed balance of the principal amount thereof in accordance with the other terms of the Indenture and (C) in such agreement such holder shall agree that prior to receiving any final payment of the entire remaining unpaid principal amount of any Series K bond, the holder thereof shall be required to deliver such bond to the Trustee. For purposes of this Section 1.01, the term "Institutional Holder" shall mean any insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution. The text of the Series K Bonds and the Trustee's certificate with respect thereto shall be respectively substantially of the tenor and purport set forth in Schedule A hereto. The Series K Bonds shall be numbered in such manner or by such method as shall be satisfactory to the Trustee.

     The issue of bonds of Series K hereunder is hereby limited to the $7,500,000 in aggregate principal amount of Series K Bonds initially issued under the Eleventh Supplemental Indenture and to Series K Bonds issued in exchange or substitution for outstanding Series K Bonds under the provisions of
Section 2.08, 2.10, 2.11 and 7.05 of the Indenture and of Section 1.06 hereof.

     Section 1.02. As a required sinking fund for the benefit of the Series K Bonds, the Company covenants that it will, on or prior to May 1 in each year, beginning with May 1, 2022, and continuing to and including May 1, 2031, pay to the Trustee immediately available funds sufficient to redeem, at par, Series K Bonds then outstanding, in the principal amount of Seven Hundred Fifty Thousand Dollars ($750,000) (or the remaining principal amount if less than $750,000 principal amount of Series K Bonds at the time remains outstanding). The payments required for the sinking fund as above provided are in this Section
1.02 and elsewhere in this Exhibit E referred to as "required sinking fund payments" and the day following the latest date on which each such payment is required to be made is herein and therein referred to as a "required sinking fund redemption date". Each required sinking fund payment shall be applied to the redemption of Series K Bonds on the applicable required sinking fund redemption date.

     No redemption under Section 1.03, 1.04 or 1.05 hereof shall affect or reduce the obligation of the Company to provide for required sinking fund redemptions under this Section 1.02 until all Series K Bonds shall have been paid in full.

     Section 1.03. In addition to the required sinking fund provided by Section
1.02 hereof, all of the bonds of Series K, or any part of the principal amount thereof constituting One Hundred Thousand Dollars ($100,000) or any integral multiple thereof, shall be subject to redemption, at the option of the Company, on any date on or after May 1, 2001 and before May 1, 2029, pursuant to the provisions of Article VII of the Indenture, and by payment of an amount equal to the Make Whole Amount, as defined below in this Section 1.03, determined five Business Days prior to such redemption. In addition to the foregoing, on any date on or after May 1, 2029, all of the bonds of Series K, or any part of the principal amount thereof constituting One Hundred Thousand Dollars ($100,000) or any integral multiple thereof, shall be subject to redemption, at the option of the Company, by payment of the interest accrued on the principal amount of the bond or bonds optionally to be redeemed to the dates fixed for such redemption plus 100% of the principal amount thereof.

     For purposes of this Section 1.03, the Make Whole Amount shall mean the greater of (i) the outstanding principal amount of the bonds to be redeemed, plus interest accrued thereon to the date fixed for such redemption, and (ii) the sum of (A) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed (taking into account each redemption required by Section 1.02 above) and the amount of interest (exclusive of interest accrued to the date fixed for such redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting such amounts at the Reinvestment Rate (as hereinafter defined) from the respective dates on which they would have been payable to the date of such redemption, plus (B) interest accrued on the bonds to be redeemed to the date fixed for such redemption.

     For purposes of any determination of the Make Whole Amount:

          "Reinvestment Rate" shall mean (1) the sum of 0.50%, plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the United States government Securities) at 11:00 A.M. (Eastern time) on the fifth Business Day preceding the date the Make Whole Amount becomes due and payable pursuant to the foregoing provisions of this Section 1.03, for the United States government Securities having a maturity (rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the principal of the bonds being redeemed (taking into account the application of each redemption required by Section 1.02) or (2) in the event that no nationally recognized trading screen reporting on-line intraday trading in the United States government Securities is available, Reinvestment Rate shall mean the sum of 0.50%, plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published on the fifth Business Day preceding the date the Make Whole Amount becomes due and payable pursuant to the foregoing provisions of this Section 1.03, in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal amount of the bonds being redeemed (taking into account each redemption required by Section 1.02). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence, and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straightline basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make Whole Amount shall be used.

          "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of outstanding Series K Bonds.

          "Weighted Average Life to Maturity" of the principal amount of the bonds being redeemed shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (x) the remainder of (1) the amount of principal that would have been payable on each scheduled redemption date under Section 1.02 hereof if the redemption pursuant to this Section 1.03 had not been made, less (2) the amount of principal on the bonds scheduled to become payable on each such redemption date under Section 1.02 after giving effect to the redemption pursuant to this Section 1.03, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and each such scheduled redemption date under Section 1.02, and (ii) totaling the products obtained in (i).

     Section 1.04. Series K Bonds may be redeemed pursuant to Article XI of the Indenture (i) out of Trust Moneys, required by Section 8.12 of the Indenture to be deposited with the Trustee, on any date and shall be redeemed for an amount equal to the principal amount of the bonds to be redeemed, plus interest accrued to the date of redemption; or (ii) out of Trust Moneys required by Sections 8.10, 10.03, 10.04 or 10.04A of the Indenture to be deposited with the Trustee, on any date and, if redeemed prior to May 1, 2029, then they shall be redeemed for an amount equal to the Make Whole Amount, as defined above in Section 1.03, and if redeemed on any date on or after May 1, 2029, then they shall be redeemed for an amount equal to the interest accrued on the principal amount of the bond or bonds to be redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, for optional redemptions occurring on or after May 1, 2029.

     Section 1.05. In the event that all or any part of the bonds of Series K shall be redeemed or otherwise discharged prior to their maturity pursuant to or in accordance with the order of any governmental commission or regulatory authority upon the reorganization, dissolution or liquidation of the Company, or otherwise, the registered owners of such bonds of Series K shall be entitled to be paid an amount equal to the Make Whole Amount, if such redemption or discharge occurs prior to May 1, 2029, or, if such redemption or discharge occurs on or after May 1, 2029, then the registered owners of such bonds shall be entitled to be paid an amount equal to the interest accrued on the principal amount of the bonds to be redeemed to the date of redemption, plus 100% of the principal amount thereof.

     Section 1.06. Bonds of Series K, upon surrender thereof at the principal office of the Trustee, may be exchanged for the same aggregate principal amount of other bonds of this Series.

     Within a reasonable time after the receipt of a request for such an exchange, the Company shall issue and the Trustee shall authenticate and deliver all bonds required in connection therewith, and the Trustee shall make such exchange upon payment to it of such charge, if any, as is required by the following paragraph.

     For any exchange of bonds of Series K, the Company, at its option, may require the payment of a sum sufficient to reimburse it for any stamp or other tax or governmental charge required to be paid by the Company or the Trustee.

                                   Article Two

                                   Redemption

     Section 2.01. In the case of any required sinking fund redemption pursuant to Section 1.02 hereof, forthwith after the April 1 preceding each required sinking fund redemption date, and in the case of any proposed redemption pursuant to Sections 1.03 or 1.04, forthwith after the Trustee's receipt of proper notice from the Company of any such proposed redemption, the Trustee, pursuant to the provisions of Article VII of the Indenture.

     The Company covenants that it will pay to the Trustee

               (i) on or before the day prior to each required sinking fund redemption date, the sum required by Section 1.02 hereof,

               (ii) on or before the day prior to the date proposed by the Company in a notice (which notice shall conform to the requirements of Article VII of the Indenture) of any redemption pursuant to Section
          1.03 or 1.04 hereof, the amount payable in accordance with such notice, and

               (iii) at the time of each required sinking fund redemption or other redemption the Company shall pay to the Trustee the amount of the charges which shall be due the Trustee and the amount of the expenses which the Trustee advises the Company it has incurred or will incur in connection with such redemption.

                             (Form of Series K Bond)

                           Unitil Energy Systems, Inc.


                      First Mortgage Bond, Series K, 8.00%
                                 due May 1, 2031

No. KR-                                                         $_______________

     Unitil Energy Systems, Inc., a corporation organized under the laws of the State of New Hampshire (hereinafter called the "Company"), for value received, hereby promises to pay to ________ or registered assigns, on the first day of May, 2031, the principal sum of ___________ Dollars ($_______________) and to
pay interest thereon from the date hereof at the rate of eight per centum (8.00%) per annum (computed on the basis of a thirty (30) day month and three hundred sixty (360) day year) payable quarterly in arrears on the first day of February, May, August and November each year, commencing the first day of February, 2003, until said principal sum is paid; and to pay interest on any overdue principal (including any overdue prepayment of principal) and premium if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at the rate of 10.00% per annum. The principal of and premium if any, and the interest on this bond shall be payable at the corporate trust office in Boston, Massachusetts of U.S. Bank National Association, or at the corporate trust office designated by its successor as trustee in the trust hereinafter referred to, or at the option of certain holders, in accordance with the provisions of Section 1.01 of Exhibit E of the Twelfth Supplemental Indenture hereinafter referred to, in lawful money of the United States of America.

     This bond is one of a duly authorized issue of First Mortgage Bonds of the Company limited as to aggregate principal amount as set forth in the Indenture hereinafter mentioned, issuable in series, and is one of a Series K known as First Mortgage Bonds, Series K, all bonds of all series being issued and to be issued under and pursuant to and all equally secured (except as any sinking or other fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of July 15, 1958 (herein called the "Original Indenture") duly executed and delivered by the Company to Old Colony Trust Company (U.S. Bank National Association being successor Trustee and together with each predecessor trustee being called the "Trustee"), to which Original Indenture and to all Indentures supplemental thereto, including a Twelfth Supplemental Indenture (the "Twelfth Supplemental Indenture") dated as of December 2, 2002 (herein together called the "Indenture") reference is hereby made for a description of the property transferred, assigned and mortgaged thereunder, the nature and extent of the security, the terms and conditions upon which the bonds are secured and additional bonds may be issued and secured, and the rights of the holders or registered owners of said bonds, of the Trustee and of the Company in respect of such security. Neither the foregoing reference to the Indenture, nor any provision of this bond or of the Indenture, shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay,

                                   Schedule A
              (to Exhibit E of the Twelfth Supplemental Indenture) at the stated or accelerated maturities herein provided, the principal of and premium, if any, and interest on this bond as herein provided.

     Bonds of this Series K are entitled to the benefit of a required sinking fund provided for in Exhibit E to the Twelfth Supplemental Indenture and shall become subject to redemption for the purposes of such sinking fund at the principal amount thereof without premium, plus interest accrued thereon to the date of such redemption, all on the conditions and in the manner provided in Exhibit E to the Twelfth Supplemental Indenture.

     Bonds of this Series K are also redeemable, in whole or in part, in integral multiples of one hundred thousand dollars, at the option of the Company on any date on at least 30 days' notice, in the manner, with the effect, subject to the limitations and for the amounts specified in Section 1.03 of Exhibit E to the Twelfth Supplemental Indenture.

     On the conditions and in the manner provided in the Section 1.04 of Exhibit E to the Twelfth Supplemental Indenture, Series K bonds may also become subject to redemption, in whole or in part, at any time on at least 30 days' notice, in the manner, with the effect and for the amounts specified in said Section 1.04, by the use of moneys deposited with or paid to the Trustee as the proceeds of the sale or condemnation of property of the Company or as the proceeds of insurance policies deposited with or paid to the Trustee because of damage to or destruction of property of the Company.

     In the event that all or any part of the bonds of this Series K shall be redeemed or otherwise discharged prior to their maturity pursuant to or in accordance with the order of any governmental commission or regulatory authority upon the reorganization, dissolution or liquidation of the Company, or otherwise, the registered owners of such Series K bonds shall be entitled to be paid therefor an amount specified in Section 1.05 of Exhibit E to the Twelfth Supplemental Indenture.

     The Indenture provides that, if notice of redemption of any bond issued pursuant to its terms, including the Series K bonds, or any portion of the principal amount of any such bond selected for redemption has been duly given, then such bond or such portion thereof shall become due and payable on the date fixed for redemption, and, if the redemption price shall have been duly deposited with the Trustee, interest thereon shall cease to accrue from and after the date fixed for redemption, and that whenever the redemption price thereof shall have been duly deposited with the Trustee and notice of redemption shall have been duly given, or provision therefor made as provided in the Indenture, such bond or such portion thereof shall no longer be entitled to any lien or benefit of the Indenture.

     In case an Event of Default, as defined in the Indenture, occurs, the principal of this bond may become or may be declared due and payable prior to the stated maturity hereof in the manner and with the effect and subject to the conditions provided in the Indenture.

     This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, upon books of the Company to be kept for that purpose at the corporate trust office of the Trustee under the Indenture, upon surrender thereof at said office for cancellation and upon


                                     E-A-2
presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new registered bond or bonds, of like form and in an authorized denomination or in authorized denominations and of the same series, for the same aggregate principal amount. Bonds of this series upon surrender thereof at said office may be exchanged for the same aggregate principal amount of bonds, also of this series but of another authorized denomination or other authorized denominations, all upon payment of the charges, if any, and subject to the terms and conditions specified in the Indenture.

     The Company and the Trustee may treat the registered owner of this bond as the absolute owner hereof for all purposes.

     With the consent of the Company and to the extent permitted by and as provided in the Indenture, property may be released from the lien thereof, and the terms and provisions of the Indenture may be modified by the assent or authority of the holders of at least seventy-five per centum (75%) in principal amount of the bonds then outstanding thereunder, provided, however, that no such modification shall (i) extend the time or times or payment of the principal of, or the interest or premium, if any, on any bond, (ii) reduce the principal amount thereof or the rate of interest or premium thereon, (iii) authorize the creation of any lien prior or equal to the lien of the Indenture upon any property subject to the lien thereof, or deprive any bondholder of the benefit of the lien of the Indenture, (iv) affect the rights under the Indenture of the holders of one or more, but less than all, of the series of bonds outstanding thereunder unless assented to by the holders of seventy-five per centum (75%) in aggregate principal amount of bonds outstanding thereunder of each of the series so affected, (v) reduce the percentage of bonds, the holders of which are required to assent to any such modification, or (vi) in any manner affect the rights or obligations of the Trustee without its written consent thereto.

     No recourse shall be had for the payment of the principal of or the interest on this bond, or of any claim based hereon or in respect hereof or of the Indenture, against any incorporator, stockholder, officer or director of the Company, or of any successor company, whether by virtue of any statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof expressly waived and released and being also waived and released by the terms of the Indenture.

     This bond shall not be valid nor become obligatory for any purpose until it shall have been authenticated by the execution of the certificate hereon endorsed by the Trustee under the Indenture.


                                     E-A-3

     In Witness Whereof, Unitil Energy Systems, Inc. has caused this bond to be signed in its name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Treasurer, and this bond to be dated the ____ day of ________________, _____.

                                     Unitil Energy Systems, Inc.


                                     By
                                       -----------------------------------------
                                                             President




Attest:
       ---------------------------
              Treasurer


(Corporate Seal)


                                     E-A-4

            (Form of Trustee's Certificate for all Bonds of Series K)

                     Trustee's Certificate of Authentication

     This is one of the First Mortgage Bonds, Series K, referred to in the within mentioned Indenture.

                                     U.S. Bank National Association




                                     By:
                                        ----------------------------------------
                                        Authorized Officer

                              (Form of Endorsement)

     For Value Received the undersigned hereby sells, assigns and transfers unto _____________________________ the within bond, and all rights thereunder, hereby irrevocably constituting and appointing ___________________________ attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.


                                     -------------------------------------------
                                             Signature of Registered Owner

Dated:
      -------------------------

In the presence
of:
   ----------------------------

     Notice: The signature of this assignment must correspond with the name of the payee as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

                                 Series L Bonds

     As a result of the Merger of Exeter into the Company on the Merger Date, as more fully described in the Twelfth Supplemental Indenture, $9,000,000 aggregate principal amount of the Exeter Series K, 8.49% Bonds due October 14, 2024 (the "Exeter Series K Bonds") issued under the Exeter Indenture are being exchanged as of the Merger Date by the holder thereof for Bonds issued under the Indenture containing substantially the same terms and provisions as the Exeter Series K Bonds which are the Company's Series L, 8.49% Bonds due October 14, 2024 (the "Series L Bonds"). Accordingly, the provisions for the issuance of $9,000,000 aggregate principal amount of the Company's Series L Bonds and the terms and provisions thereof are hereinafter set forth.

     All things have been done and performed which are necessary to make the Series L Bonds, when authenticated by the Trustee and issued as herein provided, legal, valid and binding obligations of the Company;

     And It Is Hereby Covenanted, Declared and Agreed, as set forth in the following covenants, agreements, conditions and provisions, to wit:


                                   Article One
                           Creation of Series L Bonds

     Section 1.01. There shall be and is hereby created an additional series of bonds designated as and entitled "First Mortgage Bonds, Series L." Series L Bonds shall be fully registered bonds, of the denomination of $1,000 and multiples thereof. The registered bonds of Series L originally issued shall be dated as provided in Article III of the Indenture and any bonds of Series L subsequently issued shall be dated as provided in Section 2.03 of the Indenture. All Series L Bonds shall mature on October 14, 2024 and shall bear interest at the rate of eight and forty-nine one hundredths percent (8.49%) per annum from their respective dates of issue, such interest to be payable semi-annually on the fourteenth day of April and the fourteenth day of October in each year commencing the fourteenth day of April, 2003, and shall bear interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at the rate of 9.49% per annum. The principal of, premium, if any, and interest on bonds of Series L shall be payable at the corporate trust office of in Boston, Massachusetts of U.S. Bank National Association or at the corporate trust office designated by its successor as Trustee hereunder, in lawful money of the United States of America, provided that the Company may enter into a written agreement with any registered Institutional Holder of the bonds of Series L providing that payment of interest thereon and of the redemption price on any portion of the principal amount thereof (including premium, if any) which may be redeemed shall be made directly to such holder or to its nominee, as the case may be, at a duly designated place of payment within the United States, without surrender or presentation of such bonds of Series L to the Trustee, provided that (A) there shall have been filed with the Trustee a copy of such agreement and (B) pursuant to such agreement such holder shall agree that it will not sell, transfer or otherwise dispose of any such bond of


                                    Exhibit F
                       (to Twelfth Supplemental Indenture)

Series L in respect of which any such payment or redemption shall have been made unless, prior to the delivery thereof by it, either (i) it shall have made a clear and accurate notation of the amount of principal so redeemed upon such bond to be transferred, or (ii) such bond of Series L shall have been presented to the Trustee for appropriate notation thereon of the portion of the principal amount thereof redeemed, or (iii) such bond or bonds of Series L shall have been surrendered in exchange for a new bond or bonds of Series L for the unredeemed balance of the principal amount thereof in accordance with the other terms of the Indenture and (C) in such agreement such holder shall agree that prior to receiving any final payment of the entire remaining unpaid principal amount of any Series L bond, the holder thereof shall be required to deliver such bond to the Trustee. For purposes of this Section 1.01, the term "Institutional Holder" shall mean any insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution. The text of the Series L Bonds and the Trustee's certificate with respect thereto shall be respectively substantially of the tenor and purport set forth in Schedule A hereto. The Series L Bonds shall be numbered in such manner or by such method as shall be satisfactory to the Trustee.

     The issue of bonds of Series L hereunder is hereby limited to the $9,000,000 in aggregate principal amount of Series L Bonds initially issued as provided in Section 1.08 hereof and to Series L Bonds issued in exchange or substitution for outstanding Series L Bonds under the provisions of Sections 2.08, 2.10, 2.11 and 7.05 of the Indenture and of Section 1.07 hereof.

     Section 1.02. As a required sinking fund for the benefit of the Series L Bonds, the Company covenants that it will, on or prior to October 13 in each year, beginning with October 13, 2015, and continuing to and including October 13, 2024, pay to the Trustee immediately available funds sufficient to redeem, at par, Series L Bonds then outstanding, in the principal amount of Nine Hundred Thousand Dollars ($900,000) (or the remaining principal amount if less than $900,000 principal amount of Series L Bonds at the time remains outstanding). The payments required for the sinking fund as above provided are in this Section
1.02 and elsewhere in this Exhibit F referred to as "required sinking fund payments" and the day following the latest date on which each such payment is required to be made is herein and therein referred to as a "required sinking fund redemption date." Each required sinking fund payment shall be applied to the redemption of Series L Bonds on the applicable required sinking fund redemption date.

     No redemption under Section 1.03, 1.04, 1.05 or 1.06 hereof shall affect or reduce the obligation of the Company to provide for required sinking fund redemptions under this Section 1.02 until all Series L Bonds shall have been paid in full.

     Section 1.03. At the same time it makes any required sinking fund payment, the Company shall have the option (which shall be non-cumulative) to pay to the Trustee, in immediately available funds, an additional principal amount of Nine Hundred Thousand Dollars ($900,000) (in this Section 1.03 and elsewhere in this Exhibit F to the Twelfth Supplemental Indenture referred to as an "optional sinking fund payment"), provided, that the cumulative amount of all optional sinking fund payments pursuant to this Section 1.03 shall not exceed One Million Eight Hundred Thousand Dollars ($1,800,000) and each such optional sinking fund payment shall be applied to the redemption of Series L Bonds on the required sinking fund redemption date for such required sinking fund payment. The Company will give notice, by registered mail, postage prepaid, to the Trustee and to each registered owner of a bond of Series L of any required or optional payment to be made pursuant to Section 1.02, this Section 1.03, Section 1.04 or Section 1.05 hereof not more than 60, nor less than 30, days prior to the required sinking fund redemption date (or other designated date of redemption in the case of a redemption pursuant to Section 1.04 or Section 1.05).

     Section 1.04. In addition to the required and optional sinking funds provided by Sections 1.02 and 1.03 hereof, all of the bonds of Series L, or any part of the principal amount thereof constituting One Hundred Thousand Dollars ($100,000) or any integral multiple thereof, shall be subject to redemption, at the option of the Company, on any date on or after October 14, 1994 and before October 14, 2019, pursuant to the provisions of Article VII of the Indenture, and by payment of an amount equal to the Make Whole Amount, as defined below in this Section 1.04, determined five Business Days prior to such redemption. In addition to the foregoing, on any date on or after October 14, 2019, all of the bonds of Series L, or any part of the principal amount thereof constituting One Hundred Thousand Dollars ($100,000) or any integral multiple thereof, shall be subject to redemption, at the option of the Company, by payment of the interest accrued on the principal amount of the bond or bonds optionally to be redeemed to the date fixed for such redemption plus an amount equal to the applicable percentage of the principal amount thereof as follows:

            Date Fixed for Redemption                                    Applicable Percentage
If redeemed on or after October 14, 2019 and before October 14, 2020             101.5%
On or after October 14, 2020 and before October 14, 2021                         101.0%
On or after October 14, 2021 and before October 14, 2022                         100.5%
On or after October 14, 2022 and prior to maturity                               100%

     For purposes of this Section 1.04, the Make Whole Amount shall mean the greater of (i) the outstanding principal amount of the bonds to be redeemed, plus interest accrued thereon to the date fixed for such redemption, and (ii) the sum of (A) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed (taking into account each redemption required by Section 1.02 above) and the amount of interest (exclusive of interest accrued to the date fixed for such redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting such amounts at the Reinvestment Rate (as hereinafter defined) from the respective dates on which they would have been payable to the date of such redemption, plus (B) interest accrued on the bonds to be redeemed to the date fixed for such redemption.

     For purposes of any determination of the Make Whole Amount:

          "Reinvestment Rate" shall mean (1) the sum of 0.50%, plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the United States government Securities) at 11:00 A.M. (Eastern time) on the fifth Business Day preceding the date the Make Whole Amount becomes due and payable pursuant to the foregoing provisions of this
     Section 1.04 for the United States government Securities having a maturity (rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the principal of the bonds being redeemed (taking into account the application of each redemption required by Section 1.02) or (2) in the event that no nationally recognized trading screen reporting on-line intraday trading in the United States government Securities is available, Reinvestment Rate shall mean the sum of 0.50%, plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published on the fifth Business Day preceding the date the Make Whole Amount becomes due and payable pursuant to the foregoing provisions of this Section 1.04 in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal amount of the bonds being redeemed (taking into account each redemption required by Section 1.02). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence, and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straightline basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make Whole Amount shall be used.

          "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of outstanding Series L bonds.

          "Weighted Average Life to Maturity" of the principal amount of the bonds being redeemed shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (x) the remainder of (1) the amount of principal that would have been payable on each scheduled redemption date under Section 1.02 hereof if the redemption pursuant to this Section 1.04 had not been made, less (2) the amount of principal on the bonds scheduled to become payable on each such redemption date under Section 1.02 after giving effect to the redemption pursuant to this Section 1.04, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and each such scheduled redemption date under Section 1.02, and (ii) totaling the products obtained in (i).

     Section 1.05. Series L Bonds may be redeemed pursuant to Article XI of the Indenture (i) out of Trust Moneys, required by Section 8.12 of the Indenture to be deposited with the Trustee, on any date and shall be redeemed for an amount equal to the principal amount of the bonds to be redeemed, plus interest accrued to the date of redemption; or (ii) out of Trust Moneys required by Sections 8.10, 10.03, 10.04 or 10.04A of the Indenture to be deposited with the Trustee, on any date and, if redeemed prior to October 14, 2019, then they shall be redeemed for an amount equal to the Make Whole Amount, as defined above in
Section 1.04, and if redeemed on any date on or after October 14, 2019, then they shall be redeemed for an amount equal to the interest accrued on the principal amount of the bond or bonds to be redeemed to the date fixed for redemption, plus an amount equal to the applicable percentage of the principal amount thereof set forth in Section 1.04, above, for optional redemptions occurring on or after October 14, 2019.

     Section 1.06. In the event that all or any part of the bonds of Series L shall be redeemed or otherwise discharged prior to their maturity pursuant to or in accordance with the order of any governmental commission or regulatory authority upon the reorganization, dissolution or liquidation of the Company, or otherwise, the registered owners of such bonds of Series L shall be entitled to be paid an amount equal to the Make Whole Amount, if such redemption or discharge occurs prior to October 14, 2019, or, if such redemption or discharge occurs on or after October 14, 2019, then the registered owners of such bonds shall be entitled to be paid an amount equal to the interest accrued on the principal amount of the bonds to be redeemed to the date of redemption, plus an amount equal to the then applicable percentage of the principal amount thereof provided in Section 1.04, above, for optional redemptions after such date.

     Section 1.07. Bonds of Series L, upon surrender thereof at the principal office of the Trustee, may be exchanged for the same aggregate principal amount of other bonds of this Series.

     Within a reasonable time after the receipt of a request for such an exchange, the Company shall issue and the Trustee shall authenticate and deliver all bonds required in connection therewith, and the Trustee shall make such exchange upon payment to it of such charge, if any, as is required by the following paragraph.

     For any exchange of bonds of Series L, the Company, at its option, may require the payment of a sum sufficient to reimburse it for any stamp or other tax or governmental charge required to be paid by the Company or the Trustee.

     Section 1.08. Upon execution of this Twelfth Supplemental Indenture and subject to the provisions of Article III of the Indenture and upon compliance with the applicable provisions of Article IV of the Indenture, the Company shall execute and deliver to the Trustee, and the Trustee shall authenticate and deliver to or upon the order of the Company, bonds of the Series L in the form set forth in Schedule A hereto in the aggregate principal amount of Nine Million Dollars ($9,000,000).

                                   Article Two
                                   Redemption

     Section 2.01. In the case of any required or optional sinking fund redemption pursuant to Sections 1.02 and 1.03 hereof, forthwith after the September 14 preceding each required sinking fund redemption date, and in the case of any proposed redemption pursuant to Sections 1.04 or 1.05, forthwith after the Trustee's receipt of proper notice from the Company of any such proposed redemption, the Trustee, shall act in accordance with the provisions of
Article VII of the Indenture.

     The Company covenants that it will pay to the Trustee

                   (i) on or before the day prior to each required sinking fund redemption date, the sum required by Section 1.02 hereof, plus the sum, if any, payable in accordance with any notice of optional redemption delivered prior to such required sinking fund redemption date pursuant to Section 1.03 hereof,

                  (ii) on or before the day prior to the date proposed by the Company in a notice (which notice shall conform to the requirements of Article VII of the Indenture) of any redemption pursuant to Section
         1.04 or 1.05 hereof, the amount payable in accordance with such notice, and

                 (iii) at the time of each required sinking fund redemption or other redemption the Company shall pay to the Trustee the amount of charges which shall be due the Trustee and the amount of the expenses which the Trustee advised the Company it has incurred or will incur in connection with such redemption.

                             (Form of Series L Bond)


                           Unitil Energy Systems, Inc.

No. LR-_____                                                       $____________


                      First Mortgage Bond, Series L, 8.49%
                              due October 14, 2024

     Unitil Energy Systems, Inc., a corporation organized under the laws of the State of New Hampshire (hereinafter called the "Company"), for value received, hereby promises to pay to _________________ or registered assigns, on the fourteenth day of October, 2024, the principal sum of _____________________________ Dollars ($____________) and to pay interest thereon from the date hereof at the rate of eight and forty-nine hundredths per centum (8.49%) per annum (computed on the basis of a thirty (30) day month and three hundred sixty (360) day year) payable semi-annually on the fourteenth day of April and the fourteenth day of October in each year, commencing the fourteenth day of April, 2003, until said principal sum is paid; and to pay interest on any overdue principal (including any overdue prepayment of principal) and premium if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at the rate of 9.49% per annum. The principal of and premium, if any, and the interest on this bond shall be payable at the corporate trust office in Boston, Massachusetts or U.S. Bank National Association, or at the corporate trust office designated by its successor as trustee in the trust hereinafter referred to, or at the option of certain holders, in accordance with the provisions of Section 1.01 of Exhibit F of the Twelfth Supplemental Indenture hereinafter referred to, in lawful money of the United States of America.

     This bond is one of a duly authorized issue of First Mortgage Bonds of the Company limited as to aggregate principal amount as set forth in the Indenture hereinafter mentioned, issuable in series, and is one of a series known as First Mortgage Bonds, Series L, all bonds of all series being issued and to be issued under and pursuant to and all equally secured (except as any sinking or other fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of July 15, 1958 (herein called the "Original Indenture") duly executed and delivered by the Company to Old Colony Trust Company (U.S. Bank National Association being successor Trustee and together with each predecessor trustee being called the "Trustee"), to which Original Indenture and to all Indentures supplemental thereto, including a Twelfth Supplemental Indenture (the "Twelfth Supplemental Indenture") dated as of December 2, 2002 (herein together called the "Indenture") reference is hereby made for a description of the property transferred, assigned and mortgaged thereunder, the nature and extent of the security, the terms and conditions upon which the bonds are secured and additional bonds may be issued and secured, and the rights of the holders or registered owners of said bonds, of the Trustee and of the Company in respect of such security. Neither the foregoing reference to the Indenture, nor any provision of this bond or of the Indenture, shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay,

                                   Schedule A
              (to Exhibit F of the Twelfth Supplemental Indenture) at the stated or accelerated maturities herein provided, the principal of and premium, if any, and interest on this bond as herein provided.

     Bonds of this Series L are entitled to the benefit of a required sinking fund and an optional sinking fund provided for in Exhibit F to the Twelfth Supplemental Indenture and shall become subject to redemption for the purposes of such sinking funds at the principal amount thereof without premium, plus interest accrued thereon to the date of such redemption, all on the conditions and in the manner provided in Exhibit F to the Twelfth Supplemental Indenture.

     Bonds of this Series L are also redeemable, in whole or in part, in integral multiples of one hundred thousand dollars, at the option of the Company on any date on at least 30 days' notice, in the manner, with the effect, subject to the limitations and for the amounts specified in Section 1.04 of Exhibit F to the Twelfth Supplemental Indenture.

     On the conditions and in the manner provided in the Section 1.05 of Exhibit F to the Twelfth Supplemental Indenture, Series L Bonds may also become subject to redemption, in whole or in part, at any time on at least 30 days' notice, in the manner, with the effect and for the amounts specified in said Section 1.05, by the use of moneys deposited with or paid to the Trustee as the proceeds of the sale or condemnation of property of the Company or as the proceeds of insurance policies deposited with or paid to the Trustee because of damage to or destruction of property of the Company.

     In the event that all or any part of the bonds of this Series L shall be redeemed or otherwise discharged prior to their maturity pursuant to or in accordance with the order of any governmental commission or regulatory authority upon the reorganization, dissolution or liquidation of the Company, or otherwise, the registered owners of such Series L Bonds shall be entitled to be paid therefor an amount specified in Section 1.06 of Exhibit F to the Twelfth Supplemental Indenture.

     The Indenture provides that, if notice of redemption of any bond issued pursuant to its terms, including the Series L Bonds, or any portion of the principal amount of any such bond selected for redemption has been duly given, then such bond or such portion thereof shall become due and payable on the date fixed for redemption, and, if the redemption price shall have been duly deposited with the Trustee, interest thereon shall cease to accrue from and after the date fixed for redemption, and that whenever the redemption price thereof shall have been duly deposited with the Trustee and notice of redemption shall have been duly given, or provision therefor made as provided in the Indenture, such bond or such portion thereof shall no longer be entitled to any lien or benefit of the Indenture.

     In case an Event of Default, as defined in the Indenture, occurs, the principal of this bond may become or may be declared due and payable prior to the stated maturity hereof in the manner and with the effect and subject to the conditions provided in the Indenture.

     This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, upon books of the Company to be kept for that purpose at the corporate trust office of the Trustee under the Indenture, upon surrender thereof at said office for cancellation and upon


                                      F-A-2
presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new registered bond or bonds, of like form and in an authorized denomination or in authorized denominations and of the same series, for the same aggregate principal amount. Bonds of this series upon surrender thereof at said office may be exchanged for the same aggregate principal amount of bonds, also of this series but of another authorized denomination or other authorized denominations, all upon payment of the charges, if any, and subject to the terms and conditions specified in the Indenture.

     The Company and the Trustee may treat the registered owner of this bond as the absolute owner hereof for all purposes.

     With the consent of the Company and to the extent permitted by and as provided in the Indenture, property may be released from the lien thereof, and the terms and provisions of the Indenture may be modified by the assent or authority of the holders of at least seventy-five per centum (75%) in principal amount of the bonds then outstanding thereunder, provided, however, that no such modification shall (i) extend the time or times or payment of the principal of, or the interest or premium, if any, on any bond, (ii) reduce the principal amount thereof or the rate of interest or premium thereon, (iii) authorize the creation of any lien prior or equal to the lien of the Indenture upon any property subject to the lien thereof, or deprive any bondholder of the benefit of the lien of the Indenture, (iv) affect the rights under the Indenture of the holders of one or more, but less than all, of the series of bonds outstanding thereunder unless assented to by the holders of seventy-five per centum (75%) in aggregate principal amount of bonds outstanding thereunder of each of the series so affected, (v) reduce the percentage of bonds, the holders of which are required to assent to any such modification, or (vi) in any manner affect the rights or obligations of the Trustee without its written consent thereto.

     No recourse shall be had for the payment of the principal of or the interest on this bond, or of any claim based hereon or in respect hereof or of the Indenture, against any incorporator, stockholder, officer or director of the Company, or of any successor company, whether by virtue of any statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof expressly waived and released and being also waived and released by the terms of the Indenture.

     This bond shall not be valid nor become obligatory for any purpose until it shall have been authenticated by the execution of the certificate hereon endorsed by the Trustee under the Indenture.


                                     F-A-3

     In witness whereof, Unitil Energy Systems, Inc. has caused this bond to be signed in its name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Treasurer, and this bond to be dated the ________________, _____.

                                      Unitil Energy Systems, Inc.


                                      By:
                                          --------------------------------------
                                           President

Attest:
        ---------------------------
                  Treasurer

(Corporate Seal)




                                     F-A-4

            (Form of Trustee's Certificate for all Bonds of Series L)

                     Trustee's Certificate of Authentication

     This is one of the First Mortgage Bonds, Series L, referred to in the within mentioned Indenture.

                                     U.S. Bank National Association


                                     By:
                                         ---------------------------------------
                                          Authorized Officer

                              (Form of Endorsement)

     For Value Received the undersigned hereby sells, assigns and transfers unto _________________ the within bond, and all rights thereunder, hereby irrevocably constituting and appointing ____________ attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.


                                     -------------------------------------------
                                             Signature of Registered Owner

Dated:
      -------------------------

In the presence
of:
   ----------------------------

     Notice: The signature of this assignment must correspond with the name of the payee as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

                                 Series M Bonds

     As a result of the Merger of Exeter into the Company on the Merger Date, as more fully described in the Twelfth Supplemental Indenture, $10,000,000 aggregate principal amount of the Exeter Series L, 6.96% Bonds due September 1, 2028 ("Exeter Series L Bonds") issued under the Exeter Indenture are exchanged as of Merger Date by the holders thereof for Bonds issued under the Indenture containing substantially the same terms and provisions as the Exeter Series L Bonds which are the Company's Series M 6.96% Bonds due September 1, 2028 (the "Series M Bonds"). Accordingly, the provisions for the issuance of $10,000,000 aggregate principal amount of the Company's Series M Bonds and the terms and provisions thereof are hereinafter set forth.

     All things have been done and performed which are necessary to make the Series M Bonds, when authenticated by the Trustee and issued as herein provided, legal valid and binding obligations of the Company;

     And it is Hereby Covenanted, Declared and Agreed, as set forth in the following-covenants, agreements, conditions and provisions, to wit:


                                   Article One

                           Creation of Series M Bonds

     Section 1.01. There shall be and is hereby created an additional series of bonds designated as and entitled "First Mortgage Bonds, Series M." Series M Bonds shall be fully registered bonds, of the denomination of $1,000 and multiples thereof. The registered bonds of Series M originally issued shall be dated as provided in Article III of the Indenture and any bonds of Series M subsequently issued shall be dated as provided in Section 2.03 of the Indenture. All Series M Bonds shall mature on September 1, 2028 and shall bear interest at the rate of six and ninety-six one hundredths percent (6.96%) per annum from their respective dates of issue, such interest to be payable quarterly in arrears on the first day of March, June, September and December in each year commencing the first day of March, 2003, and shall bear interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at the rate of 8.96% per annum. The principal of, premium if any, and interest on bonds of Series M shall be payable at the corporate trust office in Boston, Massachusetts of U.S. Bank National Association or at the corporate trust office designated by its successor as Trustee hereunder, in lawful money of the United States of America provided that the Company may enter into a written agreement with any registered Institutional Holder of the bonds of Series M providing that payment of interest thereon and of the redemption price on any portion of the principal amount thereof (including premium, if any) which may be redeemed shall be made directly to such holder or to its nominee, as the case may be, at a duly designated place of payment within the United States, without


                                    Exhibit G
                       (to Twelfth Supplemental Indenture)
surrender or presentation of such bonds of Series M to the Trustee, provided that (A) there shall have been filed with the Trustee a copy of such agreement,
(B) pursuant to such agreement such holder shall agree that it will not sell, transfer or otherwise dispose of any such bond of Series M in respect of which any such payment or redemption shall have been made unless, prior to the delivery thereof by it, either (i) it shall have made a clear and accurate notation of the amount of principal so redeemed upon such bond to be transferred, or (ii) such bond of Series M shall have been presented to the Trustee for appropriate notation thereon of the portion of the principal amount thereof redeemed, or (iii) such bond or bonds of Series M shall have been surrendered in exchange for a new bond or bonds of Series M for the unredeemed balance of the principal amount thereof in accordance with the other terms of the Indenture and (C) in such agreement such holder shall agree that prior to receiving any final payment of the entire remaining unpaid principal amount of any Series M bond, the holder thereof shall be required to deliver such bond to the Trustee. For purposes of this Section 1.01, the term "Institutional Holder" shall mean any insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution. The text of the Series M Bonds and the Trustee's certificate with respect thereto shall be respectively substantially of the tenor and purport set forth in Schedule A hereto. The Series M Bonds shall be numbered in such manner or by such method as shall be satisfactory to the Trustee.

     The issue of bonds of Series M hereunder is hereby limited to the $10,000,000 in aggregate principal amount of Series M Bonds initially issued as provided in Section 1.07 hereof and to Series M Bonds issued in exchange or substitution for outstanding Series M Bonds under the provisions of Sections 2.08, 2.10, 2.11 and 7.05 of the Indenture and of Section 1.06 hereof.

     Section 1.02. As a required sinking fund for the benefit of the Series M Bonds, the Company covenants that it will, on or prior to September 1 in each year, beginning with September 1, 2019, and continuing to and including September 1, 2028, pay to the Trustee immediately available funds sufficient to redeem, at par, Series M Bonds then outstanding, in the principal amount of One Million Dollars ($1,000,000) (or the remaining principal amount if less than $1,000,000 principal amount of Series M Bonds at the time remains outstanding). The payments required for the sinking fund as above provided are in this Section
1.02 and elsewhere in this Exhibit G referred to as "required sinking fund payments" and the day following the latest date on which each such payment is required to be made is herein and therein referred to as a "required sinking fund redemption date". Each required sinking fund payment shall be applied to the redemption of Series M bonds on the applicable required sinking fund redemption date.

     No redemption under Section 1.03, 1.04 or 1.05 hereof shall affect or reduce the obligation of the Company to provide for required sinking fund redemptions under this Section 1.02 until all Series M Bonds shall have been paid in full.

     Section 1.03. In addition to the required sinking fund provided by Section
1.02 hereof, all of the bonds of Series M, or any part of the principal amount thereof constituting One Hundred Thousand Dollars ($100,000) or any integral multiple thereof, shall be subject to redemption, at the option of the Company, on any date on or after September 1, 1998 and before September 1, 2026, pursuant to the provisions of Article VII of the Indenture, and by payment of an amount equal to the Make Whole Amount, as defined below in this Section 1.03, determined five Business Days prior to such redemption. In addition to the foregoing, on any date on or after September 1, 2026, all of the bonds of Series M, or any part of the principal amount thereof constituting One Hundred Thousand Dollars ($100,000) or any integral multiple thereof, shall be subject to redemption, at the option of the Company, by payment of the interest accrued on the principal amount of the bond or bonds optionally to be redeemed to the dates fixed for such redemption plus 100% of the principal amount thereof.

     For purposes of this Section 1.03, the Make Whole Amount shall mean the greater of (i) the outstanding principal amount of the bonds to be redeemed, plus interest accrued thereon to the date fixed for such redemption, and (ii) the sum of (A) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed (taking into account each redemption required by Section 1.02 above) and the amount of interest (exclusive of interest accrued to the date fixed for such redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting such amounts at the Reinvestment Rate (as hereinafter defined) from the respective dates on which they would have been payable to the date of such redemption, plus (B) interest accrued on the bonds to be redeemed to the date fixed for such redemption.

     For purposes of any determination of the Make Whole Amount:

          "Reinvestment Rate" shall mean (1) the sum of 0.50%, plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the United States government Securities) at 11:00 A.M. (Eastern time) on the fifth Business Day preceding the date the Make Whole Amount become due and payable pursuant to the foregoing provisions of this Section 1.03 for the United States government Securities having a maturity (rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the principal of the bonds being redeemed (taking into account the application of each redemption required by Section 1.02) or (2) in the event that no nationally recognized trading screen reporting on-line intraday trading in the United States government Securities is available, Reinvestment Rate shall mean the sum of 0.50%, plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published on the fifth Business Day preceding the date the Make Whole Amount become due and payable pursuant to the foregoing provisions of this Section 1.03 in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal amount of the bonds being redeemed (taking into account each redemption required by Section 1.02). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence, and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straightline basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make Whole Amount shall be used.

          "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of outstanding Series M Bonds.

          "Weighted Average Life to Maturity" of the principal amount of the bonds being redeemed shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (x) the remainder of (1) the amount of principal that would have been payable on each scheduled redemption date under Section 1.02 hereof if the redemption pursuant to this Section 1.03 had not been made, less (2) the amount of principal on the bonds scheduled to become payable on each such redemption date under Section 1.02 after giving effect to the redemption pursuant to this Section 1.03, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and each such scheduled redemption date under Section 1.02, and (ii) totaling the products obtained in (i).

     Section 1.04. Series M Bonds may be redeemed pursuant to Article XI of the Indenture (i) out of Trust Moneys, required by Section 8.12 of the Indenture to be deposited with the Trustee, on any date and shall be redeemed for an amount equal to the principal amount of the bonds to be redeemed, plus interest accrued to the date of redemption; or (ii) out of Trust Moneys required by Sections 8.10, 10.03, 10.04 or 10.04A of the Indenture to be deposited with the Trustee, on any date and, if redeemed prior to September 1, 2026, then they shall be redeemed for an amount equal to the Make Whole Amount, as defined above in
Section 1.03, and if redeemed on any date on or after September 1, 2026, then they shall be redeemed for an amount equal to the interest accrued on the principal amount of the bond or bonds to be redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, for optional redemptions occurring on or after September 1, 2026.

     Section 1.05. In the event that all or any part of the bonds of Series M shall be redeemed or otherwise discharged prior to their maturity pursuant to or in accordance with the order of any governmental commission or regulatory authority upon the reorganization, dissolution or liquidation of the Company, or otherwise, the registered owners of such bonds of Series M shall be entitled to be paid an amount equal to the Make Whole Amount, if such redemption or discharge occurs prior to September 1, 2026, or, if such redemption or discharge occurs on or after September 1, 2026, then the registered owners of such bonds shall be entitled to be paid an amount equal to the interest accrued on the principal amount of the bonds to be redeemed to the date of redemption, plus 100% of the principal amount thereof.

     Section 1.06. Bonds of Series M, upon surrender thereof at the principal office of the Trustee, may be exchanged for the same aggregate principal amount of other bonds of this Series.

     Within a reasonable time after the receipt of a request for such an exchange, the Company shall issue and the Trustee shall authenticate and deliver all bonds required in connection therewith, and the Trustee shall make such exchange upon payment to it of such charge, if any, as is required by the following paragraph.

     For any exchange of bonds of Series M, the Company, at its option, may require the payment of a sum sufficient to reimburse it for any stamp or other tax or governmental charge required to be paid by the Company or the Trustee.

     Section 1.07. Upon execution of this Twelfth Supplemental Indenture and subject to the provisions of Article III of the Indenture and upon compliance with the applicable provisions of Article IV of the Indenture, the Company shall execute and deliver to the Trustee, and the Trustee shall authenticate and deliver to or upon the order of the Company, bonds of the Series M in the form set forth in Schedule A hereto in the aggregate principal amount of Ten Million Dollars ($10,000,000).


                                   Article Two

                                   Redemption

     Section 2.01. In the case of any required sinking fund redemption pursuant to Section 1.02 hereof, forthwith after the August 1 preceding each required sinking fund redemption date, and in the case of any proposed redemption pursuant to Sections 1.03 or 1.04, forthwith after the Trustee's receipt of proper notice from the Company of any such proposed redemption, the Trustee, shall act in accordance with the provisions of Article VII of the Indenture.

     The Company covenants that it will pay to the Trustee

          (i) on or before the day prior to each required sinking fund redemption date, the sum required by Section 1.02 hereof,

          (ii) on or before the day prior to the date proposed by the Company in a notice (which notice shall conform to the requirements of Article VII of the Indenture) of any redemption pursuant to Section 1.03 or 1.04 hereof, the amount payable in accordance with such notice, and

          (iii) at the time of each required sinking fund redemption or other redemption the Company shall pay to the Trustee the amount of the charges which shall be due the Trustee and the amount of the expenses which the Trustee advises the Company it has incurred or will incur in connection with such redemption.

                             (Form of Series M Bond)


                           Unitil Energy Systems, Inc.


                      First Mortgage Bond, Series M, 6.96%
                              due September 1, 2028

No. MR-______                                                   $_______________

     Unitil Energy Systems, Inc., a corporation organized under the laws of the State of New Hampshire (hereinafter called the "Company"), for value received, hereby promises to pay to ________ or registered assigns, on the first day of September, 2028, the principal sum of ___________ Dollars ($_______________) and to pay interest thereon from the date hereof at the rate of six and ninety-six hundredths per centum (6.96%) per annum (computed on the basis of a thirty (30) day month and three hundred sixty (360) day year) payable quarterly in arrears on the first day of March, June, September and December in each year, commencing the first day of March, 2003, until said principal sum is paid; and to pay interest on any overdue principal (including any overdue prepayment of principal) and premium if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at the rate of 8.96% per annum. The principal of and premium if any, and the interest on this bond shall be payable at the corporate trust office in Boston, Massachusetts of U.S. Bank National Association, or at the corporate trust office designated by its successor as trustee in the trust hereinafter referred to, or at the option of certain holders, in accordance with the provisions of Section 1.01 of Exhibit G of the Twelfth Supplemental Indenture hereinafter referred to, in lawful money of the United States of America.

     This bond is one of a duly authorized issue of First Mortgage Bonds of the Company limited as to aggregate principal amount as set forth in the Indenture hereinafter mentioned, issuable in series, and is one of a Series M known as First Mortgage Bonds, Series M, all bonds of all series being issued and to be issued under and pursuant to and all equally secured (except as any sinking or other fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of July 15, 1958 (herein called the "Original Indenture") duly executed and delivered by the Company to Old Colony Trust Company (U.S. Bank National Association being successor Trustee and together with each predecessor trustee being called the "Trustee"), to which Original Indenture and to all Indentures supplemental thereto, including a Twelfth Supplemental Indenture (the "Twelfth Supplemental Indenture") dated as of December 2, 2002 (herein together called the "Indenture") reference is hereby made for a description of the property and transferred, assigned and mortgaged thereunder, the nature and extent of the security, the terms and conditions upon which the bonds are secured and additional bonds may be issued and secured, and the rights of the holders or registered owners of said bonds, of the Trustee and of the Company in respect of such security. Neither the foregoing reference to the Indenture, nor any provision of this bond or of the Indenture, shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay, at the stated or accelerated maturities herein provided, the principal of and premium, if any, and interest on this bond as herein provided.


                                      G-A-1

     Bonds of this Series M are entitled to the benefit of a required sinking fund provided for in Exhibit G to the Twelfth Supplemental Indenture and shall become subject to redemption for the purposes of such sinking fund at the principal amount thereof without premium, plus interest accrued thereon to the date of such redemption, all on the conditions and in the manner provided in Exhibit G to the Twelfth Supplemental Indenture.

     Bonds of this Series M are also redeemable, in whole or in part, in integral multiples of one hundred thousand dollars, at the option of the Company on any date on at least 30 days' notice, in the manner, with the effect, subject to the limitations and for the amounts specified in Section 1.03 of Exhibit G to the Twelfth Supplemental Indenture.

     On the conditions and in the manner provided in the Section 1.04 of Exhibit G to the Twelfth Supplemental Indenture, Series M Bonds may also become subject to redemption, in whole or in part, at any time on at least 30 days' notice, in the manner, with the effect and for the amounts specified in said Section 1.04, by the use of moneys deposited with or paid to the Trustee as the proceeds of the sale or condemnation of property of the Company or as the proceeds of insurance policies deposited with or paid to the Trustee because of damage to or destruction of property of the Company.

     In the event that all or any part of the bonds of this Series M shall be redeemed or otherwise discharged prior to their maturity pursuant to or in accordance with the order of any governmental commission or regulatory authority upon the reorganization, dissolution or liquidation of the Company, or otherwise, the registered owners of such Series M Bonds shall be entitled to be paid therefor an amount specified in Section 1.05 of Exhibit G to the Twelfth Supplemental Indenture.

     The Indenture provides that, if notice of redemption of any bond issued pursuant to its terms, including the Series M Bonds, or any portion of the principal amount of any such bond selected for redemption has been duly given, then such bond or such portion thereof shall become due and payable on the date fixed for redemption, and, if the redemption price shall have been duly deposited with the Trustee, interest thereon shall cease to accrue from and after the date fixed for redemption, and that whenever the redemption price thereof shall have been duly deposited with the Trustee and notice of redemption shall have been duly given, or provision therefor made as provided in the indenture, such bond or such portion thereof shall no longer be entitled to any lien or benefit of the Indenture.

     In case an Event of Default, as defined in the Indenture, occurs, the principal of this bond may become or may be declared due and payable prior to the stated maturity hereof in the manner and with the effect and subject to the conditions provided in the Indenture.

     This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, upon books of the Company to be kept for that purpose at the corporate trust office of the Trustee under the Indenture, upon surrender thereof at said office for cancellation and upon presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new registered bond or bonds, of like form and in an authorized denomination or in authorized


                                     G-A-2
denominations and of the same series, for the same aggregate principal amount. Bonds of this series upon surrender thereof at said office may be exchanged for the same aggregate principal amount of bonds, also of this series but of another authorized denomination or other authorized denominations, all upon payment of the charges, if any, and subject to the terms and conditions specified in the Indenture.

     The Company and the Trustee may treat the registered owner of this bond as the absolute owner hereof for all purposes.

     With the consent of the company and to the extent permitted by and as provided in the Indenture, property may be released from the lien thereof, and the terms and provisions of the Indenture may be modified by the assent or authority of the holders of at least seventy-five per centum (75%) in principal amount of the bonds then outstanding thereunder, provided, however, that no such modification shall (i) extend the time or times or payment of the principal of, or the interest or premium, if any, on any bond, (ii) reduce the principal amount thereof or the rate of interest or premium thereon, (iii) authorize the creation of any lien prior or equal to the lien of the Indenture upon any property subject to the lien thereof, or deprive any bondholder of the benefit of the lien of the Indenture, (iv) affect the rights under the Indenture of the holders of one or more, but less than all, of the series of bonds outstanding thereunder unless assented to by the holders of seventy-five per centum (75%) in aggregate principal amount of bonds outstanding thereunder of each of the series so affected, (v) reduce the percentage of bonds, the holders of which are required to assent to any such modification, or (vi) in any manner affect the rights or obligations of the Trustee without its written consent thereto.

     No recourse shall be had for the payment of the principal of or the interest on this bond, or of any claim based hereon or in respect hereof or of the Indenture, against any incorporator, stockholder, officer or director of the Company, or of any successor company, whether by virtue of any statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof expressly waived and released and being also waived and released by the terms of the Indenture.

     This bond shall not be valid nor become obligatory for any purpose until it shall have been authenticated by the execution of the certificate hereon endorsed by the Trustee under the Indenture.


                                     G-A-3

     In Witness Whereof, Unitil Energy Systems, Inc. has caused this bond to be signed in its name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Treasurer, and this bond to be dated the __________, _____.

                                     Unitil Energy Systems, Inc.


                                     By
                                       -----------------------------------------
                                                   President


Attest:
       ---------------------------
             Treasurer


(Corporate Seal)


                                     G-A-4

            (Form of Trustee's Certificate for all Bonds of Series M)

                     Trustee's Certificate of Authentication

     This is one of the First Mortgage Bonds, Series M, referred to in the within mentioned Indenture.

                                      U.S. Bank National Association


                                      By
                                        ----------------------------------------
                                                  Authorized Officer



                                     G-A-5

                              (Form of Endorsement)

     For Value Received the undersigned hereby sells, assigns and transfers unto _____________________________ the within bond, and all rights thereunder, hereby irrevocably constituting and appointing ___________________________ attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.


                                     -------------------------------------------
                                             Signature of Registered Owner

Dated:
      -------------------------

In the presence
of:
   ----------------------------

     Notice: The signature of this assignment must correspond with the name of the payee as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.



                                     G-A-1

                                 Series N Bonds

     As a result of the Merger of Exeter into the Company on the Merger Date, as more fully described in the Twelfth Supplemental Indenture, $7,500,000 aggregate principal amount of the Exeter Series M, 8.00% Bonds due May 1, 2031("Exeter Series M Bonds") issued under the Exeter Indenture are exchanged as of Merger Date by the holders thereof for Bonds issued under the Indenture containing substantially the same terms and provisions as the Exeter Series M Bonds which are the Company's Series N 8.00% Bonds due May 1, 2031 (the "Series N Bonds"). Accordingly, the provisions for the issuance of $7,500,000 aggregate principal amount of the Company's Series N Bonds and the terms and provisions thereof are hereinafter set forth.

     All things have been done and performed which are necessary to make the Series N Bonds, when authenticated by the Trustee and issued as herein provided, legal valid and binding obligations of the Company;

     And it is Hereby Covenanted, Declared and Agreed, as set forth in the following-covenants, agreements, conditions and provisions, to wit:


                                   Article One

                           Creation of Series N Bonds

     Section 1.01. There shall be and is hereby created an additional series of bonds designated as and entitled "First Mortgage Bonds, Series N." Series N Bonds shall be fully registered bonds, of the denomination of $1,000 and multiples thereof. The registered bonds of Series N originally issued shall be dated as provided in Article III of the Indenture and any bonds of Series N subsequently issued shall be dated as provided in Section 2.03 of the Indenture. All Series N Bonds shall mature on May 1, 2031 and shall bear interest at the rate of eight percent (8.00%) per annum from their respective dates of issue, such interest to be payable quarterly in arrears on the first day of February, May, August and November each year commencing the first day of February, 2003, and shall bear interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at the rate of 10.00% per annum. The principal of, premium if any, and interest on bonds of Series N shall be payable at the corporate trust office in Boston, Massachusetts of U.S. Bank National Association or at the corporate trust office designated by its successor as Trustee hereunder, in lawful money of the United States of America provided that the Company may enter into a written agreement with any registered Institutional Holder of the bonds of Series N providing that payment of interest thereon and of the redemption price on any portion of the principal amount thereof (including premium, if any) which may be redeemed shall be made directly to such holder or to its nominee, as the case may be, at a duly designated place of payment within the United States, without surrender or presentation of such bonds of Series N to the Trustee, provided that (A) there shall have been filed with the Trustee a copy of such agreement, (B) pursuant to such agreement such holder shall agree that it will not sell, transfer or


                                    Exhibit H
                       (to Twelfth Supplemental Indenture)
otherwise dispose of any such bond of Series N in respect of which any such payment or redemption shall have been made unless, prior to the delivery thereof by it, either (i) it shall have made a clear and accurate notation of the amount of principal so redeemed upon such bond to be transferred, or (ii) such bond of Series N shall have been presented to the Trustee for appropriate notation thereon of the portion of the principal amount thereof redeemed, or (iii) such bond or bonds of Series N shall have been surrendered in exchange for a new bond or bonds of Series N for the unredeemed balance of the principal amount thereof in accordance with the other terms of the Indenture and (C) in such agreement such holder shall agree that prior to receiving any final payment of the entire remaining unpaid principal amount of any Series N bond, the holder thereof shall be required to deliver such bond to the Trustee. For purposes of this Section 1.01, the term "Institutional Holder" shall mean any insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution. The text of the Series N Bonds and the Trustee's certificate with respect thereto shall be respectively substantially of the tenor and purport set forth in Schedule A hereto. The Series N Bonds shall be numbered in such manner or by such method as shall be satisfactory to the Trustee.

     The issue of bonds of Series N hereunder is hereby limited to the $7,500,000 in aggregate principal amount of Series N Bonds initially issued as provided in Section 1.07 hereof and to Series N Bonds issued in exchange or substitution for outstanding Series N Bonds under the provisions of Section 2.08, 2.10, 2.11 and 7.05 of the Indenture and of Section 1.06 hereof.

     Section 1.02. As a required sinking fund for the benefit of the Series N Bonds, the Company covenants that it will, on or prior to May 1 in each year, beginning with May 1, 2022, and continuing to and including May 1, 2031, pay to the Trustee immediately available funds sufficient to redeem, at par, Series N Bonds then outstanding, in the principal amount of Seven Hundred Fifty Thousand Dollars ($750,000) (or the remaining principal amount if less than $750,000 principal amount of Series N Bonds at the time remains outstanding). The payments required for the sinking fund as above provided are in this Section
1.02 and elsewhere in this Exhibit H referred to as "required sinking fund payments" and the day following the latest date on which each such payment is required to be made is herein and therein referred to as a "required sinking fund redemption date". Each required sinking fund payment shall be applied to the redemption of Series N Bonds on the applicable required sinking fund redemption date.

     No redemption under Section 1.03, 1.04 or 1.05 hereof shall affect or reduce the obligation of the Company to provide for required sinking fund redemptions under this Section 1.02 until all Series N Bonds shall have been paid in full.

     Section 1.03. In addition to the required sinking fund provided by Section
1.02 hereof, all of the bonds of Series N, or any part of the principal amount thereof constituting One Hundred Thousand Dollars ($100,000) or any integral multiple thereof, shall be subject to redemption, at the option of the Company, on any date on or after May 1, 2001 and before May 1, 2029, pursuant to the provisions of Article VII of the Indenture, and by payment of an amount equal to the Make Whole Amount, as defined below in this Section 1.03, determined five Business Days prior to such redemption. In addition to the foregoing, on any date on or after May 1, 2029, all of the bonds of Series N, or any part of the principal amount thereof constituting One Hundred

Thousand Dollars ($100,000) or any integral multiple thereof, shall be subject to redemption, at the option of the Company, by payment of the interest accrued on the principal amount of the bond or bonds optionally to be redeemed to the dates fixed for such redemption plus 100% of the principal amount thereof.

     For purposes of this Section 1.03, the Make Whole Amount shall mean the greater of (i) the outstanding principal amount of the bonds to be redeemed, plus interest accrued thereon to the date fixed for such redemption, and (ii) the sum of (A) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed (taking into account each redemption required by Section 1.02 above) and the amount of interest (exclusive of interest accrued to the date fixed for such redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting such amounts at the Reinvestment Rate (as hereinafter defined) from the respective dates on which they would have been payable to the date of such redemption, plus (B) interest accrued on the bonds to be redeemed to the date fixed for such redemption.

     For purposes of any determination of the Make Whole Amount:

               "Reinvestment Rate" shall mean (1) the sum of 0.50%, plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the United States government Securities) at 11:00 A.M. (Eastern time) on the fifth Business Day preceding the date the Make Whole Amount become due and payable pursuant to the foregoing provisions of this Section 1.03 for the United States government Securities having a maturity (rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the principal of the bonds being redeemed (taking into account the application of each redemption required by Section 1.02) or (2) in the event that no nationally recognized trading screen reporting on-line intraday trading in the United States government Securities is available, Reinvestment Rate shall mean the sum of 0.50%, plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published on the fifth Business Day preceding the date the Make Whole Amount become due and payable pursuant to the foregoing provisions of this Section 1.03 in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal amount of the bonds being redeemed (taking into account each redemption required by Section 1.02). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence, and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straightline basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make Whole Amount shall be used.

               "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of outstanding Series N Bonds.

               "Weighted Average Life to Maturity" of the principal amount of the bonds being redeemed shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (x) the remainder of
          (1) the amount of principal that would have been payable on each scheduled redemption date under Section 1.02 hereof if the redemption pursuant to this Section 1.03 had not been made, less (2) the amount of principal on the bonds scheduled to become payable on each such redemption date under Section 1.02 after giving effect to the redemption pursuant to this Section 1.03, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and each such scheduled redemption date under
          Section 1.02, and (ii) totaling the products obtained in (i).

     Section 1.04. Series N Bonds may be redeemed pursuant to Article XI of the Indenture (i) out of Trust Moneys, required by Section 8.12 of the Indenture to be deposited with the Trustee, on any date and shall be redeemed for an amount equal to the principal amount of the bonds to be redeemed, plus interest accrued to the date of redemption; or (ii) out of Trust Moneys required by Sections 8.10, 10.03, 10.04 or 10.04A of the Indenture to be deposited with the Trustee, on any date and, if redeemed prior to May 1, 2029, then they shall be redeemed for an amount equal to the Make Whole Amount, as defined above in Section 1.03, and if redeemed on any date on or after May 1, 2029, then they shall be redeemed for an amount equal to the interest accrued on the principal amount of the bond or bonds to be redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, for optional redemptions occurring on or after May 1, 2029.

     Section 1.05. In the event that all or any part of the bonds of Series N shall be redeemed or otherwise discharged prior to their maturity pursuant to or in accordance with the order of any governmental commission or regulatory authority upon the reorganization, dissolution or liquidation of the Company, or otherwise, the registered owners of such bonds of Series N shall be entitled to be paid an amount equal to the Make Whole Amount, if such redemption or discharge occurs prior to May 1, 2029, or, if such redemption or discharge occurs on or after May 1, 2029, then the registered owners of such bonds shall be entitled to be paid an amount equal to the interest accrued on the principal amount of the bonds to be redeemed to the date of redemption, plus 100% of the principal amount thereof.

     Section 1.06. Bonds of Series N, upon surrender thereof at the principal office of the Trustee, may be exchanged for the same aggregate principal amount of other bonds of this Series.

     Within a reasonable time after the receipt of a request for such an exchange, the Company shall issue and the Trustee shall authenticate and deliver all bonds required in connection therewith, and the Trustee shall make such exchange upon payment to it of such charge, if any, as is required by the following paragraph.

     For any exchange of bonds of Series N, the Company, at its option, may require the payment of a sum sufficient to reimburse it for any stamp or other tax or governmental charge required to be paid by the Company or the Trustee.

     Section 1.07. Upon execution of this Twelfth Supplemental Indenture and subject to the provisions of Article III of the Indenture and upon compliance with the applicable provisions of Article IV of the Indenture, the Company shall execute and deliver to the Trustee, and the Trustee shall authenticate and deliver to or upon the order of the Company, bonds of the Series N in the form set forth in Schedule A hereto in the aggregate principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000).


                                   Article Two

                                   Redemption

     Section 2.01. In the case of any required sinking fund redemption pursuant to Section 1.02 hereof, forthwith after the April 1 preceding each required sinking fund redemption date, and in the case of any proposed redemption pursuant to Sections 1.03 or 1.04, forthwith after the Trustee's receipt of proper notice from the Company of any such proposed redemption, the Trustee, shall act in accordance with the provisions of Article VII of the Indenture.

     The Company covenants that it will pay to the Trustee

               (i) on or before the day prior to each required sinking fund redemption date, the sum required by Section 1.02 hereof,

               (ii) on or before the day prior to the date proposed by the Company in a notice (which notice shall conform to the requirements of Article VII of the Indenture) of any redemption pursuant to Section
          1.03 or 1.04 hereof, the amount payable in accordance with such notice, and

               (iii) at the time of each required sinking fund redemption or other redemption the Company shall pay to the Trustee the amount of the charges which shall be due the Trustee and the amount of the expenses which the Trustee advises the Company it has incurred or will incur in connection with such redemption.

                             (Form of Series N Bond)

                           Unitil Energy Systems, Inc.


                      First Mortgage Bond, Series N, 8.00%
                                 due May 1, 2031

No. NR-                                                         $_______________

     Unitil Energy Systems, Inc., a corporation organized under the laws of the State of New Hampshire (hereinafter called the "Company"), for value received, hereby promises to pay to ________ or registered assigns, on the first day of May, 2031, the principal sum of ___________ Dollars ($_______________) and to
pay interest thereon from the date hereof at the rate of eight per centum (8.00%) per annum (computed on the basis of a thirty (30) day month and three hundred sixty (360) day year) payable quarterly in arrears on the first day of February, May, August and November each year, commencing the first day of February, 2003, until said principal sum is paid; and to pay interest on any overdue principal (including any overdue prepayment of principal) and premium if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at the rate of 10.00% per annum. The principal of and premium if any, and the interest on this bond shall be payable at the corporate trust office in Boston, Massachusetts of U.S. Bank National Association, or at the corporate trust office designated by its successor as trustee in the trust hereinafter referred to, or at the option of certain holders, in accordance with the provisions of Section 1.01 of Exhibit H of the Twelfth Indenture hereinafter referred to, in lawful money of the United States of America.

     This bond is one of a duly authorized issue of First Mortgage Bonds of the Company limited as to aggregate principal amount as set forth in the Indenture hereinafter mentioned, issuable in series, and is one of a Series N known as First Mortgage Bonds, Series N, all bonds of all series being issued and to be issued under and pursuant to and all equally secured (except as any sinking or other fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of July 15, 1958 (herein called the "Original Indenture") duly executed and delivered by the Company to Old Colony Trust Company (U.S. Bank National Association being successor Trustee and together with each predecessor trustee being called the "Trustee"), to which Original Indenture and to all Indentures supplemental thereto, including a Twelfth Supplemental Indenture (the "Twelfth Supplemental Indenture") dated as of December 2, 2002 (herein together called the "Indenture") reference is hereby made for a description of the property and transferred, assigned and mortgaged thereunder, the nature and extent of the security, the terms and conditions upon which the bonds are secured and additional bonds may be issued and secured, and the rights of the holders or registered owners of said bonds, of the Trustee and of the Company in respect of such security. Neither the foregoing reference to the Indenture, nor any provision of this bond or of the Indenture, shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay,


                                   Schedule A
              (to Exhibit H of the Twelfth Supplemental Indenture) at the stated or accelerated maturities herein provided, the principal of and premium, if any, and interest on this bond as herein provided.

     Bonds of this Series N are entitled to the benefit of a required sinking fund provided for in Exhibit H to the Twelfth Supplemental Indenture and shall become subject to redemption for the purposes of such sinking fund at the principal amount thereof without premium, plus interest accrued thereon to the date of such redemption, all on the conditions and in the manner provided in Exhibit H to the Twelfth Supplemental Indenture.

     Bonds of this Series N are also redeemable, in whole or in part, in integral multiples of one hundred thousand dollars, at the option of the Company on any date on at least 30 days' notice, in the manner, with the effect, subject to the limitations and for the amounts specified in Section 1.03 of Exhibit H to the Twelfth Supplemental Indenture.

     On the conditions and in the manner provided in the Section 1.04 of Exhibit H to the Twelfth Supplemental Indenture, Series N bonds may also become subject to redemption, in whole or in part, at any time on at least 30 days' notice, in the manner, with the effect and for the amounts specified in said Section 1.04, by the use of moneys deposited with or paid to the Trustee as the proceeds of the sale or condemnation of property of the Company or as the proceeds of insurance policies deposited with or paid to the Trustee because of damage to or destruction of property of the Company.

     In the event that all or any part of the bonds of this Series N shall be redeemed or otherwise discharged prior to their maturity pursuant to or in accordance with the order of any governmental commission or regulatory authority upon the reorganization, dissolution or liquidation of the Company, or otherwise, the registered owners of such Series N bonds shall be entitled to be paid therefor an amount specified in Section 1.05 of Exhibit H to the Twelfth Supplemental Indenture.

     The Indenture provides that, if notice of redemption of any bond issued pursuant to its terms, including the Series N bonds, or any portion of the principal amount of any such bond selected for redemption has been duly given, then such bond or such portion thereof shall become due and payable on the date fixed for redemption, and, if the redemption price shall have been duly deposited with the Trustee, interest thereon shall cease to accrue from and after the date fixed for redemption, and that whenever the redemption price thereof shall have been duly deposited with the Trustee and notice of redemption shall have been duly given, or provision therefor made as provided in the indenture, such bond or such portion thereof shall no longer be entitled to any lien or benefit of the Indenture.

     In case an Event of Default, as defined in the Indenture, occurs, the principal of this bond may become or may be declared due and payable prior to the stated maturity hereof in the manner and with the effect and subject to the conditions provided in the Indenture.

     This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, upon books of the Company to be kept for that purpose at the corporate trust office of the Trustee under the Indenture, upon surrender thereof at said office for cancellation and upon


                                     H-A-2
presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new registered bond or bonds, of like form and in an authorized denomination or in authorized denominations and of the same series, for the same aggregate principal amount. Bonds of this series upon surrender thereof at said office may be exchanged for the same aggregate principal amount of bonds, also of this series but of another authorized denomination or other authorized denominations, all upon payment of the charges, if any, and subject to the terms and conditions specified in the Indenture.

     The Company and the Trustee may treat the registered owner of this bond as the absolute owner hereof for all purposes.

     With the consent of the company and to the extent permitted by and as provided in the Indenture, property may be released from the lien thereof, and the terms and provisions of the Indenture may be modified by the assent or authority of the holders of at least seventy-five per centum (75%) in principal amount of the bonds then outstanding thereunder, provided, however, that no such modification shall (i) extend the time or times or payment of the principal of, or the interest or premium, if any, on any bond, (ii) reduce the principal amount thereof or the rate of interest or premium thereon, (iii) authorize the creation of any lien prior or equal to the lien of the Indenture upon any property subject to the lien thereof, or deprive any bondholder of the benefit of the lien of the Indenture, (iv) affect the rights under the Indenture of the holders of one or more, but less than all, of the series of bonds outstanding thereunder unless assented to by the holders of seventy-five per centum (75%) in aggregate principal amount of bonds outstanding thereunder of each of the series so affected, (v) reduce the percentage of bonds, the holders of which are required to assent to any such modification, or (vi) in any manner affect the rights or obligations of the Trustee without its written consent thereto.

     No recourse shall be had for the payment of the principal of or the interest on this bond, or of any claim based hereon or in respect hereof or of the Indenture, against any incorporator, stockholder, officer or director of the Company, or of any successor company, whether by virtue of any statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof expressly waived and released and being also waived and released by the terms of the Indenture.

     This bond shall not be valid nor become obligatory for any purpose until it shall have been authenticated by the execution of the certificate hereon endorsed by the Trustee under the Indenture.

                                     H-A-3

     In Witness Whereof, Unitil Energy Systems, Inc. has caused this bond to be signed in its name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Treasurer, and this bond to be dated the ____ day of ________________, _____.

                                     Unitil Energy Systems, Inc.



                                     By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------




Attest:
       ---------------------------
                Treasurer


(Corporate Seal)

                                     H-A-4

            (Form of Trustee's Certificate for all Bonds of Series N)

                     Trustee's Certificate of Authentication

     This is one of the First Mortgage Bonds, Series N, referred to in the within mentioned Indenture.

                                     U.S. Bank National Association




                                     By:
                                        ----------------------------------------
                                        Authorized Officer

                              (Form of Endorsement)

     For Value Received the undersigned hereby sells, assigns and transfers unto _____________________________ the within bond, and all rights thereunder, hereby irrevocably constituting and appointing ___________________________ attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.


                                     -------------------------------------------
                                             Signature of Registered Owner

Dated:
      -------------------------

In the presence
of:
   ----------------------------

     Notice: The signature of this assignment must correspond with the name of the payee as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.